Filed Pursuant to Rule 424(b)(3)
Registration No. 333-226101

Prospectus Supplement No. 5

(To Prospectus dated August 16, 2018)

Select Interior Concepts, Inc.

24,145,996 Shares

Class A Common Stock

This Prospectus Supplement No. 5 (this “Prospectus Supplement”) supplements and amends our prospectus dated August 16, 2018, as supplemented and amended by the Prospectus Supplement No. 1 dated August 17, 2018, the Prospectus Supplement No. 2 dated September 6, 2018, the Prospectus Supplement No. 3 dated September 7, 2018, and the Prospectus Supplement No. 4 dated November 13, 2018 (as supplemented and amended, the “Final Prospectus”), relating to the resale of up to an aggregate of 24,145,996 shares of our Class A common stock, par value $0.01 per share (which we refer to as our “Class A Common Stock”), by the selling stockholders identified in the Final Prospectus (which term as used in the Final Prospectus includes pledgees, donees, transferees or other successors-in-interest).

We will not receive any of the proceeds from the sale of these shares of our Class A Common Stock by the selling stockholders.

This Prospectus Supplement is being filed to update, supplement or amend the information contained in the Final Prospectus with the information contained and incorporated by reference in our Current Report on Form 8-K (the “Current Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 4, 2019.  Accordingly, we have attached the Current Report to this Prospectus Supplement.

This Prospectus Supplement should be read in conjunction with the Final Prospectus, and this Prospectus Supplement is qualified by reference to the Final Prospectus, except to the extent that the information contained in this Prospectus Supplement supersedes the information contained in the Final Prospectus.  This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Final Prospectus, including the additional supplements or amendments thereto.

Our Class A Common Stock is listed for trading on the NASDAQ Capital Market under the symbol “SIC.”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under applicable federal securities laws and are eligible for reduced public company reporting requirements.  See “Summary—Emerging Growth Company Status” in the Final Prospectus for more information.

Investing in our Class A Common Stock involves a high degree of risk.  Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Common Stock in the section entitled “Risk Factors” beginning on page 16 of the Final Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the Final Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 7, 2019.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

SELECT INTERIOR CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38632	47-4640296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4900 East Hunter Avenue Anaheim, California		92807
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 701-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

T.A.C. Acquisition

On December 31, 2018 (the “Closing Date”), L.A.R.K. Industries, Inc. (“LARK”), a subsidiary of Select Interior Concepts, Inc. (the “Company”), entered into a Share Purchase Agreement (the “TAC Purchase Agreement”) with T.A.C. Ceramic Tile Co. (“TAC”) and certain equityholders of TAC party thereto. Pursuant to the TAC Purchase Agreement, LARK purchased 100% of the issued and outstanding equity interests of TAC (the “TAC Acquisition”) for a purchase price of (a) approximately $42.5 million in cash, subject to post-closing purchase price true-up adjustments, and (b) if Adjusted EBITDA (as defined in the TAC Purchase Agreement) is greater than the Adjusted EBITDA Threshold (as defined in the TAC Purchase Agreement), a one-time payment (with such amount to be determined within 15 months of the Closing Date and paid shortly thereafter) of earn-out consideration equal to an aggregate amount of $0.50 for each dollar of Adjusted EBITDA, plus one dollar for each dollar by which the Adjusted EBITDA exceeds the Adjusted EBITDA Threshold, subject to the terms and conditions of the earn-out provisions in the TAC Purchase Agreement.

The foregoing summary of the TAC Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the TAC Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Fifth Amendment to Financing Agreement with Cerberus Business Finance, LLC

On December 31, 2018, Architectural Granite & Marble, LLC and Pental Granite and Marble, LLC (together, the “Borrowers”), each a subsidiary of the Company, entered into that certain Fifth Amendment to Financing Agreement (the “Fifth Amendment”) with the financial institutions party thereto, as lenders, and Cerberus Business Finance, LLC (“Cerberus”), as agent for the lenders. The Fifth Amendment further amends the Financing Agreement, dated as of February 28, 2017, by and among the Borrowers, the financial institutions party thereto, as lenders, and Cerberus, as agent for the lenders, as amended by (i) the First Amendment to Financing Agreement, dated as of November 22, 2017, (ii) the Second Amendment to Financing Agreement, dated as of December 29, 2017, (iii) the Third Amendment to Financing Agreement, dated as of June 28, 2018, and (iv) the Fourth Amendment to Financing Agreement, dated as of August 31, 2018, each by and among the Borrowers, the lenders party thereto, and Cerberus, as agent for the lenders (as amended, the “Financing Agreement”).

The Fifth Amendment, among other things, (i) increases the total Term Loan Commitment (as defined in the Fifth Amendment) to approximately $174.2 million, (ii) revises the “Permitted Acquisitions” provisions to expressly include the TAC Acquisition and the other “Identified Acquisitions” (as defined in the Fifth Amendment), and (iii) extends the Term Loan Maturity Date (as defined in the Fifth Amendment) one year to February 28, 2023. On December 31, 2018, the Borrowers borrowed $43.0 million under the Financing Agreement in order to fund the TAC Acquisition, repay existing indebtedness of TAC and to pay fees and expenses incurred in connection with the TAC Acquisition.

The foregoing summary of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fifth Amendment which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2018, pursuant to the TAC Purchase Agreement, LARK acquired 100% of the issued and outstanding equity interests of TAC, a company specializing in the installation of tile products, hardwood flooring carpet and vinyl, for a purchase price of (a) approximately $42.5 million in cash, subject to post-closing purchase price true-up adjustments, and (b) if Adjusted EBITDA is greater than the Adjusted EBITDA Threshold, earn-out consideration equal to an aggregate amount of $0.50 for each dollar of Adjusted EBITDA, plus one dollar for each dollar by which the Adjusted EBITDA exceeds the Adjusted EBITDA Threshold, subject to the terms and conditions of the earn-out provisions in the TAC Purchase Agreement. As part of the TAC Acquisition, LARK acquired certain commercial leases and assumed certain contracts and trade accounts payable of TAC.

The Company obtained the funds necessary to fund the TAC Acquisition through proceeds from the Fifth Amendment.

The foregoing summary of the TAC Acquisition does not purport to be complete and is qualified in its entirety by reference to the complete terms of the TAC Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Fifth Amendment to Financing Agreement with Cerberus Business Finance, LLC” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 8.01 Other Events.

On January 3, 2019, the Company issued a press release announcing the consummation of the TAC Acquisition. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Share Purchase Agreement, dated as of December 31, 2018, by and among L.A.R.K. Industries, Inc., T.A.C. Ceramic Tile Co. and certain equityholders of T.A.C. Ceramic Tile Co. party thereto.

10.2

Fifth Amendment to Financing Agreement, dated as of December 31, 2018, by and among Architectural Granite & Marble, LLC and Pental Granite and Marble, LLC, as borrowers, the financial institutions party thereto, as lenders, and Cerberus Business Finance, LLC, as agent for the lenders.

99.1	Press release, dated January 3, 2019, announcing consummation of TAC Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2019	SELECT INTERIOR CONCEPTS, INC.

	By:	/s/ Tyrone Johnson
Name: Tyrone Johnson
Title: Chief Executive Officer

Exhibit 10.1

SHARE Purchase Agreement

5.5.	No Brokers	34
5.6.	Taxes	34
5.7.	Confirmation Regarding the Company Representations and Warranties	35
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER		35
6.1.	Organization and Authority of Buyer; Enforceability	35
6.2.	Non-Contravention	35
6.3.	Legal Proceedings	35
6.4.	Investment Purpose	35
ARTICLE VII COVENANTS		35
7.1.	Further Action; Reasonable Best Efforts	35
7.2.	Public Announcements	36
7.3.	Tax Matters	36
7.4.	Release	38
7.5.	401(k) Plans	38
7.6.	Customer Notification	38
ARTICLE VIII INDEMNIFICATION		38
8.1.	Indemnification	38
8.2.	Recourse; Other Limitations	40
8.3.	Period for Claims; Other Limitations	40
8.4.	Claims	41
8.5.	Resolution of Objections to Claims	41
8.6.	Third-Party Claims	42
8.7.	No Waiver by Knowledge	43
8.8.	Tax Treatment of Indemnity Payments	43
ARTICLE IX GENERAL PROVISIONS		43
9.1.	Survival of Representations and Warranties and Covenants	43
9.2.	Notices	43
9.3.	Counterparts	43
9.4.	Entire Agreement; Non-assignability; Parties in Interest; Amendment	43
9.5.	Assignment	44
9.6.	Severability	44
9.7.	Remedies Cumulative	44
9.8.	Governing Law	44
9.9.	WAIVER OF JURY TRIAL	44
9.10.	Fees and Expenses	45
9.11.	Confidentiality	45
9.12.	Limited Guarantee	45
9.13.	Sellers’ Representative	45

Schedules

Schedule AAdditional Defined Terms

Schedule BAccounting Principles

Schedule CFunds Flow Memo

Schedule DNotice Addresses

Schedule EIllustrative Calculation of Net Working Capital Amount

Schedule 3.2(a)(ix)Required Consents

Disclosure Schedules

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Section 4.1(a)Organization

Section 4.1(b)Subsidiaries

Section 4.3Capitalization

Section 4.4Non-Contravention

Section 4.5Permits; Compliance

Section 4.6Financial Statements

Section 4.8Inventories

Section 4.9(a)(1)Absence of Changes

Section 4.9(a)(2)Change of Control Bonuses

Section 4.10Litigation

Section 4.11Employee Matters

Section 4.12Real Property; Title to Assets

Section 4.13Intellectual Property

Section 4.16(a)Material Contracts

Section 4.17Customers; Suppliers

Section 4.19Brokers

Section 4.20Warranties and Guaranties

Section 4.23Related Party Transactions

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SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of December 31, 2018 (such date, the “Closing Date”) by and among L.A.R.K. Industries, Inc. (d/b/a Residential Design Services), a California corporation (“Buyer”), T.A.C. Ceramic Tile Co., a Virginia corporation (the “Company”), Robert J. Hughes, as Trustee serving under the TAC & TAC Irrevocable Trust Dated December 28, 2012 (the “TAC & TAC Irrevocable Trust”), Thomas A. Callaway, as Trustee serving under the Thomas A. Callaway Living Trust U/A dated December 28, 2012 (the “Thomas A. Callaway Living Trust” and together with the TAC & TAC Irrevocable Trust, each a “Seller” and collectively the “Sellers”), and Thomas A. Callaway, solely in his capacity as the Sellers’ Representative and for purposes of agreeing to be bound by ARTICLE IX.  Buyer, the Company, the Sellers and the Sellers’ Representative are sometimes collectively referred to herein as the “Parties” and individually as a “Party”. Capitalized terms used herein (including in this introductory paragraph) and not otherwise defined herein have the respective meanings given to such terms in Section 1.1 or Schedule A, as applicable.

BACKGROUND

A.	The Company is engaged in the Business.
B.

Immediately before giving effect to the Transactions (as defined below) the Sellers, collectively, were the record and beneficial holders of 100% of the issued and outstanding equity and equity-linked interests of the Company (collectively, the “Shares”).

C.

The Parties intend that, pursuant to the terms and conditions of this Agreement, at the closing of the Transaction, Buyer will purchase from each Seller, and each Seller will sell to Buyer, 100% of the Shares held by such Seller immediately prior to the Closing, in each case free and clear of all Liens (as defined below) (collectively with the other transactions contemplated hereby, the “Transaction”).

D.	The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Transaction and to prescribe various conditions to the Transaction.
E.

Concurrently with the execution of this Agreement and as a material inducement to the willingness of Buyer to enter into this Agreement and to consummate the Transaction, each Seller is entering into (i) a release of claims and (ii) a restrictive covenant agreement to become effective upon the closing of the Transaction.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION

1.1. Definitions.  For purposes of this Agreement, the following terms have the respective meanings indicated in this Section 1.1.

“Accounting Principles” means GAAP, except to the extent that the Company’s historical method of accounting, using the accounting principles, methods and practices utilized in preparing the Financial Statements throughout the period indicated, applied on a consistent basis, and as applied in accordance with the revenue and expense recognition principles set forth on Schedule B is not in accordance with GAAP.

“Action” means any claim, action, suit, charge, complaint, grievance, arbitration, notice, inquiry, dispute, strike, meditation, audit, investigation, litigation or other proceeding (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before any Governmental Entity or arbitrator.

“Adjusted EBITDA” has the meaning specified in Schedule A.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.

“Agreed Value” has the meaning set forth in Section 8.6(c).

“Agreement” has the meaning set forth in the Recitals.

“Ancillary Transaction Documents” has the meaning specified in Schedule A.

“Assumed Contracts” means all Contracts to which the Company is a party (other than any Company Plans or insurance policies held or maintained by the Company).

“Assumed Liabilities” means: (a) all executory obligations required to be performed following the Closing under the Assumed Contracts, but only to the extent such executory obligations are incurred in the ordinary course of business, are first required to be performed on or after the Closing, are expressly set forth in the written terms of the Assumed Contracts and do not relate to any failure to perform, improper performance, warranty or other breach default or violation by the Company on or prior to the Closing; and (b) those trade accounts payable of the Company to third parties in connection with the Business that remain unpaid and are not delinquent as of the Closing Date and that are included as current liabilities in the calculation of the Final Net Working Capital Amount.

“Author” has the meaning set forth in Section 4.13(c).

“Balance Sheet Date” has the meaning specified in Schedule A.

“Basket Amount” has the meaning specified in Schedule A.

“beneficial owner”, with respect to any capital stock or other equity or equity-linked interests of the Company, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“Business” has the meaning specified in Schedule A.

“Business Day” means a day on which banks are open for business in the State of New York, but does not include a Saturday, Sunday or a statutory holiday in the State of New York.

“Buyer” has the meaning set forth in the Recitals.

“Claims Period” has the meaning set forth in Section 8.3.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Effective Time” has the meaning specified in Schedule A.

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“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Commercial Leases” means those certain Commercial Leases, dated as of the Closing Date, by and between the Company and Callaway Development, LLC.

“Company Intellectual Property” means any and all Company Owned Intellectual Property and any and all Third Party Intellectual Property that is licensed to the Company.

“Company Owned Intellectual Property” means any and all Intellectual Property Rights that are owned or purportedly owned by the Company or that were developed for the Company by full or part time employees or independent contractors of the Company (including customizations of Third Party Intellectual Property).

“Company Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, equity-based compensation (including any stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance award, capital interest, profits interest or phantom equity), compensation, change in control, transaction, retention, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment, vacation, paid time off, welfare, pension, retirement, employment, severance, salary or benefits continuation, death benefit, gift, fringe benefit or other perquisites in the form of a plan, policy, program, arrangement, agreement or commitment (and amendments thereto), whether or not any such plan, policy, program, arrangement, agreement and/or commitment is in writing, funded or unfunded, whether or not Tax-qualified, or subject to or exempt from the provisions of ERISA, for the direct or indirect benefit of any current or former employee, officer, manager, director or consultant of the Company or any dependent, family member or associate of any of them, which the Company or any of its Affiliates maintains, sponsors, contributes to or is required to contribute to.

“Contract” means any contract, agreement, statement of work, understanding, arrangement or commitment, written or oral, to which the Company is a party or by which the Company or any of its properties, rights or assets are bound.

“Contract Materiality Threshold” has the meaning specified in Schedule A.

“control” (and, with correlative meaning, “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and the Sellers concurrently with the execution and delivery of this Agreement, which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of Article IV or Article V to which it relates (unless and only to the extent the relevance to other representations and warranties is reasonably apparent from the actual text of the disclosures, which, for the avoidance of doubt, may include cross-references from one Section of the Disclosure Schedule to another Section of the Disclosure Schedule), and each affirmative disclosure made pursuant to the representations and warranties shall also be deemed to be part of the representations and warranties made by the Company to Buyer under Article IV and by the Sellers under Article V.

“Dispute Notice” has the meaning set forth in Section 2.3(a).

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“Disputed Amount” has the meaning set forth in Section 8.6(c).

“Disputed Items” has the meaning set forth in Section 2.3(a).

“Earn-Out Business” has the meaning specified in Schedule A.

“Earn-Out Consideration” has the meaning set forth in Section 2.4(a).

“Earn-Out End Date” has the meaning specified in Schedule A.

“Earn-Out Statement” has the meaning set forth in Section 2.4(b)(i).

“Earn-Out Statement Delivery Deadline” has the meaning specified in Schedule A.

“Enterprise Value” has the meaning specified in Schedule A.

“Environmental Laws” means all material federal, state and local Laws relating to protection of the environment, including surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or ambient air, pollution control and Hazardous Substances.

“Environmental Permits” means all Permits issued pursuant to Environmental Laws.

“Environmental Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing into the environment.

“Equity Interest” has the meaning set forth in Section 5.1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

“Estimated Balance Sheet Certificate” means a certificate: (a) in the form provided by Buyer to the Company prior to the Closing Date; (b) prepared by the Company; (c) reasonably acceptable to Buyer; (d) executed by the Company’s Chief Executive Officer (or similar officer); (e) dated as of the Closing Date; (f) certifying the Company’s good faith estimate, as of immediately prior to the Closing Effective Time, of (i) the Estimated Net Working Capital Amount, and illustrating the calculation of the Estimated Net Working Capital Amount, including: (A) the amount of each line item component of the consolidated total current assets of the Company included in the Estimated Net Working Capital Amount (corresponding to the line items set forth in the Estimated Company Balance Sheet to the maximum extent practicable); and (B) the amount of each line item component of the consolidated total current liabilities of the Company included in the Estimated Net Working Capital Amount (corresponding to the line items set forth in the Estimated Company Balance Sheet to the maximum extent practicable); (ii) an itemized list of each element of the Estimated Indebtedness of the Company with a description of the amount and nature of such Estimated Indebtedness and the person to whom such Indebtedness is owed; (iii) an itemized list of each unpaid Estimated Transaction Expense with a description of the amount of such Estimated Transaction Expense and the person to whom such Estimated Transaction Expense is owed; (iv) the Estimated Net Working Capital Adjustment Amount; and (v) the Estimated Purchase Price Adjustment Amount.

“Estimated Indebtedness” means the Company’s good faith estimate, as of 11:59 p.m. Eastern Time on the last day preceding the Closing Date, of the Company’s Indebtedness that existed prior to the Closing and will remain unpaid immediately following the Closing, excluding any Indebtedness that the Company included in current liabilities in determining the Estimated Net Working Capital Amount.

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“Estimated Net Purchase Price” means an amount equal to the sum of: (a) the Enterprise Value; plus (b) the Estimated Net Working Capital Adjustment Amount.

“Estimated Net Working Capital Adjustment Amount” means an amount (which may be positive, negative or equal to zero) equal to: (a) the Estimated Net Working Capital Amount; minus (b) the Target Net Working Capital Amount.

“Estimated Net Working Capital Amount” means the Company’s good faith estimate, as of immediately prior to the Closing Effective Time, of the Net Working Capital Amount.

“Estimated Company Balance Sheet” means the unaudited consolidated balance sheet for the Company as of immediately prior to the Closing Effective Time, prepared in good faith in accordance with Accounting Principles and presenting fairly, in all respects, the financial condition of the Company at the respective date and delivered concurrently with the delivery of the Estimated Balance Sheet Certificate.

“Estimated Transaction Expenses” means the Company’s good faith estimate, as of 11:59 p.m. Eastern Time on the last day preceding the Closing Date, of the Transaction Expenses.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Liabilities” means any Liabilities of the Company or any Liabilities relating to the Business that are not Assumed Liabilities, including any Liability: (a) owed to any Seller or any Affiliate of a Seller; (b) pertaining to Pre-Closing Taxes; (c) for any Indebtedness; (d) relating to or arising out of claims made in pending or future Actions, claims made based on violations or non-compliance with any Law, breach of contract, employment practices (which shall include, for the avoidance of doubt, any Liability related to claims for unpaid commissions claimed by any Person), environmental or health and safety matters or any other actual or alleged failure by the Company to perform any obligation, in each case, relating to or arising out of events that have occurred, or services performed, or products sold, or the operation of the Business by the Company prior to the Closing; (e) under any Company Plan maintained or sponsored by the Company or any employment agreements held by the Company; (f) relating to any non-compliance by the Company with any applicable bulk sales Law; (g) that constitutes a Transaction Expense; and (h) relating to any overpayments made to the Company prior to the Closing.

“Final Balance Sheet Certificate” means a certificate executed by an authorized officer of Buyer and dated no later than 90 days following the Closing Date, certifying Buyer’s calculation, as of immediately prior to the Closing Effective Time, of: (a) the Final Net Working Capital Amount, and illustrating the calculation of the Final Net Working Capital Amount, including: (i) the amount of each line item component of the consolidated total current assets of the Company included in the Final Net Working Capital Amount (corresponding to the line items set forth in the Final Company Balance Sheet to the maximum extent practicable); (ii) the amount of each line item component of the consolidated total current liabilities of the Company included in the Final Net Working Capital Amount (corresponding to the line items set forth in the Final Company Balance Sheet to the maximum extent practicable); (b) an itemized list of each element of the Final Indebtedness of the Company; (c) an itemized list of each Final Transaction Expense; (d) the Final Net Working Capital Adjustment Amount; and (e) the Final Purchase Price Adjustment Amount; provided, however, that such certificate shall be deemed final only in accordance with the terms of Section 2.3(a).

“Final Company Balance Sheet” means the unaudited balance sheet for the Company as of immediately prior to the Closing Effective Time, prepared in good faith in accordance with Accounting Principles and presenting fairly, in all respects, the financial condition of the Company at the respective date and delivered concurrently with the delivery of the Final Balance Sheet Certificate.

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“Final Indebtedness” means Buyer’s calculation, as of 11:59 p.m. Eastern Time on the last day preceding the Closing Date, of the Company Group’s Indebtedness that existed prior to the Closing and remained unpaid immediately following the Closing, excluding any Indebtedness included in current liabilities in determining the Final Net Working Capital Amount, all as finally determined in accordance with Section 2.3.

“Final Net Purchase Price” means an amount equal to the Estimated Net Purchase Price (as finally adjusted and determined in accordance with Section 2.3).

“Final Net Working Capital Adjustment Amount” means an amount (which may be positive, negative or equal to zero) equal to: (a) the Final Net Working Capital Amount; minus (b) the Target Net Working Capital Amount.

“Final Net Working Capital Amount” means Buyer’s calculation, as of immediately prior to the Closing Effective Time, of the Net Working Capital Amount, which such calculation shall be included in the Final Balance Sheet Certificate.

“Final Transaction Expenses” means Buyer’s calculation, as of 11:59 p.m. Eastern Time on the last day preceding the Closing Date, of the Transaction Expenses as finally determined in accordance with Section 2.3.

“Financial Statements” has the meaning specified in Schedule A.

“Fundamental Representations” means any of the representations and warranties in Section 4.1 (Organization), Section 4.2(Authorization), Section 4.3 (Capitalization), Section 4.4 (Non-Contravention), Section 4.11 (Employee Matters), Section 4.12(c) (Real Property; Title to Assets), Section 4.14 (Environmental Matters), Section 4.15 (Taxes), Section 4.19 (Brokers), Section 5.1 (Ownership of Shares), Section 5.2 (Authorization), Section 5.3 (Non-Contravention) and Section 5.5 (No Brokers).

“Funds Flow Memo” means the funds flow memo attached hereto as Schedule C.

“GAAP” means generally accepted accounting principles for financial reporting in the United States in effect as of the applicable date.

“General Enforceability Exclusions” means applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, general equitable principles and the availability of equitable remedies.

“Governmental Entity” means: (a) any federal, state, local, municipal, foreign or other government; (b) any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, entity or self-regulatory organization and any court or other tribunal); (c) any governmental or similar body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitral tribunal; or (d) any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any federal, state, local, municipal or foreign government or other political subdivision or otherwise, or any officer or official thereof with requisite authority.

“Hazardous Substance” means any waste, pollutant, contaminant, hazardous substance, toxic or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process-intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or

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gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is governed by or subject to applicable Laws.

“Indebtedness” means, at a particular time, without duplication: (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money; (b) any indebtedness evidenced by any note, bond, debenture or other debt security; (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business and reflected on the Estimated Company Balance Sheet); (d) any drawn amounts under letter of credit arrangements; (e) any cash overdrafts drawn as of the Closing; (f) any off-balance sheet Liabilities; (g) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit); (h) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse); (i) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss; (j) any accrued but unpaid incentive compensation, bonus, profit-sharing obligation or deferred compensation payable under any Company Plans; (k) any indebtedness secured by a Lien on a Person’s assets; (l) any Liabilities of the Company relating to any period ending at or prior to the Closing to the extent not included in current liabilities in determining the Final Net Working Capital Amount; and (m) any prepayment premiums or penalties triggered (or partially triggered) by the repayment or payoff of all or any amount outstanding under the items described in the preceding clauses (a) through (l) of this definition.

“Indemnifiable Damages” has the meaning set forth in Section 8.1(a).

“Indemnification Period” has the meaning set forth in Section 8.3.

“Indemnified Persons” has the meaning set forth in Section 8.1(a).

“Indemnifying Person” has the meaning set forth in Section 8.1(a).

“Intellectual Property Rights” means any and all: (a) U.S. and foreign patents, patent applications, continuations, continuations in part, and divisionals, reissues, extensions and reexaminations thereof, and inventions (whether or not patentable); (b) trade names, trade dress, logos, packaging design, slogans, work products, Internet domain names, registered and unregistered trademarks and service marks and applications for registration; (c) copyrights in both published and unpublished works, including all compilations, databases, computer programs (source code and object code versions), and work product, programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above; (d) know-how, trade secrets, confidential or proprietary information, work product, research in progress, algorithms, data, designs, processes, formulae, methodologies, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, research in progress, proprietary information, data, materials and technology owned by the Company; and (e) goodwill, franchises, licenses, permits, consents, approvals and claims of infringement against third parties in any of the foregoing rights.

“Inventories” has the meaning set forth in Section 4.8.

“IRS” means the Internal Revenue Service.

“knowledge” means, with respect to the Company, the actual knowledge of each of the Knowledge Group Members, in each case after due inquiry into the matter at hand.

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“Knowledge Group Members” has the meaning specified in Schedule A.

“Law” means any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, awards, judgments and decrees.

“Leased Real Property” has the meaning set forth in Section 4.12(a).

“Liabilities” means any and all debts, liabilities and obligations of any nature, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any Law, action or order of any Governmental Entity and those arising under any Contract.

“Lien” means any mortgage, pledge, security interest, voting trust, proxy, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any entity, any change, event, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by such entity in this Agreement is materially adverse in relation to the financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole; provided, however, that the following Effects shall not be taken into account except to the extent they disproportionately impact such entity as compared to other participants in the industry in which such entity operates: (a) any Effect resulting from (i) changes in the general worldwide, U.S. financial, securities and currency markets, changes in prevailing interest rates or exchange rates or changes in general worldwide, U.S. economic, regulatory or political conditions, (ii) acts of war or terrorism or other events or changes that generally affect the participants in the industry in which such entity operates or (iii) changes in applicable Laws or accounting standards; and (b) strikes, slowdowns or work stoppages.

“Material Contract” has the meaning set forth in Section 4.16(a).

“Multiemployer Plan” has the meaning set forth in Section 4.11(d).

“Multiple Employer Plan” has the meaning set forth in Section 4.11(d).

“Net Working Capital Amount” has the meaning specified in Schedule A.

“Neutral Accountant” has the meaning specified in Schedule A.

“Notice of Earn-Out Disagreement” has the meaning set forth in Section 2.4(b)(ii).

“Officer’s Certificate” has the meaning set forth in Section 8.4.

“Organizational Documents” means: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership; (d) the operating or limited liability company agreement and the certificate of formation or articles of organization of a limited liability company; (e) any charter, joint venture agreement or similar document adopted or filed in connection with

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the creation, formation or organization of a Person; and (f) any amendment or equivalent of any the foregoing.

“Parties” has the meaning set forth in the Recitals.

“Permits” has the meaning set forth in Section 4.5(a).

“Permitted Liens” means: (a) Liens for current Taxes and assessments and other governmental charges not yet past due, in each case, for which adequate reserves have been maintained on the Financial Statements of the Company in accordance with GAAP; (b) inchoate mechanics’ and materialmen’s Liens for construction in progress; and (c) workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of the Company consistent with past practice for sums not yet due and payable.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and, with respect to any Tax period that begins prior to the Closing Date and ends after the Closing Date, the portion of such Taxable period beginning the day after the Closing Date, as applicable.

“Pre-Closing Ownership Percentage” means, with respect to the TAC & TAC Irrevocable Trust, 49%, and with respect to the Thomas A. Callaway Living Trust, 51%.

“Pre-Closing Sales Taxes” has the meaning set forth in Section 7.3(e)(i).

“Pre-Closing Sales Tax Matter” has the meaning set forth in Section 7.3(e)(ii).

“Pre-Closing Tax Period” means any Tax period beginning before the Closing Date and, with respect to any Tax period that begins prior to the Closing Date and ends after the Closing Date, the portion of such Taxable period ending as of the close of business on the Closing Date, as applicable.

“Pre-Closing Taxable Events” means any transaction or event occurring on or before the Closing Date, the occurrence of which results in the imposition of a Tax on the Company, provided that the transactions contemplated hereby shall not be deemed to constitute Pre-Closing Taxable Events.

“Pre-Closing Taxes” means any Taxes for a Pre-Closing Tax Period of the Company or the portion of a Straddle Period ending on the Closing Date.

“Property Taxes” means all real property Taxes, personal property Taxes, and similar ad valorem obligations levied for any Taxable period.

“Purchase Price Deficiency” has the meaning set forth in Section 2.3(c).

“Purchase Price Excess” has the meaning set forth in Section 2.3(c).

“Related Party” has the meaning set forth in Section 4.23(a).

“Released Claims” has the meaning set forth in Section 7.4.

“Releasing Parties” has the meaning set forth in Section 7.4.

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“Restricted Party” has the meaning specified in Schedule A.

“Restrictive Covenant Agreement” has the meaning specified in Schedule A.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the Recitals.

“Sellers’ Representative” has the meaning set forth in Section 9.13.

“Straddle Period” has the meaning set forth in Section 7.3(a).

“Settlement Amount” has the meaning set forth in Section 8.6(c).

“Significant Customer” has the meaning set forth in Section 4.17(a).

“Significant Supplier” has the meaning set forth in Section 4.17(b).

“Special Matters” has the meaning specified in Schedule A.

“Specified Liabilities” has the meaning set forth in Section 4.6(e).

“Subsequent Claims Period” has the meaning set forth in Section 8.3.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other legal entity of which such Person owns, directly or indirectly, 50% or more of the capital stock, membership interests or other equity interests that are generally entitled to vote for the election of the board of directors, board of managers or other governing body of such corporation, partnership, joint venture, limited liability company or other legal entity or to vote as a general partner thereof.

“Target Net Working Capital Amount” has the meaning specified in Schedule A.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means: (a) any federal, state, local or foreign tax, assessment, fee, duty, levy or other charge of any kind whatsoever (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), including any net income, alternative or add-on minimum, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), escheat or unclaimed property, environmental, windfall profit, custom duty or other tax, (b) any interest or any penalty, addition to tax or additional amount with respect thereto, imposed, assessed or collected by or under the authority of any Governmental Entity; and (c) any Liability for the payment of any amounts of the type described in clauses (a) or (b) of this sentence as a result of being a transferee of or successor to any Person, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any similar provision of Law or any predecessor or successor thereof), any express or implied obligation to assume such Taxes or to indemnify any other Person, or otherwise.

“Tax Return” means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes, and any amendment thereof.

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“Third-Party Claim” has the meaning set forth in Section 8.6(a).

“Third Party Intellectual Property” means any and all Intellectual Property Rights owned by a third party as of the Closing Date.

“Transactions” has the meaning set forth in the Recitals.

“Transaction Expenses” means all third party fees and expenses incurred or otherwise payable by the Company or any Seller in connection with this Agreement and the Transactions, whether or not billed or accrued, including: (a) 50% of any Transfer Taxes; (b) any transaction bonus, retention, severance, termination, change in control or similar-type payments or benefits made to any current or former service provider of the Company in connection with the execution of this Agreement or consummation of the Transactions, including any fees, costs, expenses related to such payments; (c) any employer portion of any employment, payroll or similar Taxes payable by the Company or any Seller in connection with any payments related to any transaction bonus, retention, severance, termination, change in control or similar-type payments or benefits in connection with the execution of this Agreement or consummation of the Transactions; (d) any fees or expenses payable to the Escrow Agent in connection with the Transaction; and (e) the full amount of any fees and expenses of legal counsel and accountants, financial advisors, investment bankers and brokers of the Company and the Sellers in connection with this Agreement and the Transactions, and any such fees and expenses incurred or otherwise payable by the Company, the Sellers, or any manager, director, officer, employee, agent, or Affiliate of the Company or any of the foregoing.

“Transfer Taxes” has the meaning set forth in Section 7.3(d).

“Unidentified Liabilities” means the amount, if any, by which, (a) Final Transaction Expenses, plus Final Indebtedness, exceeds (b) Estimated Transaction Expenses, plus Estimated Indebtedness.

“Virtual Data Room” has the meaning specified in Schedule A.

“Warranty” has the meaning set forth in Section 4.20(a).

1.2. Interpretation.  When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, unless otherwise indicated, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  Unless the context of this Agreement otherwise requires: (a) words of any gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement; and (d) the phrases “made available,” “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete copy of such document or information was posted by the Company to the Virtual Data Room not less than 72 hours prior to 12:01 a.m. Eastern time on the date of this Agreement and remained continuously viewable by Buyer and its representatives from the time such document or information was posted through the Closing.  Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars.

1.3. Rules of Construction.  The Parties have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against any one or more parties drafting such agreement or document.

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ARTICLE II
SHARE PURCHASE

2.1. Share Purchase; Closing Consideration.

(a) Share Purchase.  Subject to the terms and conditions of this Agreement, at the Closing, each Seller will sell, transfer and assign to Buyer, and Buyer will purchase from such Seller, free and clear of any and all Liens, 100% of the Shares held by such Seller immediately prior to the Closing (collectively, the “Purchased Shares”).  The Purchased Shares constitute, in the aggregate, 100% of the equity interests of the Company issued and outstanding immediately prior to the consummation of the Transaction.  Subject to adjustments pursuant to Section 2.3, the aggregate purchase price for the Purchased Shares is equal to the sum of (i) the Final Net Purchase Price, plus (ii) the Earn-Out Consideration, if and only if payable pursuant to the terms and conditions of Section 2.4.

(b) Closing Consideration.  Subject to delivery of all of the items set forth in Section 3.2, at the Closing, Buyer shall deliver to each Seller, as consideration for the Purchased Shares, by wire transfer to one or more accounts designated by such Seller in the Funds Flow Memo (the “Closing Payment”), cash in an amount equal to the (i) the Estimated Net Purchase Price, multiplied by (ii) such Seller’s Pre-Closing Ownership Percentage.

2.2. Tax Matters.

(a) Withholding Rights.  Buyer shall be entitled to deduct and withhold from the amount payable under this Agreement and from any other payments otherwise required pursuant to this Agreement, such amounts as Buyer, as applicable, is required to deduct and withhold with respect to any such payments under the Code or any provision of state, local or foreign Tax Law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the applicable Person in respect of which such deduction and withholding was made.

(b) Tax Treatment.  The Parties agree to treat any payments made pursuant to Section 2.3 or Section 2.4 as an adjustment to the Final Net Purchase Price for federal, state, local and foreign income Tax purposes, unless otherwise required by Law.

2.3. Purchase Price Adjustment.

(a) Dispute Resolution.  No later than 90 days following the Closing Date, Buyer shall deliver the Final Balance Sheet Certificate to Sellers’ Representative.  Within 30 days following receipt by Sellers’ Representative of the Final Balance Sheet Certificate, Sellers’ Representative shall deliver written notice to Buyer of any dispute it has with respect to the preparation or content of the Final Balance Sheet Certificate (a “Dispute Notice”).  Any Dispute Notice shall specify: (i) in reasonable detail the basis upon which the Sellers dispute in good faith the preparation or content of the Final Balance Sheet Certificate; and (ii) the proposed dollar amount for each disputed item on the Final Balance Sheet Certificate.  Any item set forth in the Final Balance Sheet Certificate that the Sellers do not dispute in a Dispute Notice delivered within such 30-day period will be final, conclusive and binding on the Parties, and if Sellers’ Representative does not deliver a Dispute Notice within such 30-day period, such Final Balance Sheet Certificate will be final, conclusive and binding on the Parties.  If Sellers’ Representative does deliver a Dispute Notice within such 30-day period, Buyer and Sellers’ Representative shall negotiate in good faith to resolve each disputed item raised therein (each a “Disputed Item” and collectively, the “Disputed Items”).  To the extent the Buyer and Sellers’ Representative agree in writing to resolve their differences, the Final Balance Sheet Certificate will be adjusted to reflect the final written agreement of Buyer and Sellers’ Representative with respect to

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the Disputed Items.  If Buyer and Sellers’ Representative, notwithstanding such good faith negotiation, fail to resolve each Disputed Item within 30 days after Buyer’s receipt of the Dispute Notice, Buyer and the Sellers’ Representative jointly shall engage the Neutral Accountant to resolve each unresolved Disputed Item.  The scope of disputes to be resolved by the Neutral Accountant shall be limited to each Disputed Item, and Buyer and Sellers’ Representative shall jointly instruct the Neutral Accountant to determine, on such basis, the extent, if any, to which the Final Net Working Capital Adjustment Amount set forth in the Final Balance Sheet Certificate requires adjustment.  The Neutral Accountant’s decisions shall be based solely on written presentations by Buyer and Sellers’ Representative and their respective representatives, and not by independent review, and the Neutral Accountant shall address only the Disputed Items.  In resolving any Disputed Item, in no event shall the Neutral Accountant’s determination be higher or lower than the respective amounts therefor proposed by Buyer and Sellers’ Representative.  Buyer and Sellers’ Representative shall jointly instruct the Neutral Accountant to deliver, in connection with its determination, a certificate of the Neutral Accountant that its determination was prepared in accordance with this Agreement.  Buyer and Sellers’ Representative shall jointly instruct the Neutral Accountant to report its conclusions as to such Disputed Items and its determination of the Final Net Working Capital Adjustment Amount, based thereon made in accordance with this Section 2.3(a), no later than 30 days after it is engaged, which determination, absent manifest error, shall be final, conclusive and binding on all Parties and not subject to further dispute or judicial review.  The fees, costs and expenses of the Neutral Accountant shall be allocated to and borne by Buyer, on the one hand, and the Sellers, on the other hand, based on the inverse of the percentage that the Neutral Accountant’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Neutral Accountant.  For example, should the items in dispute total in amount to $1,000 and the Neutral Accountant awards $600 in favor of Sellers’ position, 60% of the costs of its review would be borne by Buyer and 40% off the costs would be borne by Seller.

(b) Cooperation.  For purposes of complying with the terms set forth in this Section 2.3, each Party shall cooperate with and make available to the other Party and its representatives all information, records, data and working papers and shall permit access to its facilities and personnel, as reasonably required in connection with the preparation and analysis of the Final Balance Sheet Certificate and the resolution of any items included in a Dispute Notice delivered by Sellers’ Representative within the 30-day period referenced in Section 2.3(a).

(c) Purchase Price Adjustment Amount.  Once the Final Balance Sheet Certificate is final, as determined in accordance with Section 2.3(a), the Estimated Net Purchase Price shall be, as applicable: (i) increased by the amount, if any, by which (A) the Final Net Working Capital Adjustment Amount set forth in the Final Balance Sheet Certificate exceeds (B) the Estimated Net Working Capital Adjustment Amount set forth in the Estimated Balance Sheet Certificate; (ii) decreased by the amount, if any, by which (A) the Estimated Net Working Capital Adjustment Amount set forth in the Estimated Balance Sheet Certificate exceeds (B) the Final Net Working Capital Adjustment Amount set forth in the Final Balance Sheet Certificate; and (iii) decreased by the Unidentified Liabilities, if any. If the foregoing amounts sum to an upward adjustment to the Estimated Net Purchase Price, such amount is referred to herein as the “Purchase Price Deficiency”.  Alternatively, if the foregoing amounts sum to a downward adjustment to the Estimated Net Purchase Price, such amount is referred to herein as the “Purchase Price Excess”.

(d) Purchase Price Adjustment Payment.  Promptly, and in any event within five Business Days following the final determination of the Final Balance Sheet Certificate, as determined in accordance with Section 2.3(a), as applicable, either: (i) if there is a Purchase Price Deficiency, Buyer shall deliver to Seller by wire transfer to the account(s) designated by Seller in the Funds Flow Memo, cash to each Seller Entity in an amount equal to such Seller’s Pre-Closing Ownership Percentage of the Purchase Price Deficiency; or (ii) if there is a Purchase Price Excess, Seller shall pay to Buyer, by wire transfer to

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the account(s) designated by Buyer in the Final Balance Sheet Certificate, cash in an amount equal to the Purchase Price Excess.  Notwithstanding the foregoing, Buyer may, in its sole discretion, claim any payment due to it by Seller under this Section 2.3(d) from the Escrow Amount, in which case Buyer and Seller will execute joint written instructions to be delivered to the Escrow Agent instructing the Escrow Agent to disburse to Buyer an amount equal to the Purchase Price Excess.

2.4. Earn-Out.

(a) Earn-Out Consideration.  If and only if the Adjusted EBITDA equals or exceeds the Adjusted EBITDA Threshold, and, subject to the terms and conditions of this Section 2.4, as additional consideration for the Purchased Shares, Buyer shall pay to each Seller such Seller’s Pre-Closing Ownership Percentage of an aggregate amount (the “Earn-Out Consideration”), equal to the sum of $0.50 for each dollar of Adjusted EBITDA, plus one dollar for each dollar by which the Adjusted EBITDA exceeds the Adjusted EBITDA Threshold; provided, however, that if the Adjusted EBITDA is less than the Adjusted EBITDA Threshold, then the Earn-Out Consideration shall be zero dollars.

(b) Determination of the Earn-Out Consideration.

(i) Not later than the Earn-Out Statement Delivery Deadline, Buyer shall prepare and deliver to Sellers’ Representative a statement (the “Earn-Out Statement”) setting forth Buyer’s calculation of the Adjusted EBITDA.  Unless Sellers’ Representative disputes in good faith Buyer’s calculation of the Adjusted EBITDA in accordance with the provisions of Section 2.4(b)(ii), Buyer’s determination thereof shall be conclusive and binding upon the Parties.  Buyer shall make available to Sellers’ Representative all books and records maintained by Buyer as Sellers’ Representative may reasonably require in order to review and confirm Buyer’s calculation of the Adjusted EBITDA as set forth in the Earn-Out Statement.

(ii) The Earn-Out Statement and Buyer’s calculation of the Adjusted EBITDA shall become final and binding upon the Parties on the 30th day following receipt thereof by Sellers’ Representative unless Sellers’ Representative gives written notice of the Sellers’ good faith disagreement (a “Notice of Earn-Out Disagreement”) to Buyer prior to such date.  Any Notice of Earn-Out Disagreement shall specify in reasonable detail the basis upon which the Sellers dispute in good faith Buyer’s calculation of the Adjusted EBITDA.

(iii) If a timely Notice of Earn-Out Disagreement is received by Buyer, then the Earn-Out Statement shall become final and binding upon the parties on the earlier of (A) the date Buyer and the Sellers resolve in writing any differences they have with respect to the Earn-Out Statement; and (B) the date all remaining applicable differences they have with respect to the applicable Earn-Out Statement are finally resolved in writing by the Neutral Accountant pursuant to Section 2.4(b)(iv).  During the 15 days immediately following the delivery of a Notice of Earn-Out Disagreement, Buyer and Sellers’ Representative shall consult in good faith to resolve in writing any differences they have with respect to the Earn-Out Statement.  During such 15-day consultation period, Buyer shall make available to Sellers’ Representative all books and records maintained by Buyer as Sellers’ Representative may reasonably require in order for the Sellers to review and confirm Buyer’s calculation of the Adjusted EBITDA as set forth in the Earn-Out Statement.

(iv) At the end of such 15-day consultation period, if Buyer and Sellers’ Representative have not resolved all applicable differences they have with respect to the Earn-Out Statement, Buyer and Sellers’ Representative shall submit any and all differences they have with respect to the Earn-Out Statement which remain unresolved to the Neutral

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Accountant.  Buyer and Sellers’ Representative shall direct the Neutral Accountant to work to resolve such differences promptly and, in any event, within 30 days from the date the dispute is submitted to the Neutral Accountant.  Any matter in the Earn-Out Statement on which Buyer and Sellers’ Representative do not differ and which is not specifically referred to the Neutral Accountant pursuant to this Section 2.4(b)shall be deemed final and binding on the Parties (as set forth in the Earn-Out Statement or as otherwise agreed to in writing by Buyer and Sellers’ Representative).  The Neutral Accountant shall finalize the calculation of the Adjusted EBITDA by selecting an amount equal to Buyer’s position as set forth in the Earn-Out Statement or Sellers’ Representative’s position as set forth in the Notice of Earn-Out Disagreement.  The Neutral Accountant shall act as an arbitrator to determine only the Adjusted EBITDA, and shall make such determination based solely on presentations by Buyer and Sellers’ Representative (and not by independent review).  The determination of the Adjusted EBITDA by the Neutral Accountant shall be binding on the Parties and shall be non-appealable.

(v) All fees and expenses of the Neutral Accountant in connection with this Section 2.4(b) shall be borne, as applicable: (A) by the Sellers, if the Neutral Accountant selects Buyer’s calculation of the Adjusted EBITDA as set forth in the Earn-Out Statement; or (B) if Section 2.4(b)(v)(A) is not applicable, by Buyer.

(c) Additional Agreements.  The Sellers agree and acknowledges that: (i) Buyer may make, or cause the Company to make, from time to time such business decisions as it deems appropriate in its sole discretion in the conduct of the business of Buyer and the Company, including actions with respect to the ownership and operation of the Company and the Business, in each case that will or may have an impact on the Adjusted EBITDA and/or the achievement of all or any portion of Earn-Out Consideration; and (ii) the Sellers or any Affiliate thereof shall not have any right to claim any lost Earn-Out Consideration or other damages as a result of such decisions; provided, however, Buyer may not take any action the intent and effect of which is to decrease in any material respect either: (A) the likelihood the full Earn-Out Consideration is achieved; or (B) the portion of the Earn-Out Consideration actually earned and payable to the Sellers.  The Parties understand and acknowledge that Buyer is interested in developing new facilities in Richmond, Virginia (and possibly other locations within the Commonwealth of Virginia) within one year following Closing, and to the extent there is a reasonably quantifiable impact on the Adjusted EBITDA based on such expansion efforts that is not de minimis, up or down, as applicable, Buyer and Sellers’ Representative shall negotiate in good faith to make commercially reasonable adjustments to the Adjusted EBITDA as may be required to normalize such figures.  Any dispute related to the amount of such additional adjustments shall be resolved with the Neutral Accountant in accordance with the procedures set forth in 2.4(b), mutatis mutandis.

(d) Payment of Earn-Out Consideration.  If the Earn-Out Consideration is payable pursuant to this Section 2.4, then Buyer shall pay the Earn-Out Consideration to the Sellers, without interest, no later than five Business Days following the final determination of the Earn-Out Consideration pursuant to this Section 2.4, by wire transfer of immediately available funds to the account or accounts designated in the Funds Flow Memo.

(e) No Transfer. Each Seller agrees that it shall not transfer, convey, assign or deliver any right to any portion of the Earn-Out Consideration that may be due and payable from time to time under this Section 2.4 to any third party.  The Parties acknowledge and agree that nothing in this Section 2.4 creates a security that would require registration under the Securities Act or an exemption therefrom.

(f) Right of Set-off. Buyer shall have the right to withhold and set off against any Earn-out Consideration payable pursuant to this Section 2.4 the amount of (i) any Purchase Price Excess

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owed to it pursuant to Section 2.3 and (ii) any Indemnifiable Damages to which any Indemnified Person may be entitled under this Agreement or any ancillary document hereto.

ARTICLE III
CLOSING

3.1. Closing.  The closing of the Transactions (the “Closing”) shall take place simultaneously with the execution of this Agreement or such other date as may be agreed in writing by Buyer and the Sellers via remote exchange of electronic signature pages or scanned copies of original signature pages.  The consummation of the Transactions shall be deemed to occur as of the Closing Effective Time.

3.2. Closing Deliverables.

(a) Company Closing Deliverables.  At the Closing, Seller, the Sellers and/or the other Person(s) specified below shall deliver to Buyer the following:

(i) the Restrictive Covenant Agreement, duly executed by the Restricted Party;

(ii) the Commercial Leases, duly executed by Callaway Development, LLC;

(iii) a certificate executed by the Secretary of the Company (or equivalent officer), dated as of the Closing Date, as to: (A) the good standing of the Company in its jurisdiction of organization and in each other jurisdiction where it is qualified to do business; and (B) the effectiveness of the resolutions of the board of directors (or similar governing authority) of the Company and the Sellers authorizing the execution, delivery and performance of this Agreement and the Transactions;

(iv) the Estimated Balance Sheet Certificate, duly executed and delivered by the Company’s Chief Executive Officer (or equivalent officer), accompanied by such supporting documentation, information and calculations as are reasonably necessary for Buyer to verify and determine the Estimated Net Working Capital Amount; provided, however, that such receipt shall not be deemed to be an agreement by Buyer that the amounts set forth on the Estimated Balance Sheet Certificate are accurate and shall not diminish Buyer’s remedies hereunder if any of the foregoing documents is not accurate;

(v) an invoice or release agreement issued by each Person who advised the Company or any Seller in connection with the Transactions, dated not earlier than three Business Days prior to the anticipated Closing Date, which sets forth: (A) the amounts required to pay in full all amounts owed to such Person by the Company and all or any of the Sellers in connection with the Transactions; and (B) the wire transfer instructions for the payment of such amounts to such persons;

(vi) with respect to any Transaction Expenses that remain, or that will remain, unpaid immediately following the Closing, documentation reasonably satisfactory to Buyer setting forth the amounts of all such unpaid Transaction Expenses (including the identity of each recipient, dollar amounts, wire instructions and any other information necessary for Buyer to effect the final payment in full thereof) and indicating that upon receipt of such amounts that all such Transaction Expenses shall have been paid in full;

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(vii) (A) payoff letters from each creditor under the Indebtedness identified in Section 4.6(f) of the Disclosure Schedule, which payoff letters shall: (I) set forth the amount required to pay off in full, on the Closing Date (and the daily accrual thereafter), the Indebtedness (including the outstanding principal, accrued and unpaid interest and prepayment and other penalties) owing to the creditor and wire transfer information for such payment; (II) confirm that upon receipt of the amount described in clause (I), the Contract evidencing such Indebtedness and all related instruments will be terminated; and (III) contain the commitment of such creditor to release any Liens that the creditor may hold on any of the assets of the Company within a designated time period after receipt of such amount; and (B) as to a creditor for which the Company is a guarantor of Indebtedness, a letter which sets forth the amount required to be wire transferred to such creditor along with wire transfer information for such payment, and confirmation that upon receipt of such amount that the guarantee of the Company shall be released and the commitment of such creditor to release any Liens that the creditor may hold on any of the assets of the Company securing such guarantee within a designated period of time after receipt of such amount;

(viii) a duly executed non-foreign affidavit, dated as of the Closing Date, from each Seller, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that the Seller is not a “foreign person” within the meaning of Section 1445 of the Code;

(ix) written consents of or notices to, as applicable, the third parties to those Contracts identified on Schedule 3.2(a)(ix) (or waivers with respect thereto), in a form reasonably acceptable to Buyer;

(x) estoppel and consent certificates, in the form provided by Buyer and reasonably acceptable to Seller, duly executed by the landlord of each parcel of Leased Real Property;

(xi) the Escrow Agreement, duly executed by the Sellers’ Representative;

(xii) a retention agreement (the “Retention Agreement”) between the Company and Tom Latkanich, duly executed by the Company and Tom Latkanich;

(xiii) evidence that each Company Plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code has been terminated pursuant to an action by the Company board of directors;

(xiv) written resignations of each officer and director of the Company, effective as of the Closing, form and substance satisfactory to Buyer (it being understood that such resignations shall not constitute a termination of employment by such officer or director);

(xv) original share certificates representing all Purchased Shares (or declarations and indemnities regarding missing stock certificates in form and substance reasonably satisfactory to Buyer, as applicable), duly endorsed in blank for transfer to, or accompanied by duly executed stock transfer powers executed in favor of Buyer;

(xvi) the minute book and equity interest ledger (or similar) of the Company; and

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(xvii) all other documents required to be entered into by the Company and the Sellers (or any one or more of them) pursuant to this Agreement or reasonably requested by Buyer to consummate the Transactions.

(b) Buyer Closing Deliverables.  At the Closing, Buyer shall deliver the following:

(i) to the Company, the Escrow Agreement, duly executed by Buyer;

(ii) to the Company, the Commercial Lease, duly executed by Buyer;

(iii) to the Company, the Side Letter Agreement, duly executed by Buyer and

(iv) to the applicable recipients, the payments contemplated by Section 3.3.

3.3. Closing Payments.  At the Closing, Buyer shall deliver:

(a)to the Escrow Agent, by wire transfer to the applicable account(s) designated in the Funds Flow Memo, cash in an amount equal to the Escrow Amount;

(b) to each Seller and in proportion to its such Seller’s Pre-Closing Ownership Percentage, by wire transfer to the applicable account(s) designated in the Funds Flow Memo, cash in an amount equal to: (i) the Estimated Net Purchase Price; minus (ii) the Escrow Amount; minus (iii) any Indebtedness that is unpaid as of immediately prior to the Closing; minus (iv) any Transaction Expenses that are unpaid as of immediately prior to the Closing;

(c) to each applicable Person, the aggregate amount of any Indebtedness that is unpaid as of immediately prior to the Closing and owed to such Person, in each case as set forth in the Funds Flow Memo; and

(d) to each applicable Person, the aggregate amount of any Transaction Expenses that are unpaid as of immediately prior to the Closing and owed to such Person, in each case as set forth in the Funds Flow Memo; and

(e) to the Company, an aggregate amount equal to the sum of the Change of Control Bonus Payments, for further distribution, through the Company’s payroll provider and net of applicable withholdings, to each applicable Bonus Recipient set forth on Section 4.9(a)(2) of the Disclosure Schedules.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

For purposes of this ARTICLE IV, the term “Seller” shall be construed to mean (x) each Seller, individually; and (y) all Sellers, collectively, unless context otherwise clearly indicates.  As an inducement to Buyer to enter into this Agreement, the Company and the Sellers hereby, jointly and severally, represent and warrant to Buyer, as of the date of this Agreement and as of the Closing, that:

4.1. Organization.  The Company is an entity, duly formed or incorporated (as applicable), validly existing and in good standing under the Laws of the jurisdiction of formation or incorporation set forth opposite its name on Section 4.1(a) of the Disclosure Schedule.  The Company has the requisite power and authority and all necessary governmental approvals to own, lease and operate its assets and proprieties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a

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foreign entity to do business, and is in good standing, in each jurisdiction where such qualification or licensure is necessary or appropriate for the conduct of its business as currently conducted.  Except as set forth on Section 4.1(b) of the Disclosure Schedule, at no time has the Company had, and the Company does not currently have, any Subsidiaries, and the Company does not own, nor has ever owned, any equity interest or equity-linked interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity interest or equity-linked interest in, any Person.  The Company made available a complete and correct copy of the Company’s Organizational Documents.  The Company’s Organizational Documents are in full force and effect and neither the Company nor Seller are in violation of any of the provisions of any of the Company’s Organizational Documents.

4.2. Authorization.  Except for proceedings completed prior to the date of this Agreement, no proceedings on the part of the Company or any Seller are necessary for the Company’s execution of this Agreement or consummation of the Transactions.  To the Company’s knowledge, the Company has the legal capacity to execute and deliver this Agreement and consummate the Transactions, and the Company has all necessary power and authority to execute and deliver this Agreement and consummate the Transactions.  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer and the Sellers, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the General Enforceability Exclusions.

4.3. Capitalization.  The Purchased Shares constitute all of the issued and outstanding capital stock of the Company. Section 4.3 of the Disclosure Schedule truly and accurately sets forth the capital structure of the Company by listing thereon the number of shares of capital stock, other equity and equity-linked interests of the Company which are authorized and which are issued and outstanding and the record holders and the amounts held by such record holders of such shares.  All of the outstanding capital stock of the Company is validly issued, fully paid, non-assessable and not certificated.  There are no options, warrants, profits interests, phantom units or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued equity or equity-linked interests of the Company or obligating the Company to issue or sell any equity interests or equity-linked interests.  There are no outstanding contractual obligations of the Company or any Seller to repurchase, redeem or otherwise acquire any of the equity interests or equity-linked interests of any Person, including the Company, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person, including the Company.  The capital stock and other equity and equity-linked interests of the Company have been issued in compliance with all applicable securities Laws and other applicable Laws and in accordance with the Company’s Organizational Documents.  As of immediately prior to the Closing, each Seller is the sole record and sole beneficial owner of the capital stock and other equity and equity-linked interests of the Company and set forth opposite its name on Section 4.3 of the Disclosure Schedule, free and clear of any Liens, and upon consummation of the Transaction in accordance with the terms and conditions of this Agreement, Buyer will acquire good and marketable title to the Purchased Shares, free of any and all Liens.

4.4. Non-Contravention.

(a) The execution and delivery of this Agreement by the Company, the Sellers and the Sellers’ Representative does not, and the performance of this Agreement by such Parties will not: (i) conflict with or violate the Organizational Documents; (ii) conflict with or violate in any material respect any Law applicable to the Company, the Sellers or the Sellers’ Representative; or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (except for Permitted Liens) on any properties or asset of the Company or the Business pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, Permit, franchise or

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other instrument to which the Company is a party or by which any of the Company is or its assets are bound, except with respect to those Contracts listed in Section 4.4(a) of the Disclosure Schedule.

(b) The execution and delivery of this Agreement by the Company, the Sellers and the Sellers’ Representative does not, and the performance of this Agreement by the Company, the Sellers and the Sellers’ Representative will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person, except with respect to those Contracts listed in Section 4.4(b)(1) of the Disclosure Schedule and those Permits listed in Section 4.4(b)(2) of the Disclosure Schedule.

4.5. Permits; Compliance.

(a) Section 4.5(a) of the Disclosure Schedule contains a complete and accurate list of all material franchises, grants, authorizations, licenses, registrations, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to carry on the Business as it is now being conducted (the “Permits”).  The Company is in possession of all necessary Permits and no suspension or cancellation of any of the Permits is pending or, to Seller’s knowledge, threatened.  The Company or, to the Company’s knowledge, any product that is or has been in the possession of the Company, is not, in any material respect, in conflict with, or in default, breach or violation of, any: (i) Law applicable to the Company; or (ii) note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which the Company is a party or by which any of the Company is or its assets are bound.

(b) Except as set forth in Section 4.5(b) of the Disclosure Schedule: (i) since its inception, neither the Company nor any Seller has received any formal notice or other formal communication from any Governmental Entity or any other Person regarding: (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Permit; or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Permit; and (ii) all applications required to have been filed for the renewal of any Permit have been duly filed on a timely basis with the appropriate Governmental Entity, and all other filings required to have been made with respect to any such Permit or with respect to any distribution, dispensing, or other product-related activity have been duly made on a timely basis with the appropriate Governmental Entity.

4.6. Financial Statements.

(a) Section 4.6(a) of the Disclosure Schedule includes the Financial Statements.  The Financial Statements: (i) are derived from and in accordance with the books and records of the Company; (ii) are complete and correct in all material respects; (iii) have been prepared in accordance with the Accounting Principles; and (iv) present fairly, in all respects, the financial condition of the Company at the respective dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified (subject, in the case of unaudited interim period financial statements, to normal recurring year-end audit adjustments, none of which individually or in the aggregate will be material in amount).

(b) The Company makes and keeps books, records and accounts which accurately and fairly reflect the transactions and dispositions of its assets and all such books, records and accounts made available are true, correct and complete in all respects.  The Company maintains systems of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to present accurately and fairly in all respects the financial condition of the Company.

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(c) The Company does not have any Liabilities, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, other than: (i) Transaction Expenses; (ii) those Liabilities reflected on the Estimated Balance Sheet Certificate; and (iii) those incurred since the Balance Sheet Date in the ordinary course, consistent with past practice, in the conduct of the Business, and which are of the type that ordinarily recur and which, individually or in the aggregate, are not material in nature or amount and do not result from any breach of Contract, tort or violation of Law.  The Company does not have any off balance sheet Liability of any nature to, or any financial interest in, any third party, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt expenses incurred by the Company.  All reserves that are set forth in or reflected in the Estimated Company Balance Sheet have been established in accordance with GAAP and are adequate for the operation of the Business in the ordinary course of business consistent with past practices.

(d) The Company has not, nor, to the Company’s knowledge, any independent accountant of the Company, or any current or former employee, consultant, director, officer or manager of the Company, identified or been made aware of any fraud, whether or not material, that involves the management or other current or former employees, consultants, directors, officers or managers of the Company who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or any claim or allegation regarding any of the foregoing.  The Company has not, nor, to the Company’s knowledge, has any manager, director, officer, employee, auditor, accountant or representative of the Company, received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls or any material inaccuracy in the Financial Statements.  Except as set forth on Section 4.6(d) of the Disclosure Schedule, there has been no material change in the accounting policies of the Company since its inception

(e) The Estimated Company Balance Sheet sets forth the Company’s: (i) accounts payable; (ii) compensation payable (including wages, salaries, bonuses or any other remuneration payable to the Company’s managers, directors, officers, employees, agents or consultants) and any related payroll Taxes; and (iii) state income Taxes (collectively, the “Specified Liabilities”), in each case accrued through the close of business on the last Business Day preceding the Closing Date.  The Specified Liabilities arose from bona fide transactions in the ordinary course of business of the Company consistent with past practice from the Company’s inception through the date hereof.  Since its inception, the Company: (A) has paid or discharged the Specified Liabilities when due; and (B) has not engaged in any practice with the effect or intent of postponing to any period following the Closing any payment by the Company that would otherwise reasonably be expected (based on the Company’s past practice from its inception through the date hereof) to be made prior to the Closing.

(f) Section 4.6(f) of the Disclosure Schedule accurately lists all outstanding Indebtedness of the Company, including, for each item of Indebtedness, the agreement governing the Indebtedness and the interest rate, maturity date and any assets or properties securing such Indebtedness.  All Indebtedness may be prepaid at the Closing without penalty under the terms of the contracts governing such Indebtedness.

(g) Section 4.6(g) of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

4.7. Accounts Receivable.  All accounts receivable of the Company reflected (or that should have been reflected) on the Estimated Company Balance Sheet arose from bona fide transactions in the

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ordinary course of business consistent with past practices, are reflected in accordance with GAAP, are not subject to valid defenses, setoffs or counterclaims and have been collected or are collectible in the book amounts thereof, less an amount not in excess of an appropriate allowance for doubtful accounts and billing adjustments set forth on the Estimated Company Balance Sheet, which such allowance is or will be sufficient to provide for any losses that may be sustained on realization of the receivables.  No material amount of accounts receivable is contingent upon the performance by the Company of any obligation or Contract.  No Person has any Lien (except for Permitted Liens) on any of such accounts receivable, and no agreement for deduction or discount has been made with respect to any of such accounts receivable.

4.8. Inventories.  All inventories of the Company (collectively, “Inventory” or “Inventories”) were produced or acquired by the Company in bona fide, arms-length transactions entered into in the ordinary course of business. No Inventory is held on consignment, or is otherwise subject to any ownership interest of any third party. The Inventory reports previously provided to Buyer were true, accurate and complete as of the respective dates indicated thereon. No items of Inventory are held in quantities materially exceeding the amount of such item sold or consumed, as applicable, in the Business during the 12 calendar months ended prior to the Closing Date. Except as set forth in Section 4.8 of the Disclosure Schedule, the Company does not depend on any single vendor for any material portion of its Inventories, nor has the Company had difficulty in obtaining Inventories. All finished goods Inventories are non-obsolete, are of a quality and quantity which are merchantable and saleable as first quality goods in the ordinary course of business without discount or allowance and all Inventories of raw materials or work-in-process are of a quality fully usable in the manufacture of first quality finished goods. The value of all items of obsolete Inventory and of below standard quality has been written down to the net realizable value or adequate reserves have been provided therefor in the Financial Statements. All Inventories not written off have been priced at the lower of cost or market on the first in, first out basis.

4.9. Absence of Changes.

(a) Since the first date of the current fiscal year, except as set forth in Section 4.9(a)(1) of the Disclosure Schedule, or as expressly contemplated by this Agreement, the Company has conducted the Business only in the ordinary course consistent with past practice and: (i) the Company has not made or entered into any Contract or letter of intent with respect to any acquisition, sale or transfer of any asset or equity interest or equity-linked interest of the Company; (ii) the Company has not entered into, amended or terminated any Material Contract, and there has not occurred any default under any Material Contract to which the Company is a party or by which it is, or any of its assets and properties are, bound; (iii) there has not occurred any amendment or change to the Organizational Documents; (iv) there has not occurred any increase in or modification of the compensation or benefits payable (including wages, salaries, bonuses, or any other remuneration or benefits) or to become payable by the Company to any of its managers, directors, officers, employees, agents or consultants, any material modification of any “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and IRS Notice 2005-1, or any new loans or extension of existing loans to the Company’s managers, directors, officers, employees, agents or consultants (other than routine expense advances to employees of the Company consistent with past practice), nor has the Company entered into any Contract to grant or provide (nor has granted any) severance, acceleration of vesting or other similar benefits to any such persons; (v) there has not occurred the execution of any employment agreements or service Contracts or the extension of the term of any existing employment agreement or service Contract with any Person in the employ or service of the Company; (vi) there has not occurred: (A) any change in title, office or position, or change in the responsibilities of, or change in identity with respect to the management, supervisory or other key personnel of the Company; (B) any termination of employment of any such employees; or (C) any labor dispute or claim of unfair labor practices involving the Company; (vii) the Company has not incurred any Liability to its managers, directors, officers, employees, agents or consultants or any Seller (other than Liabilities to pay compensation or benefits in connection with services rendered in the ordinary course of business

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consistent with past practice); (viii) the Company has not established, adopted, amended, modified or terminated any Company Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its managers, directors, officers, employees, agents, contractors or consultants; (ix) there has been no material damage, destruction or loss, whether or not covered by insurance, affecting the assets or properties of the Company; (x) the Company has not acquired, sold, leased, licensed or disposed of any material assets or property, other than purchases and sales of assets and leases entered into in the ordinary course of business, or merged or consolidated with any entity; and (xi) there has not occurred any announcement of, any negotiation by or any entry into any Contract by or commitment of the Company to do any of the things described in this Section 4.9(a)(i)-(x). Notwithstanding the foregoing, in connection with the Closing and no later than December 31, 2018, the Company is paying to the respective Persons listed on Section 4.9(a)(2) of the Disclosure Schedule (collectively, the “Bonus Recipients”) the change of control bonus payments listed there (collectively, the “Change of Control Bonus Payments”), in each case (A) through the Company’s payroll provider, (B) net of applicable withholdings and (C) net of any Affiliate Loans owed to the Company by such Bonus Recipient.

(b) Since the first day of the current fiscal year, except as set forth in Section 4.9(a) of the Disclosure Schedule, or as expressly contemplated by this Agreement, the Company has conducted the Business only in the ordinary course consistent with past practice and: (i) there has not occurred a Material Adverse Effect; (ii) there has not occurred any change in the accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) by the Company or any revaluation by the Company of any of its assets; (iii) the Company has not materially changed its accounting or Tax policies, practices or methods, or made or revoked any Tax election (including any entity classification election on IRS Form 8832); (iv) the Company has not incurred, created or assumed any Lien (other than a Permitted Lien) on any of its assets, any Liability for borrowed money or any Liability as guaranty or surety with respect to the obligations of any other Person, in each case other than in the ordinary course of business consistent with past practice; (v) the Company has not made any deferral of the payment of any accounts payable, or given any discount, accommodation or other concession other than in the ordinary course of business, consistent with past practice, in order to accelerate or induce the collection of any receivable; (vi) the Company has not made any material change in the manner in which it extends discounts, credits or warranties to customers or otherwise deals with such persons; (vii) the Company has not made any material change in the manner it undertakes, manages or funds capital improvement projects; and (viii) there has not occurred any announcement of, any negotiation by or any entry into any Contract by the Company to do any of the things described in this Section 4.9(a)(i)-(vii).

4.10. Litigation.  Except as set forth in Section 4.10 of the Disclosure Schedule, there is no Action pending, or, to the Company’s knowledge, threatened against the Company or any of its assets or any of its managers, directors, officers, employees, agents or representatives (in their capacities as such or relating to their employment, services or relationship with the Company), nor, to the Company’s knowledge, is there any reasonable basis for any such Action.  There is no judgment, decree, injunction or order against the Company or any of its assets, or, to the Company’s knowledge, any of its managers, directors, officers, employees, agents or representatives (in their capacities as such or relating to their employment, services or relationship with the Company).  To the Company’s knowledge, there is no reasonable basis for any Person to assert a claim against the Company based upon the Company entering into this Agreement or the Transactions.  To the Company’s knowledge, there is no pending or active investigation related to the Company currently being conducted by a Governmental Entity.  Except as set forth in Section 4.10 of the Disclosure Schedule, the Company has no Action pending or contemplated against any other Person.

4.11. Employee Matters.

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(a) Except as set forth on Section 4.11(a) of the Disclosure Schedule, the Company is not a party to, has no obligation under, and does not maintain, contribute to or sponsor any Company Plans.  With respect to each Company Plan, the Company has made available to Buyer true and complete copies of all written documents comprising such Company Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Company Plan.

(b) Except as set forth on Section 4.11(b) of the Disclosure Schedule, (i) each Company Plan is and has at all times been in compliance in all material respects with all applicable Laws and has been administered and operated in all respects in accordance with its terms, (ii) each Company Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination letter or opinion letter, and (iii) no Action has been made, commenced or, to the Company’s knowledge, threatened with respect to any Company Plan (other than routine claims for benefits payable in the ordinary course, and appeals of such claims).  The Company has made available to Buyer a complete and correct copy of each of the following, as applicable: (A) a copy of each trust or other funding arrangement; (B) the current summary plan description and all summary of material modifications thereto; (C) the three most recently filed IRS Form 5500; (D) the most recently received IRS determination, advisory and/or opinion letter; (E) the most recently prepared actuarial report and financial statement; and (F) copies of all material filings and material written correspondence with a Governmental Entity.

(c) Each Company Plan can be amended, terminated or otherwise discontinued at the Closing in accordance with its terms, without material liabilities to Buyer, the Company or any of their respective Affiliates other than ordinary administrative expenses typically incurred in a termination event.  The Company has no obligation to: (i) create, incur Liability with respect to or cause to exist any new employee benefit plan, program or arrangement; (ii) adopt or establish an new Company Plan or enter into any new Contract to provide compensation or benefits to any individual; or (iii) modify, change or terminate any Company Plan, in each case, other than as required by applicable Law or as expressly contemplated by this Agreement.

(d) Neither the Company nor any of its current or former ERISA Affiliates have ever maintained, established, participated in or contributed to, or had any obligation to maintain, contribute to or otherwise participate in any of the following: (i) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”); (ii) a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA for which the Company could incur Liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”); (iii) a plan that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code; (iv) a “funded welfare plan” within the meaning of Section 419 of the Code or a registered pension plan; (v) a plan, policy or other arrangement providing for or promises post-employment or retiree welfare benefits (including, retiree medical, disability or life insurance benefits to any current or former service provider of the Company or any of their respective dependents or beneficiaries, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA, similar applicable state Law or applicable Law; (vi) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA); or (vii) a plan, policy or other arrangement providing benefits to any employee who resides or performs services principally outside the U.S.

(e) Except as set forth on Section 4.11(e) of the Disclosure Schedule, (i) the execution of this Agreement and the consummation of the Transaction, including the execution and consummation of the Retention Agreement, do not constitute a triggering event under any Company Plan or Contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event)

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will or may result in any payment of retention, bonus, retirement or similar-type benefit, benefits payable, increase any benefits or accelerate the payment or vesting of any benefits to any current or former employee, officer, manager, director or consultant of the Company, (ii) no Company Plan or Contract provides for a promise of job security or service arrangement with the Company or any of its Affiliates, and (iii) no Company Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

(f) All compensation plans, programs, policies, contracts and arrangements are either exempt from or in compliance with the requirements of Section 409A of the Code, in both documentation and operation.  Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s) (i) give rise to any “excess parachute payment” as defined in Section 280G(b) of the Code, (ii) result in any excise tax owing under Section 4999 of the Code, or (iii) result in any payment of compensation by the Buyer or any of its Affiliates to a Transferred Employee being non-deductible under Section 280G of the Code.  Neither the Company, nor any of its Affiliates, has an obligation to pay to any Person a Tax gross-up amount for any excise taxes or penalties accrued or payable under Section 4999 or 409A of the Code.

(g) Section 4.11(g)(i) of the Disclosure Schedule describes any Contracts (including loan agreements), arrangements or understandings between the Company and any current employee, officer, manager, director or consultant of the Company, including any Contracts relating in any way to a sale of the Company or the Transaction, other than (i) standard employee proprietary information and inventions agreements and (ii) standard employee at-will offer letters (collectively, the “Standard Company Agreements”).  The Company has made available to Buyer the current form of each Standard Company Agreement, and Section 4.11(g)(ii) of the Disclosure Schedule lists each current employee, officer, manager, director or consultant of the Company, whether or not a party to a Standard Company Agreement.

(h) The Company has made available a true, correct and complete list as of the date hereof of all persons who are employees or independent contractors of the Company, including any person who is on a leave of absence of any nature, and sets forth for each such person the following: (i) name; (ii) title or position (including whether full or part time); (iii) location; (iv) hire date; (v) classification as exempt or non-exempt under applicable Laws; (vi) whether on leave, (vii) whether providing services on a visa, (viii) current annual base compensation rate or hourly rate of pay, as applicable; and (ix) target commission or bonus, as applicable.  Except as set forth in Section 4.11(h) of the Disclosure Schedule, (A) all employees of the Company are employed on an at-will basis and their employment can be terminated at any time for any lawful reason without any amounts being owed to such person, except for amounts required to be paid by applicable Law or under an agreement identified on Section 4.11(g)(i) of the Disclosure Schedule, (B) the Company does not have any employees who hold U.S. temporary (non-immigrant) visas, and (C) the Company has not entered into any contractual obligations with any employee or prospective employee to assist in obtaining permanent residence on behalf of such person.

(i) Except as set forth in Section 4.11(i) of the Disclosure Schedule, there are no claims pending as to violation of any Law or, to the Company’s knowledge, threatened between the Company and any of its employees, managers, directors, officers, consultants, agents or representatives.  The Company is in compliance in all material respects with all applicable employment Laws, including the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity.  The Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any material arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.  The Company has paid in full to all employees, managers, directors, officers, consultants, agents or representatives or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with

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respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the Company’s knowledge, threatened before any Governmental Entity with respect to any persons currently or formerly employed or retained by the Company.  There is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Company’s knowledge, threatened against the Company before the U.S. Equal Employment Opportunity Commission or any other Governmental Entity in any jurisdiction in which the Company has employed, employs or has been alleged to employ any person.  To the Company’s knowledge, no employee or independent contractor of the Company is in violation, in any material respect, of (i) any Contract or (ii) any restrictive covenant, in each case relating to the right of any such employee or independent contractor to be employed or retained by the Company, or otherwise restricting the activities engaged in by such employee or independent contractor on behalf of the Company, or to use trade secrets or proprietary information of others.  The Company has classified and compensated all individuals who perform services for the Company correctly under each Company Plan, ERISA, the Code and other applicable Law as common law employees, independent contractors or leased employees, and all employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws are properly classified. The Company has not entered into a settlement agreement or similar agreement with a current or former service provider, which payment would not be tax deductible as a business expense.

(j) No employee of the Company is represented by a labor union, organization or group that was either voluntarily recognized or certified by any labor relations board (including the United States National Labor Relations Board) or by any other Governmental Entity and, to the Company’s knowledge, no such labor union, organization or group is seeking to represent any employees of the Company.  The Company is not a signatory to any collective bargaining agreement with any labor union, organization or group, nor is any such collective bargaining agreement presently being negotiated, nor is there any duty on the part of the Company to bargain with any such labor union, organization or group.  No labor dispute, walk out, strike, work stoppage, picketing or, to the Company’s knowledge, hand billing, or union organizational effort involving the employees of the Company has occurred, is in progress or, to the Company’s knowledge, has been threatened since the Company’s inception.  No event has occurred, and no condition or circumstance exists, that the Company reasonably expects to directly or indirectly give rise to or provide a basis for the commencement of any such labor dispute, walk out, strike, hand billing, picketing, union organizational effort or work stoppage.

(k) Except as described in Section 4.11(k) of the Disclosure Schedule, to the Company’s knowledge, none of employees, managers or officers of the Company is actively planning to resign or otherwise terminate their employment with the Company prior to, on or after the Closing Date.

4.12. Real Property; Title to Assets.

(a) Except as set forth on Section 4.12(a)(1) of the Disclosure Schedule, the Company does not currently own, nor has the Company ever owned, any parcel of real property.  Section 4.12(a)(2) of the Disclosure Schedule sets forth a true, correct and complete legal description of each parcel of real property currently leased by the Company (the “Leased Real Property”) or previously leased by the Company.  True, correct and complete copies of all leases entered into by the Company with respect to the Leased Real Property have been made available, and all such leases are listed on Section 4.12(a)(3) of the Disclosure Schedule.  All leases and subleases listed on Section 4.12(a)(3) of the Disclosure Schedule are in full force and effect, are on commercially reasonable terms, and are valid and effective in accordance with their respective terms, and there is not, under any of such leases or subleases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company’s knowledge, by any other party to such lease or sublease, or any Person in the chain of title to such leased or subleased premises.

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(b) There are no contractual or legal restrictions that preclude or restrict the ability to use any Leased Real Property for the purposes for which it is currently being used.  To the Company’s knowledge, there are no material latent defects or material adverse physical conditions affecting the Leased Real Property (and improvements thereon) that preclude or restrict the ability to use the Leased Real Property by the Company for the purposes for which it is currently being used.

(c) The Company has, and will convey, good and valid title to, or, in the case of leased properties and assets, valid leasehold or sub-leasehold interests in, all of its properties and assets, tangible, real, personal and mixed, free and clear of any Liens (other than Permitted Liens).  All such leased properties and assets are all of the properties and assets used or held for use in the Business and constitute all of the assets appropriate, necessary and sufficient to conduct the operations of the Business as currently conducted or as currently contemplated to be conducted.  All equipment and other items of tangible personal property and assets owned, used or held for use by the Company: (i) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted; (ii) were acquired and are usable in the ordinary course of business; and (iii) conform to all applicable Laws applicable thereto.  To the Company’s knowledge, there is no defect or material problem with any of the Company’s assets.

4.13. Intellectual Property.

(a) The Company has full title and ownership of, or is duly licensed under or otherwise authorized to use, all Intellectual Property Rights necessary to enable it to carry on its business, free and clear of any Liens (except for Permitted Liens), and without any conflict with or infringement upon the rights of others.  The Company Intellectual Property is sufficient for the conduct of the business of the Company.  The Company has not transferred ownership of, or agreed to transfer ownership of, any Intellectual Property Rights to any third party.  No third party has any ownership right, title, interest, claim in or Lien on any of the Company Owned Intellectual Property, and to the Company’s knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company Owned Intellectual Property by any third party.  The Company has taken all necessary steps to prosecute, maintain and preserve its legal rights and ownership interests in all of its Company Owned Intellectual Property.  The consummation of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Buyer's right to own, use or hold for use any Company Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted.

(b) Section 4.13(b) of the Disclosure Schedule lists: (i) all Company Owned Intellectual Property, including all patents and patent applications, and registrations and applications for trademarks, copyrights, and domain names and the jurisdictions in which it has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made; and (ii) all actions that are required to be taken by the Company within 120 days after the Closing Date with respect to such Intellectual Property Rights in order to avoid prejudice to, impairment or abandonment of such Intellectual Property Rights.

(c) The Company has secured from all consultants, advisors, employees, independent contractors and other persons who independently or jointly contributed to or participated in the conception, reduction to practice, customization, creation or development of any Company Owned Intellectual Property for or on behalf of the Company (each an “Author”), unencumbered and unrestricted exclusive ownership of, all of the Authors’ Intellectual Property Rights in such contribution that the Company did not already own by operation of Law, and has obtained the waiver of all non-assignable rights.

(d) To the Company’s knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company Owned Intellectual Property by any third party.  The Company has not brought any Action for infringement or misappropriation of any Intellectual

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Property Right.  The Company is not infringing, misappropriating or violating, or has never infringed, misappropriated or violated, the Intellectual Property Rights of any third party.  The Company has not been implicated in any Action or received any formal communication alleging that the Company has violated or, by conducting its business as currently conducted or as proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other Person or entity.

4.14. Environmental Matters.  The Company holds, and is in compliance in all material respects with, all Environmental Permits that are material to the conduct of the Business.  The Company is, and has been since its formation, otherwise in compliance in all material respects with applicable Environmental Laws.  The Company has never received any formal communication from any Governmental Entity or any other Person that the Company is subject to any pending or threatened Action (a) based upon any provision of any Environmental Law and arising out of any act or omission of the Company or any of its employees, agents or representatives or (b) arising out of the ownership, use, possession, control or operation by the Company of any facility, site, area or property from which there was an Environmental Release of any Hazardous Substance.  The Company does not currently, and has not since its formation, generated any Hazardous Substance.

4.15. Taxes.

(a) The Company: (i) has timely filed all Tax Returns required to be filed by it; (ii) has timely paid and discharged all Taxes required to be paid or discharged by it (whether or not shown as due on any Tax Return); (iii) has established accruals and reserves for Taxes reflected in the Financial Statements that are adequate to cover all Taxes accruable through the Closing Date (including interest and penalties, if any, thereon) in accordance with GAAP; (iv) has made all estimated Tax payments required to be made by it; and (v) has no Liability for Taxes in excess of the amount so paid or accruals or reserves so established.  All such Tax Returns are true, accurate and complete in all material respects and were prepared in compliance with applicable Law.  The Company is not delinquent in the payment of any Tax or in the filing of any Tax Return, nor is it the beneficiary of any extension of time within which to file any Tax Return, and no deficiencies for any Tax have been threatened, claimed, proposed or assessed against the Company.  The Company has never received any written communication from the IRS or any other Tax Authority regarding any issues that (A) are currently pending before the IRS or any other Tax Authority (including any sales or use Tax Authority) regarding the Company, or (B) have been raised by the IRS or other Tax Authority and not yet finally resolved.  No Tax Return of the Company is under audit by the IRS or any other Tax Authority and any such past audits (if any) have been completed and fully resolved and all Taxes determined by such audit to be due from the Company have been paid in full to the applicable Tax Authorities.  The Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.  There are no Tax Liens upon any property or assets of the Company, except liens for current Taxes not yet due.  The Company has made available true, correct and complete copies of all federal, state and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since its inception.

(b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts owing to any employee, independent contractor, creditor, member, stockholder or other third party, and has timely filed all withholding Tax Returns.  The Company: (i) is not and never has been a party to or bound by any Tax sharing, tax indemnity, or Tax allocation agreement; (ii) has never filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign Law; (iii) has never consummated or participated in any transaction which was or is a “reportable transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations; (iv) has never been a member of a consolidated, combined, unitary or aggregate group; (v) has not been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355 of the

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Code within the past five years; (vi) has never been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (vii) has never made any entity classification election on IRS Form 8832; and (viii) has never made any election Section 965(h) of the Code.  No claim has ever been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.  The Company has no Liability for the Taxes of any other person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise and (viii) has never made any election Section 965(h) of the Code.

(c) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing, or (v) election pursuant to Section 108(i) of the Code made effective on or prior to the Closing.

4.16. Material Contracts.

(a) Section 4.16(a) of the Disclosure Schedule sets forth, by reference to the applicable subsection of this Section 4.16(a), all of the following Contracts to which the Company is a party (each, a “Material Contract”):

(i) any Contract for the purchase, sale, lease or license of property, materials, supplies, equipment, services, software, intellectual property or other assets committing the Company or the other party to such Contract to pay more than the Contract Materiality Threshold;

(ii) any Contract pursuant to which rights of any third party are triggered or become exercisable, or under which any other consequence, result or effect arises, in connection with or as a result of the execution of this Agreement or the consummation of the Transactions, either alone or in combination with any other event;

(iii) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the lending or borrowing of money, or any leasing transaction of the type required to be capitalized in accordance with the Company’s Accounting Principles and any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Indebtedness of any other Person;

(iv) any Contract with any Significant Supplier or Significant Customer;

(v) any Contracts that require the Company to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions;

(vi) any Contract that provides any customer of the Company or the Business with pricing, discounts or benefits that change based on the pricing, discounts or benefits offered to other customers of the Company or the Business, including, without limitation, contracts containing what are generally referred to as “most favored nation” provisions;

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(vii) any Contract concerning confidentiality or non-solicitation;

(viii) any Contract granting exclusive territory, sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any Person;

(ix) any joint venture and/or partnership agreements, and any and all other Contracts providing for the sharing of revenue, profits or expenses;

(x) any Contracts between the Company and any Governmental Entity;

(xi) any agreement containing any support, maintenance or service obligation or cost on the part of the Company, other than Contracts that do not commit the Company to pay more than the Contract Materiality Threshold;

(xii) any Contracts relating to the membership of, or participation by, the Company in, or the affiliation of the Company with, any industry standards group or association;

(xiii) any other Contract or obligation not listed in clauses (i) through (xii) of this Section 4.16(a) that individually had or has a value or payment obligation in excess of the Contract Materiality Threshold or is otherwise material to the Company or the Business.

(b) The Company has not entered into any Contract limiting the freedom of the Company or any of its Affiliates to engage or participate, or compete with any other Person, in any line of business, market or geographic area, or to make use of any Intellectual Property Rights, or any Contract otherwise materially limiting the right of the Company or any of its Affiliates to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any products or services.

(c) All Material Contracts are in written form.  the Company has performed, in all material respects, all of the obligations required to be performed by it prior to the date hereof and is not, to the Company’s knowledge, alleged to be in default in respect of, any Material Contract.  Each of the Material Contracts is in full force and effect, subject only to the General Enforceability Exclusions.  There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or, to the Company’s knowledge, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to: (i) become a default or event of default under any Material Contract; or (ii) give any third party: (A) the right to declare a default or exercise any remedy under any Material Contract; (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract; (C) the right to accelerate the maturity or performance of any obligation of the Company under any Material Contract; or (D) the right to cancel, terminate or modify any Material Contract.  Since its inception, the Company has not received or given any formal communication regarding any actual or possible violation or breach of, default under, or intention to cancel or modify any Material Contract.  The Company has no Liability for renegotiation of any Contract with any Governmental Entity or any other Person.  The Company has made available true, correct and complete copies of all Material Contracts.

4.17. Customers; Suppliers.

(a) The Company has no outstanding material dispute concerning its products and/or services with any customer that, in the 12-month period ended on the Balance Sheet Date, was one of the 10 largest sources of revenues for the Business, based on amounts paid or payable (each, a “Significant Customer”), and, to the Company’s knowledge, no Significant Customer has any material dissatisfaction

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with its relationship with the Company.  Each Significant Customer is listed on Section 4.17(a)(1) of the Disclosure Schedule.  Except as described on Section 4.17(a)(2) of the Disclosure Schedule, the Company has not received any communication from any Significant Customer that such Person intends to cease conducting business with the Company in the foreseeable future or after the Closing, or that such Person intends to terminate or materially modify its pricing, payment terms, volume or existing relationship with the Company, and the Company has not provided, or does not intend or expect to provide, any notice of like effect to any Significant Customer.

(b) The Company has no outstanding dispute concerning products and/or services provided by any supplier or vendor who, in the 12-month period ended on the Balance Sheet Date, was one of the 10 largest suppliers of products and/or services to the Business, based on amounts paid or payable (each, a “Significant Supplier”), and, to the Company’s knowledge, no Significant Supplier has any material dissatisfaction with its relationship with the Company.  Each Significant Supplier is listed on Section 4.17(b)(1) of the Disclosure Schedule.  Except as described on Section 4.17(b)(2) of the Disclosure Schedule, the Company has not received any communication from any Significant Supplier that such Person intends to cease conducting business with the Company in the foreseeable future or after the Closing, or that such Person intends to terminate or materially modify existing Contracts with the Company or otherwise decrease its commercial relationship with the Company.  The Company has access, on commercially reasonable terms, to all products and services reasonably necessary to carry on its business as currently conducted and as proposed to be conducted, to the Company’s knowledge, there is no reasonably foreseeable reason why and, to the Company’s knowledge, there is no reason why the Company will not continue to have such access on commercially reasonable terms for the foreseeable future.

(c) Except as described in Section 4.17(c) of the Disclosure Schedule, the Company has no partnership, joint venture, agency, franchise or other relationship with any customer or supplier, other than the relationship of independent contractors.

4.18. Insurance.  The Company maintains insurance policies reasonably appropriate for its business and operations, including all legally required workers’ compensation insurance and casualty, fire and general liability insurance.  The Company is in material compliance with all insurance requirements under its Contracts.  There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been timely paid, and the Company is otherwise in material compliance with the terms of such policies and bonds.  All such policies and bonds remain in full force and effect, and, to the Company’s knowledge, there is no threatened termination of, or material premium increase with respect to, any of such policies or bonds.

4.19. Brokers.  Except as set forth in Section 4.19 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the Company or any Seller.  Following the Closing, Buyer shall not have any Liability, either directly or indirectly, to any such investment banker, broker, advisor, finder or similar party as a result of this Agreement or the Transactions, or the Company’s or any Seller’s engagement of any such investment banker, broker, advisor, finder or similar party prior to the Closing.

4.20. Warranties and Guaranties.

(a) Except as set forth on Section  4.20(a)(1) of the Disclosure Schedule, the Company has not made any express warranty or guaranty as to goods sold, or services provided by, the Company (a “Warranty”), and there is no pending or, to the Company’s knowledge, threatened claim alleging any breach of any Warranty.  Copies of all Warranties are attached on Section  4.20(a)(2) of the Disclosure Schedule.

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(b) The Company has no exposure to, or Liability under, any Warranty: (i) beyond that which is typically assumed in the ordinary course of business by persons engaged in businesses comparable in scope of the Business; or (ii) that would have a Material Adverse Effect on the Company or the Business.

4.21. Compliance with Laws.  The Company complies, and has at all times since its inception complied, in all material respects with all applicable Laws.  The Company has not, nor to the Company’s knowledge has any other Person, received any notice or other written communication at any time regarding any actual or alleged failure of the Company or any Seller (as it relates to the Business) to comply with any applicable Law.  Neither the Company nor any retained representative thereof has offered or given, and to the Company’s knowledge, no Person has offered or given on its behalf, anything of value to, in violation of applicable Law: (a) any official of a Governmental Entity, any political party or official thereof or any candidate for political office; (b) any customer or member of any Governmental Entity; or (c) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer or member of any Governmental Entity or any candidate for political office for the purpose of the following: (i) influencing any action or decision of such Person in such Person’s official capacity, including a decision to fail to perform such Person’s official function; (ii) inducing such Person to use such Person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Company or any Seller in obtaining or retaining business for, with, or directing business to, any Person; or (iii) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company in obtaining or retaining business for, with, or directing business to, any Person, except for an immaterial political contribution (in an amount which was less than $1,000) by a political action committee which was fully disclosed to the appropriate Governmental Entity (without any resulting fine or penalty to the Company).

4.22. Books and Records.  The Company has made available true, correct and complete copies of: (a) all documents identified on the Disclosure Schedule; (b) the Organizational Documents, each as currently in effect; (c) the minute books containing records of all proceedings, consents, actions and meetings of the Company’s board of directors, committees of the Company’s board of directors and the Sellers that occurred since the inception of the Company; (d) the stock ledger, journal and other records reflecting all capital stock issuances and transfers and all equity interests and equity-linked interests in the Company; and (e) all Permits, orders and consents that are material to the operation of the Business, and all applications for such Permits, orders and consents.  The minute books the Company made available contain a complete and accurate summary of all material actions taken at any meetings of managers, directors and equityholders of the Company, or actions by written consent thereof, in each case since the inception of the Company, and reflect all transactions referred to in such minutes accurately in all material respects.

4.23. Related Party Transactions.

(a) Except as set forth in Section 4.23(a)(1) of the Disclosure Schedule there are no Contracts between the Company, on the one hand, and any of its managers, officers, directors, employees, Affiliates, equityholders or other security holders, or any relative or spouse of any such person (each, a “Related Party”), on the other hand.  Each employee, consultant or contractor of the Company who is a relative or spouse of any officer, director or manager of the Company or any of its Affiliates or any Seller is listed on Section 4.23(a)(2) of the Disclosure Schedule.

(b) To the Company’s knowledge, no Related Party has any direct or indirect ownership interest in or relationship with: (i) any Person with which the Company has a material business relationship; or (ii) any Person that competes with the Company (other than solely by virtue of such person’s

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ownership of less than 1% of the outstanding stock of publicly traded companies that compete with the Company).

(c) All notes receivable and notes payable of the Company owing by or to any Related Party (the “Affiliate Loans”) have been paid in full, settled by way of capital contribution in kind, cancelled or otherwise discharged as of Closing.  Section 4.23(c) of the Disclosure Schedules sets forth a true, correct and complete list of all Affiliate Loans and the outstanding balance and applicable interest payments under each Affiliate Loan as of the date hereof. Any account receivable existing between the Company, on the one hand, and any Related Party, on the other hand, shall be paid in full on the Closing Date and out of Sellers’ proceeds.

4.24. Restrictions on Business Activities.  There is no Contract pursuant to which the Company is or may become, or pursuant to which, immediately following the Closing any Purchased Asset will or may become, subject to any restrictions or purported restrictions on selling, licensing or otherwise distributing any of its products or on providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of any market.

4.25. Solvency.  Immediately after giving effect to the Transactions, the Company shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent Liabilities); and (c) have adequate capital to carry on its business.  No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Company or any Seller. In connection with the Transactions, the Company has not incurred, or does not plan to incur, debts beyond its ability to pay as they become absolute and matured.

4.26. Disclosure.  No representation or warranty made to Buyer by the Company or any Seller with respect to the Transactions, whether in this Agreement or otherwise, contains an untrue statement of a material fact or omits to state a material fact necessary to make such statements, in light of the circumstances in which it was made, not misleading.  The Company does not know of any fact or circumstance that is reasonably likely to materially adversely affect the prospects, financial condition or results of operations of the Company.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants to Buyer, jointly and severally, as of the date of this Agreement and as of the Closing, that:

5.1. Ownership of Shares.  Such Seller is the sole record and sole beneficial holder of 100% of the capital stock set forth opposite its name on Section 4.3 of the Disclosure Schedule, free and clear of any Liens (such Shares, such “Equity Interest”).  Such Seller’s Equity Interest constitutes such Seller’s entire equity interest in the Company.  No person (other than Buyer) has a beneficial interest in or a right to acquire or vote any of such Seller’s Equity Interest.  Such Seller’s Equity Interest is not subject to any Liens (other than Liens created pursuant hereto)

5.2. Authorization.  Such Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation or creation. Such Seller has all requisite power and authority to enter into this Agreement and each Ancillary Transaction Document to which such Seller is a party, and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each Ancillary Transaction Document to which such Seller is a party by such Seller and the consummation

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by such Seller of the Transactions have been duly authorized by all necessary action, if any, on the part of such Seller.  This Agreement and each Ancillary Transaction Document to which such Seller is a party has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the General Enforceability Exclusions.

5.3. Non-Contravention.

(a) No Conflict.  The execution and delivery by such Seller of this Agreement and the Ancillary Transaction Documents to which such Seller is a party do not, and the consummation of the Transactions does not, and the Seller’s performance of its obligations under this Agreement and the Ancillary Transaction Documents to which such Seller is a party will not: (i) result in the creation of any Lien on any of such Seller’s capital stock or other equity or equity-linked interests of the Company; or (ii) conflict with or violate the Organizational Documents, of conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to: (A) any Contract to which such Seller is a party or by which such Seller or any of such Seller’s capital stock or other equity or equity-linked interests of the Company is bound or affected; or (B) any applicable Law.

(b) Required Consents.  Except for consents or approvals obtained prior to the date of this Agreement, no consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Governmental Entity or other Person is necessary or required to be made or obtained by such Seller to enable such Seller to lawfully execute and deliver, enter into, and perform its obligations under this Agreement and each of the Ancillary Transaction Documents to which such Seller is a party.

5.4. Litigation.  There is no Action pending against such Seller that relates in any way to this Agreement, any Ancillary Transaction Document to which such Seller is a party, or the Transactions.  To the knowledge of such Seller: (a) no such Action has been threatened; and (b) there is no reasonable basis for any such Action.

5.5. No Brokers.  Except as set forth in Section 4.19 of the Disclosure Schedule, such Seller is not obligated for the payment of any fees or expenses of any investment banker, broker, advisor, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Transactions.  Following the Closing, none of Buyer, or any of its respective Affiliates shall have any Liability, either directly or indirectly, to any such investment banker, broker, advisor, finder or similar party as a result of this Agreement or the Transactions or the engagement of any such investment banker, broker, advisor, finder or similar party prior to the Closing.

5.6. Taxes.  Such Seller has had an opportunity to review with its own advisors the Tax consequences of the Transactions.  Such Seller understands that it must rely solely on its advisors and not on any statements or representations made by Buyer, the Company or any of their respective agents or representatives.  Such Seller understands that such Seller (and not Buyer, or the Company or any other Person) shall be responsible for any Tax Liability for such Seller that may arise as a result of the Transactions.

5.7. Confirmation Regarding the Company Representations and Warranties. Such Seller has read and understands the representations and warranties set forth in Article IV and, to the best of such Seller’s knowledge, such representations and true and correct.

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ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to the Company to enter into this Agreement, Buyer hereby represents and warrants, solely to the Sellers, as follows:

6.1. Organization and Authority of Buyer; Enforceability.  Buyer is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation.  Buyer has full entity power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the Transactions.  The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the Transactions have been duly authorized by all requisite actions on the part of Buyer.  This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the Company, the Sellers and the Sellers’ Representative) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

6.2. Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the Transactions, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Buyer.  No consent, approval, waiver or authorization is required to be obtained by Buyer from any Person or entity (including any Governmental Entity) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the Transactions.

6.3. Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the Transactions.

6.4. Investment Purpose.  Buyer is acquiring the Purchased Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with all applicable Laws, including U.S. federal securities Laws.  Buyer agrees that the Purchased Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws.  Buyer is able to bear the economic risk of holding the Purchased Shares for an indefinite period (including total loss of its investment), and (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

ARTICLE VII
COVENANTS

7.1. Further Action; Reasonable Best Efforts.  Upon the terms and subject to the conditions of this Agreement, each Party shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including executing and delivering such additional documents, instruments, conveyances and assurances, and  using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to Contracts with the Company as are necessary for the consummation of the Transactions.  In case, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties shall use their respective reasonable best efforts to take all such action.

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7.2. Public Announcements.  The Company, the Sellers and the Sellers’ Representative shall not, and the Company, the Sellers and the Sellers’ Representative shall, shall not cause their respective agents and representatives not to, prior to Buyer’s public announcement, if any, of this Agreement and the Transactions, directly or indirectly, issue any press release or other public statement relating to the terms of this Agreement or the Transactions or use Buyer’s name or the name of any Affiliate of Buyer or refer to Buyer or any Affiliate of Buyer directly or indirectly in connection with Buyer’s relationship or the relationship of any Affiliate of Buyer with the Company in any media interview, advertisement, news release, press release or professional or trade publication, or in any print media, whether or not in response to an inquiry, without the prior written approval of Buyer, unless required by Law (in which event a satisfactory opinion of counsel to that effect shall be first delivered to Buyer prior to any such disclosure) and except as reasonably necessary for the Company to obtain the consents and approvals of third parties contemplated by this Agreement.  In the event Buyer makes any public announcement with respect to this Agreement or the Transactions, neither the Company nor any Seller shall, and each such Party shall cause its respective Affiliates, agents and representatives not to, issue any press release or other public statement relating to the terms of this Agreement or the Transactions that differs in any material respect from any such public announcement made by Buyer or any of its Affiliates.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit or otherwise restrict or limit any communication between Buyer, on the one hand, and any of its Affiliates, on the other hand, and Buyer and its Affiliates shall be free to make customary disclosures to their respective Affiliates relating to the terms of this Agreement and/or the Transactions.

7.3. Tax Matters.

(a) Responsibility for Filing.  The Parties agree that Buyer shall prepare and file or cause to be prepared and filed all income Tax Returns of the Company that are for a Pre-Closing Tax Period and that are due after the Closing Date, including Tax Returns for Taxable periods which begin before the Closing Date and end after the Closing Date (a “Straddle Period”).  20 Business Days prior to the due date of such returns, Buyer shall permit the Sellers’ Representative to review and comment on the Straddle Period returns and shall consider in good faith such revisions to such returns as are reasonably requested by the Sellers’ Representative.  The Sellers, jointly and severally, shall reimburse Buyer for any Taxes paid by Buyer or any of its Affiliates that are attributable to Pre-Closing Taxes within 30 days after payment by Buyer or any Affiliate of Buyer of such Taxes; provided, however, that the Sellers shall not reimburse Buyer for any Pre-Closing Taxes to the extent that they were included as current liabilities in the Net Working Capital Amount.  Each Seller shall be responsible for filing its own Tax Returns for all Taxable Periods, regardless of whether such periods end before or after the Closing Date.

(b) Cooperation on Tax Matters.

(i) Each Party shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon any other Party’s request) the provision of records and information which are reasonably necessary to any such audit, litigation or other proceeding and being available on a mutually convenient basis to provide additional information and explanation of any matters provided hereunder.  Each Party shall retain all books and records with respect to Tax matters pertinent to the Company relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (including extensions) of the respective Taxable periods, and abide by all record retention agreements entered into with any Tax Authority.

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(ii) Each Party further agrees, upon request, to use reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the Transaction)

(c) Allocation of Taxes for any Straddle Period.  In the case of any Straddle Period, the amount of any Taxes (other than property or ad valorem Taxes) attributable to the portion of such Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date.  In the case of any property or ad valorem Taxes that are payable for a Straddle Period, the portion of such Tax which is attributable to the portion of such Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period.

(d) Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (collectively, “Transfer Taxes”) incurred in connection with the Transactions shall be borne 50% by the Sellers and 50% by the Buyer.  Seller will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation; provided, however, that Buyer shall be given the opportunity to review and comment on any such Tax Return or other documentation before joining in the execution thereof.

(e) Other Tax Matters.

(i) Following the Closing Buyer shall cause the Company to (A) restate its pre-Closing books and records to conform to GAAP; and (B) determine the Company’s potential unpaid state sales and use tax liabilities for any Pre-Closing Taxable Period (any such Taxes “Pre-Closing Sales Taxes”).  The Sellers, jointly and severally, shall be fully responsible for and shall promptly reimburse Buyer, on an as incurred basis, for any out-of-pocket professional fees and expenses incurred by the Company in connection with the restatement and determination contemplated by the previous sentence. Further, Sellers shall cooperate fully, as and to the extent reasonably requested by the Company and Buyer, in connection with such endeavors.

(ii) Notwithstanding anything in this Agreement to the contrary, in respect of any applications, filing, communications, voluntary disclosure agreements or other Tax Returns with respect Pre-Closing Sales Taxes (including any related administrative or judicial proceedings) (any “Pre-Closing Sales Tax Matter”), Buyer shall have the right to control the conduct of such Pre-Closing Sale Tax Matter; provided that the Sellers may participate in the conduct of such Pre-Closing Sales Tax Matter. For the avoidance of doubt, the Sellers shall be responsible, jointly and severally, for and indemnify Buyer or its Affiliates pursuant to Section 8.1(a)(viii) from, against and respect of any and all Pre-Closing Sales Tax, and any and all other claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to any Pre-Closing Sales Tax Matter; provided, however, that should Buyer either fail to promptly file a claim for refund, or notify Seller that it does not intend to make a claim for refund in any jurisdiction which was overpaid as a result of any determination of sales tax liability in another jurisdiction, then Seller shall have the right to file a claim for such refund.  A promptly filed claim for refund shall mean a claim for refund filed by Buyer within 30 days following Buyer’s receipt of a notice of assessment issued by any jurisdiction assessing Pre-Closing Sales Taxes.  Should Seller have the right to file a claim for refund as set forth above, then Buyer shall use its reasonable efforts to provide Seller access to

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all applicable records, receipts, tax filings and other documents in its possession that relate to such Pre-Closing Sales Tax Matter as may be reasonably requested by Seller.  The Parties acknowledge that Buyer may be required to sign and file any claim for refund, and Buyer will use its reasonable efforts to timely file any claim for refund submitted by Seller.  Seller acknowledges and agrees that in the event it pursues any claim for refund on behalf of the Company as set forth above, Seller shall be responsible for any legal and accounting fees associated with such filings, if any.  To the extent Seller is successful in its claim for refund, all amounts refunded and actually received by Buyer shall reduce the amount of Buyer’s claim against Seller for any Pre-Closing Sales Tax Matter.

7.4. Release.  In consideration for the agreements and covenants of Buyer set forth in this Agreement, as of and following the Closing Date, the Company and each Seller, on behalf of themselves and, to the extent permitted by Law, each of their respective Affiliates (collectively in the singular, each a “Releasing Party” and in the plural, the “Releasing Parties”) hereby knowingly, voluntarily and unconditionally releases, forever discharges, and covenants not to sue Buyer and its predecessors, successors, parents, Subsidiaries and other Affiliates, and any of their respective current and former officers, directors, employees, agents, or representatives from and for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs, and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, a Releasing Party has or may have, now or in the future, arising out of, relating to, or resulting from any act of commission or omission, errors, negligence, strict liability, breach of contract, tort, violations of Law, matter or cause whatsoever from the beginning of time to the Closing Date (collectively, the “Released Claims”); provided, however, that such release will not cover any claims against Buyer arising after the Closing Date under this Agreement, or any Ancillary Transaction Document.

7.5. 401(k) Plans.  Effective as of the Business Day immediately preceding the Closing, the Company and the Sellers shall take all actions necessary to effect the termination of any and all Company Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, and effective as of the Business Day immediately preceding the Closing, no Company employee shall have any right thereafter to contribute any amounts to any Company Plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code.  The Company shall provide Buyer with evidence that each such Company Plan has been terminated pursuant to an action by the Company board of directors.

7.6. Customer Notification.  Buyer will not initiate a discussion with any customer of the Company regarding the billing practices of the Company prior to Closing; provided, however, nothing contained herein shall prohibit or restrict Buyer from making any disclosures or providing any notifications as required by Contract, applicable Law or any Governmental Entity or engaging in any such discussions initiated by a customer of the Company.  In the event Seller alleges that Buyer breached its obligations pursuant to this Section 7.6, the burden of proof to prove such breach shall be on Seller.

ARTICLE VIII
INDEMNIFICATION

8.1. Indemnification.

(a) Subject to the limitations and exceptions set forth in this ARTICLE VIII, each Seller (as such, the “Indemnifying Person”), jointly and severally, agrees to indemnify and hold harmless Buyer and its Affiliates, each of their respective managers, directors, officers, agents, employees, representatives, successors and assigns (each of the foregoing being referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against any and all losses, Liabilities, damages, fees, settlement costs and expenses, including costs of investigation and defense and

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reasonable fees and expenses of legal counsel, experts and other professionals (collectively, “Indemnifiable Damages”), whether or not due to a third-party claim, in each case, directly or indirectly incurred, arising out of or resulting from or in connection with:

(i)any breach of any representation or warranty made by the Company in ARTICLE IV or made by the Company in any Ancillary Transaction Document to which the Company is a party;

(ii) any breach of any representation or warranty made by any Seller in ARTICLE V or made by any Seller in any Ancillary Transaction Document to which such Seller is a party;

(iii) any and all (A) Indebtedness of the Company that existed prior to the Closing and that remained unpaid after the Closing that is not included in the Final Net Working Capital Amount, and (B) Transaction Expenses that existed prior to the Closing and that remained unpaid after the Closing that is not included in the Final Net Working Capital Amount;

(iv) any breach of or default of any of the covenants in Article VII made by the Company (to the extent required to be performed at or prior to the Closing) or any Seller or a breach or default of any of the covenants in any Ancillary Transaction Document to which the Company or any Seller is a party;

(v) any fraud, intentional misrepresentation or willful breach by or on the part of Seller or any Seller arising out of, resulting from or in connection with this Agreement or in any Ancillary Transaction Document to which Seller or any such Seller is a party;

(vi) any Released Claim;

(vii) any failure to obtain any consent required from any Person in connection with a Contract listed on Section 4.4(a) of the Disclosure Schedule;

(viii) any Excluded Liabilities;

(ix) any Pre-Closing Taxes, including for the avoidance of doubt, any federal or state income taxes for any Pre-Closing Taxable Period and, subject to the treatment of any refunds received pursuant to Section 7.3(e)(ii), Pre-Closing Sales Taxes; and

(x) without duplication of Section 2.3, any Unidentified Liabilities.

(b) For purposes of calculating the amount of any Indemnifiable Damages under this ARTICLE VIII, any materiality, Material Adverse Effect or other similar qualifications in the representations and warranties contained in ARTICLE IV and ARTICLE V shall be disregarded.

8.2. Recourse; Other Limitations.

(a) The indemnification obligations of each Indemnifying Person under this ARTICLE VIII and the set-off rights set forth in Section 2.4(f) shall constitute the sole and exclusive rights, claims and remedies of all Indemnified Persons with respect to the Transactions against such Indemnifying Person; provided, however, that this ARTICLE VIII shall not limit or restrict Buyer’s and its Affiliates’ rights to specific performance, injunctive relief or any other equitable remedies for any breach or threatened breach of this Agreement or any Ancillary Transaction Document to which the Company or

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any Seller is a party, or any right or remedy arising by reason of any claim of fraud, intentional misrepresentation or willful breach.

(b) Except with respect to Special Matters or indemnification claims pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii) for breaches of Fundamental Representations the Indemnifying Persons’ aggregate Liability for indemnification claims shall be limited to an aggregate amount equal to 15% of the sum of: (i) the Final Net Purchase Price; plus (ii) the portion of the Earn-Out Consideration actually earned pursuant to Section 2.4, if any.

(c) With respect to Special Matters (other than Section 8.1(a)(v)) and with respect to indemnification claims pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii) with respect to breaches of only those certain Fundamental Representations, the Indemnifying Person shall be liable for any Indemnifiable Damages resulting therefrom up to the sum of: (i) the Final Net Purchase Price; plus (ii) the portion of the Earn-Out Consideration actually earned pursuant to Section 2.4, if any. Notwithstanding anything to the contrary set forth herein, indemnification claims pursuant to Section 8.1(a)(v) shall be unlimited.

(d) Other than with respect to indemnification claims pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii) for a breach of any of the Fundamental Representations, no claim for indemnification may be made by any Indemnified Person pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii) unless and until the aggregate amount of the Indemnifiable Damages exceeds the Basket Amount, at which point, subject to the limits set forth in this ARTICLE VIII, Indemnified Persons may recover all Indemnifiable Damages, including the Basket Amount.  No Indemnified Person shall be entitled to receive indemnification more than once with respect to the same loss even if the state of facts giving rise to such loss constitutes a breach of more than one representation, warranty, covenant or agreement.

8.3. Period for Claims; Other Limitations.  The period during which claims for Indemnifiable Damages may be made pursuant to Section 8.4 for the indemnity obligations under this Agreement (the applicable period, the “Claims Period”) shall commence at the Closing and terminate on the first Business Day occurring after the 15-month anniversary of the Closing Date (the “Indemnification Period”); provided, however, that the Claims Period for claims made: (a) pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii) with respect to the breach of a Fundamental Representation; and (b) pursuant to Section 8.1(a)(iii)-(x) shall commence at the Closing and shall survive indefinitely (the applicable time period specified in this proviso being the “Subsequent Claims Period”).  Notwithstanding anything to the contrary in this Agreement, all or the applicable portion of the Escrow Amount necessary to satisfy any unresolved or unsatisfied claim for Indemnifiable Damages specified in any Officer’s Certificate delivered to Sellers’ Representative pursuant to Section 8.4 prior to expiration of the Indemnification Period shall not be distributed to the Sellers until such claim for Indemnifiable Damages has been resolved or satisfied in accordance with the terms hereof, at which point the entire remaining portion of the Escrow Amount shall be distributed to the Sellers upon the terms and subject to the conditions set forth in the Escrow Agreement.  With respect to any portion of the Escrow Amount reserved for a given indemnification claim made by any Indemnified Person in accordance with Section 8.4 prior to the expiration of the Claims Period, such reserved amount shall be distributed to the Sellers after such claim has been resolved or satisfied in accordance with the terms of this Agreement, net of any amounts therefrom used to satisfy any Indemnifying Person’s indemnification obligations with respect to such claim in accordance with this ARTICLE VIII, upon the terms and subject to the conditions set forth in the Escrow Agreement.

8.4. Claims.  On or before the last day of the Indemnification Period, Buyer may deliver to Sellers’ Representative to Sellers’ Representative a certificate signed by any officer of Buyer (as updated or amended from time to time by Buyer in good faith by delivering an updated or amended Officer’s Certificate to Sellers’ Representative, an “Officer’s Certificate”): (a) stating that an Indemnified Person has incurred, paid, reserved or accrued Indemnifiable Damages, or is reasonably likely to incur, pay, reserve or

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accrue Indemnifiable Damages (or that with respect to any Tax matters, that any Tax Authority may reasonably raise such matter in audit of Buyer which could give rise to Indemnifiable Damages); (b) stating the Indemnified Person’s reasonable, good faith estimate of the amount of such Indemnifiable Damages (which, in the case of Indemnifiable Damages not yet incurred, paid, reserved or accrued, may be the maximum amount reasonably anticipated by Buyer to be incurred, paid, reserved or accrued); and (c) specifying in reasonable detail (based upon the information then possessed by Buyer) the individual items of such Indemnifiable Damages included in the amount so stated and the nature of the claim to which such Indemnifiable Damages are related and the principal facts, to the extent then known by Buyer, giving rise to any such claim for indemnification and the sections of this Agreement pursuant to which such claim is being made.  Provided that the Officer’s Certificate is delivered to Sellers’ Representative, no delay in providing such Officer’s Certificate shall affect an Indemnified Person’s rights hereunder, unless (and then only to the extent that) the applicable Indemnifying Person is materially prejudiced by such delay.

8.5. Resolution of Objections to Claims.

(a) Sellers’ Representative shall have 30 days after receipt of an Officer’s Certificate to object in good faith in writing to any claim or claims by Buyer made in such Officer’s Certificate, and if no such written objection is received by Buyer within such 30-day period, such matter shall be deemed to be determined in favor of Buyer as set forth in, and as may be qualified by, such Officer’s Certificate.  If Sellers’ Representative objects in good faith and delivers written notice of such objection to Buyer within such 30-day period, Buyer and Sellers’ Representative shall attempt in good faith to resolve such objection within the 45-day period commencing on Buyer’s receipt of such written objection.  If Buyer and Sellers’ Representative shall so agree, a memorandum setting forth such agreement shall be prepared and signed by all such Parties, and the Parties shall execute and deliver written instructions to the Escrow Agent directing the Escrow Agent to distribute an amount equal to the agreed amount set forth in such memorandum.

(b) If no such agreement can be reached during such 45-day period, but in any event upon the expiration of such 45-day period, the dispute shall be handled in accordance with Section 9.7, Section 9.8 or Section 9.8, as applicable.

8.6. Third-Party Claims.

(a) In the event that any claim for which an Indemnifying Person would be liable to an Indemnified Person hereunder is asserted against or sought to be collected from such Indemnified Person by a third party (including any Tax audit, contest or similar proceeding), subject to Section 8.2 and Section 8.3 (each, a “Third-Party Claim”), the Indemnified Person shall notify in writing Sellers’ Representative of such Third-Party Claim within 30 days after the Indemnified Person becomes aware of such Third-Party Claim (or within such shorter period as may be required to permit the Indemnifying Person to respond to any such Third-Party Claim), specifying the nature of and the specific basis for such Third-Party Claim and a good faith estimate (to the extent practicable) of the amount of all related Indemnifiable Damages; provided, however, that the failure to so notify Sellers’ Representative will not relieve any Indemnifying Person from Liability under this ARTICLE VIII unless (and then only to the extent that) it has been prejudiced by such delay.

(b) The Indemnifying Person shall be entitled to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice if and only if the Indemnifying Person (i) provides to the Indemnified Person written notice of the Indemnifying Person’s election to defend such Third-Party Claim within 30 days of the receipt of such notice from the Indemnified Person and (ii) provides to the Indemnified Person written acknowledgment that such Third-Party Claim involves a matter for which the Indemnifying Person is obligated to provide indemnification to the Indemnified Person pursuant to this ARTICLE VIII; provided, however, that in the case of any Third-Party Claim with respect

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to any Tax audit, contest or similar proceeding relating to both a Pre-Closing Tax Period and a Post-Closing Tax Period, the Indemnifying Person shall not be entitled to assume and control the defense of such Third-Party Claim to the extent such Tax audit, contest or similar proceeding relates to a Post-Closing Tax Period.  Notwithstanding anything herein to the contrary, the Indemnifying Person shall not have the right to assume the defense of any such Third-Party Claim (A) if such Third-Party Claim could result in criminal liability of, or equitable remedies against, the Indemnified Person, or (B) if the defendants in, or targets of any such Third-Party Claim include both the Indemnifying Person and the Indemnified Person, and the Indemnified Person has been advised by counsel that a conflict of interest likely exists between the Indemnified Person and the Indemnifying Person (in which case the Indemnifying Person will not have the right to assume the defense of the Third-Party Claim against the Indemnified Person).

(c) If the Indemnifying Person elects to undertake any such defense, the Indemnified Person may participate in such defense at its own expense.  The Indemnified Person shall undertake good faith efforts to cooperate with the Indemnifying Person in such defense and make available to the Indemnifying Person, at the Indemnifying Person’s expense, all witnesses, pertinent records, materials and information in the Indemnified Person’s possession or under the Indemnified Person’s control relating thereto (or in the possession or control of any of its Affiliates or its or their representatives) as are reasonably requested by the Indemnifying Person or its counsel.  If the Indemnifying Person elects to control any such defense, the Indemnified Person shall not, without the Indemnifying Person’s prior written consent pay or permit to be paid any amount in settlement of such Third-Party Claim unless: (i) the Indemnifying Person consents in writing to such payment; (ii) the Indemnifying Person withdraws from the defense of, or fails to actively conduct the defense of, such Third-Party Claim; or (iii) a final judgment is entered against the Indemnified Person with respect to such Third-Party Claim.  The Indemnifying Person shall not unreasonably withhold consent to a settlement.  Notwithstanding anything to the contrary in this Agreement, with respect to any Third-Party Claim for which the Indemnifying Person has elected to conduct the defense and is actively conducting the defense thereof, if the Indemnified Person so directs the Indemnifying Person in writing, the Indemnifying Person shall settle, compromise or discharge such Third-Party Claim for the settlement amount specified by the Indemnified Person (the “Settlement Amount”), which shall be paid as follows: (A) to the extent that the Indemnifying Person does not object to the amount to be paid to the applicable third party in connection with the settlement, compromise or discharge of such Third-Party Claim, such amount shall constitute Indemnifiable Damages for all purposes under this Agreement (such amount, the “Agreed Value”), and the Indemnified Person may unilaterally direct the Escrow Agent to distribute an amount equal to the Agreed Value as specified in written instructions delivered by the Indemnified Person to the Escrow Agent; and (B) the Indemnified Persons shall fund any portion of the Settlement Amount that is in excess of the Agreed Value (such excess, the “Disputed Amount”).  The Indemnified Person shall have the right to make a claim for Indemnifiable Damages for the Disputed Amount and, if the Indemnified Person makes such claim, a portion of the Escrow Amount equal to the Disputed Amount shall continue to be held by the Escrow Agent and shall not be paid to the Sellers until the Indemnified Person’s claim for Indemnifiable Damages with respect to the Disputed Amount has been resolved or satisfied in accordance with the terms of Section 8.4, this Section 8.6, Section 9.8, Section 9.9 and the Escrow Agreement, as applicable.

8.7. No Waiver by Knowledge.  An Indemnified Person’s right to indemnification under this ARTICLE VIII based on the breach of any representation, warranty, covenant or agreement  shall not be diminished or otherwise affected in any way as a result of the existence of such Indemnified Person’s or its Affiliates’ or their respective representatives’ knowledge of such breach or untruth, regardless of whether such knowledge exists as a result of the Indemnified Person’s investigation, as a result of disclosure by the Indemnifying Person (or any other Person), or otherwise.

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8.8. Tax Treatment of Indemnity Payments.  The Parties agree to treat any indemnity payment made pursuant to this ARTICLE VIIIas an adjustment to the Final Net Purchase Price for federal, state, local and foreign income Tax purposes unless otherwise required by Law.

ARTICLE IX
GENERAL PROVISIONS

9.1. Survival of Representations and Warranties and Covenants.  The representations and warranties with respect to the Company and the Sellers in Article IV and Article V shall survive the Closing and remain in full force and effect until the expiration of the Claims Period that applies to such representations and warranties as set forth in Section 8.3; provided, however, that no right to indemnification pursuant to ARTICLE VIII in respect of any claim that is set forth in an Officer’s Certificate (including any update or amendment thereto) delivered to Sellers’ Representative prior to the expiration of the applicable Claims Period shall be affected by the expiration of such representations and warranties as it relates to such claim.

9.2. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested), or sent via email (with receipt confirmed), to the Parties at the respective addresses set forth on Schedule D (or at such other address for a Party as shall be specified by like notice).

9.3. Counterparts.  This Agreement may be executed in one or more counterparts (including by means of DocuSign (or similar) or transmission in portable document format (.pdf)), all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties; it being understood that all Parties need not sign the same counterpart.

9.4. Entire Agreement; Non-assignability; Parties in Interest; Amendment.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the Exhibits attached hereto, the Schedules, including the Disclosure Schedule: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the Parties any rights or remedies hereunder (except that ARTICLE VIII is intended to benefit Indemnified Persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein.  This Agreement shall not be amended, modified or supplemented except by a written instrument signed by Buyer and the Sellers.

9.5. Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided; however, that Buyer may assign, transfer or delegate its rights and obligations pursuant to this Agreement, in whole and not in part, to one of the following persons if such Person signs a written agreement evidencing its assumption of such rights and obligations: (a) any direct wholly-owned Subsidiary of Buyer or any successor in interest to Buyer; (b) one or more banks or other lenders providing financing to Buyer or its Affiliates from time to time; or (c) any Person that acquires the outstanding shares of capital stock or substantially all of the assets of Buyer.

9.6. Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably

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to effect the intent of the Parties.  The Parties shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7. Remedies Cumulative.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any Party of any right to specific performance or injunctive relief.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the Parties hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

9.8. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law.  Other than as expressly provided in Section 2.3, Section 2.4 and Section 8.6 with respect to the resolution of Disputes, the Parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the Wilmington, Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such Action shall be heard and determined in such a Delaware state or federal court.  The Parties hereby consent to and grant any such court jurisdiction over the Person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.2 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.  With respect to any particular Action, venue shall lie solely in the State of Delaware.

9.9. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9.10. Fees and Expenses.  Other than as expressly provided in Section 2.3, Section 2.4 and ARTICLE VIII, each Party shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such Party in connection with the Transactions, including all fees, costs and expenses incurred by such Party in connection with or by virtue of: (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection herewith or therewith; (b) the preparation and submission of any filing or notice required to be made or given in connection with the Transactions; and (c) the consummation of the Transactions.

9.11. Confidentiality.  It is understood and agreed by the Company, each Seller and their respective counsel that this Agreement and all of its Schedules and Exhibits, as well as its terms, and matters discussed in negotiating its terms are confidential. It is therefore understood and agreed by the Company and each Seller and their respective counsel that they will not (except as specifically permitted under Section 7.2), and will cause their Affiliates not to, unless required by a subpoena, court or applicable Law or the rules of a stock exchange on which their securities are listed, reveal, discuss, publish or in any way

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communicate any terms of this Agreement, or the fact of the Agreement generally, other than to state that the terms in the Agreement were satisfactory to all Parties.  The foregoing shall not prohibit Seller from disclosing or discussing any information that is made public by Buyer, in each case so long as such disclosure or discussion does not extend beyond such information made public by Buyer.

9.12. Limited Guarantee. Subject to the terms and conditions set forth in this Agreement, including Section 8.2, Thomas A. Callaway hereby irrevocably and unconditionally guarantees to Buyer, without right of set-off, the due and punctual performance of all of the obligations of the Sellers hereunder.

9.13. Sellers’ Representative.

(a) Each Seller acknowledges, ratifies and agrees to the appointment of Thomas A. Callaway as the representative of such Seller (the “Sellers’ Representative”) in connection with the acquisition of the Company by Buyer pursuant to the terms of this Agreement.  The Sellers’ Representative will act as agent and attorney-in-fact on behalf of each Seller with full power of substitution to act in the name, place and stead of the Sellers with respect to, as applicable, the transfer of the Purchased Shares owned by the Sellers to Buyer in accordance with the terms and provisions of this Agreement, and to act on behalf of each Seller in any litigation or arbitration involving this Agreement, do or refrain from doing all such further acts and things, and execute all such documents as the Sellers’ Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including, without limitation, the power:

(i) to act for the Sellers with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any claim on behalf of Sellers and to transact matters of litigation;

(ii) to execute and deliver any certificate, instrument and/or agreement that the Sellers’ Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

(iii) to receive funds under this Agreement and give receipts for such funds, it being understood that any such funds received by the Sellers’ Representative under this Agreement on behalf of Sellers shall be distributed by the Sellers’ Representative to the Sellers in accordance with their respective Pre-Closing Ownership Percentages as if such funds were distributed directly to such Sellers;

(iv) to receive service of process in connection with any claims under this Agreement; and

(v) to exercise any powers or otherwise act on behalf of the Sellers as explicitly provided for in this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

L.A.R.K. Industries, Inc. (d/b/a Residential Design Services)

By: /s/ Kendall R. Hoyd

Name: Kendall R. Hoyd

Title:President

COMPANY:

T.A.C. Ceramic Tile Co.

By: /s/ Thomas A. Callaway

Name: Thomas A. Callaway

Title:President

SELLERS:

TAC & TAC Irrevocable Trust dated December 28, 2012

By: /s/ Robert J. Hughes

Name: Robert J. Hughes

Title:Trustee

Thomas A. Callaway Living Trust U/A dated December 28, 2012

By: /s/ Thomas A. Callaway

Name: Thomas A. Callaway

Title:Trustee

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS’ REPRESENTATIVE:

/s/ Thomas A. Callaway

Thomas. A. Callaway

[Signature Page to Purchase Agreement]

Schedule A

Additional Defined Terms

Term	Definition
Adjusted EBITDA

The net income generated by the operation of the Earn-Out Business during the 12-month period beginning the first full month after the Closing Date before interest expense, income tax expense, depreciation expense and intangible asset amortization expense, calculated in accordance with GAAP, and to the extent in accordance with GAAP, consistently applied in accordance with past practices and in accordance with normal year end cut-off practices, plus (or minus) any adjustments that are reasonably required to remove the effect of any one-time or non-recurring expenses or income during such period and/or are consistent with adjustments that an independent and nationally recognized accounting firm would reasonably be expected to make in the course of preparing a “quality of earnings analysis” for a potential arm’s length purchaser of the Company.

Adjusted EBITDA Threshold	$11,528,200.57.
Ancillary Transaction Documents

Collectively, the Escrow Agreement, the Restrictive Covenant Agreements, the Commercial Lease, the Funds Flow Memo, the other documents, certificates, affidavits and agreements delivered pursuant to Section 3.2.

Balance Sheet Date	November 30, 2018.
Basket Amount	An amount equal to 0.5% of Enterprise Value.
Business	Sale and installation of tile products, hardwood flooring, carpet and vinyl.
Buyer	L.A.R.K. Industries, Inc. (d/b/a Residential Design Services).
Closing Effective Time	12:01 a.m. Eastern time on the Closing Date.
Contract Materiality Threshold	$25,000 per annum.
Earn-Out Business	The Business as conducted by Seller immediately prior to the Closing; and for the avoidance of doubt, excluding any other products or services sold by Buyer or any of Buyer’s Affiliates.
Earn-Out End Date	The date which is 12 months following the first full month after the Closing Date.
Earn-Out Statement Delivery Deadline	The date which is 90 days following the Earn-Out End Date.
Enterprise Value	$41,405,300.
Escrow Agent	Citibank N.A.
Escrow Agreement	The Escrow Agreement, dated as of the Closing Date, by and among Seller, Buyer and the Escrow Agent.

Schedule A-1

Escrow Amount	$5,000,000.
Financial Statements

Collectively: (a) the audited consolidated balance sheet of the Company as of the last day immediately preceding the current fiscal year and the related audited consolidated statement of income and Sellers’ equity and cash flow of the Company for the fiscal year then-ended; and (b) the unaudited consolidated interim balance sheet of the Company as of the Balance Sheet Date and the related unaudited consolidated statements of income and the Company’s equity and cash flow of the Company for the fiscal year-to-date period then-ended.

Knowledge Group Members	Thomas A. Callaway, Tom Latkanich, Ron Adams, Teresa Callaway.
Net Working Capital Amount

An amount equal to the sum of: (a) the Company’s consolidated total current assets (as defined by and determined in accordance with GAAP); minus (b) the Company’s consolidated total current liabilities (as defined by and determined in accordance with GAAP); in each case corresponding to the categories and line items set forth on the illustrative calculation of the Net Working Capital Amount set forth on Schedule E.  For purposes of calculating the Net Working Capital Amount and for the avoidance of doubt, the Company’s consolidated total current liabilities shall include only those items listed as current assets or current liabilities on Schedule E.

Neutral Accountant	Baker Tilly (or, if such firm shall decline or is unable to act, another independent Neutral Accountant of national reputation reasonably acceptable to Seller and Buyer).
Restricted Parties	Thomas A. Callaway.
Restrictive Covenant Agreement

A Restrictive Covenant Agreement in the form provided by Buyer and reasonably acceptable to the Company and each Restricted Party, to be executed by the Company and each Restricted Party in favor of Buyer.

Special Matters	Indemnification claims made pursuant to Section 8.1(a)(iii)-(x).
Target Net Working Capital Amount	$9,697,000.
Virtual Data Room	The “Tango Alpha Charlie 1” virtual data room folder hosted by Microsoft OneDrive in connection with the Transactions.

Schedule A-2

Exhibit 10.2

FIFTH AMENDMENT
TO FINANCING AGREEMENT

FIFTH AMENDMENT TO FINANCING AGREEMENT, dated as of December 31, 2018 (this "Amendment"), to the Financing Agreement, dated as of February 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company ("AGM"), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of Ultimate Parent (as defined therein) that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party thereto as lenders (collectively, the "Lenders") and CERBERUS BUSINESS FINANCE, LLC ("Cerberus"), as agent for the Lenders (in such capacity, the "Agent").

WHEREAS, the Obligors have requested that the Agent and the Lenders amend certain terms and conditions of the Financing Agreement; and

WHEREAS, the Agent and the Lenders are willing to amend such terms and conditions of the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.   Amendments.

(a)   The Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example:  bold and double-underlined text) as set forth on the pages of the Financing Agreement attached as Annex A hereto.

(b)   Schedule 2.1 (Term Loan Commitments) to the Financing Agreement is hereby amended and restated by deleting such schedule in its entirety and replacing such schedule with the new Schedule 2.1 attached as Annex B hereto.

(c)   Schedule 9.1.9 (Deposit Accounts) to the Financing Agreement is hereby amended and restated by deleting such schedule in its entirety and replacing such schedule with the new Schedule 9.1.9 attached as Annex C hereto.

3.   Representations and Warranties.  Each Obligor hereby represents and warrants to the Agent and the Lenders as follows:

(a)   Representations and Warranties; No Event of Default.  The representations and warranties of Borrower and each other Obligor contained herein and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date, and no Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)   Organization, Good Standing, Etc.  Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization.  Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect

(c)   Authorization, Etc.  Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform this Amendment and each other Loan Document to which it is or will be a party.  The execution, delivery and performance of the Financing Agreement, as amended hereby, and each other Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower's Property.

(d)   Enforceability of Loan Documents.  This Amendment, the Financing Agreement as amended by this Amendment, and each other Loan Document to which any Obligor is a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

4.   Conditions to Effectiveness of the Amendment.  This Amendment shall become effective only upon the satisfaction in full, in a manner reasonably satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived) being hereinafter referred to as the "Fifth Amendment Effective Date"):

(a)   Payment of Fees, Etc.  The Borrowers shall have paid on or before the Fifth Amendment Effective Date all fees, costs, expenses and taxes required to paid pursuant to Sections 3.2 and 3.04 of the Financing Agreement.

(b)   Representations and Warranties.  The representations and warranties of Borrower and each other Obligor contained in this Amendment and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date.

(c)   No Default; Event of Default.  No Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(d)   Delivery of Documents.  The Agent shall have received on or before the Fifth Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Agent and, unless indicated otherwise, dated the Fifth Amendment Effective Date:

(i)this Amendment, duly executed by the Obligors, each Agent and each Lender;

(ii)the Third Amendment to the ASG Intercreditor Agreement, duly executed by the parties thereto;

(iii)the Fifth Amendment Flow of Funds Agreement, duly executed by the parties thereto;

(iv)the Fifth Amendment Perfection Certificate, duly executed by the parties thereto;

(v)the T. A. C. Ceramic Collateral Assignment, duly executed by the parties thereto;

(vi)a joinder to the Guaranty and Collateral Agreement, substantially in the form of Annex I to the Guaranty and Collateral Agreement, duly executed by T. A. C. Ceramic;

(vii)a joinder to the Intercompany Subordination Agreement duly executed by T. A. C. Ceramic;

(viii)a pledge amendment to the Guaranty and Collateral Agreement, substantially in the form of Annex III to the Guaranty and Collateral Agreement, duly executed by Lark and T. A. C. Ceramic;

(ix)results of Lien searches, listing (x) all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement and (y) T. A. C. Ceramic as debtor and which are filed in the

State Corporation of the Commonwealth of Virginia, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(x)copies of the charter documents of each Obligor (including T. A. C. Ceramic), certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor (including T. A. C. Ceramic), issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(xi)a certificate of a duly authorized officer of each Obligor (including T. A. C. Ceramic), certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(xii)a certificate of an Authorized Officer of each Obligor (including T. A. C. Ceramic), certifying the names and true signatures of the representatives of such Obligor authorized to sign each Loan Document to which such Obligor is or will be a party and the other documents to be executed and delivered by such Obligor in connection herewith and therewith, together with evidence of the incumbency of such authorized officers/directors/representatives;

(xiii)certificates, in form and substance reasonably satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, after giving effect to the transactions contemplated  hereunder, (i) Obligors are, on a consolidated basis, Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 of the Financing Agreement are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(xiv)evidence of the insurance coverage with respect to the business and operations of the Obligors (other than T. A. C. Ceramic) as the Agent may reasonably request;

(xv)an opinion of (a) Alston & Bird, LLP, New York counsel to the Obligors, (b) Lane Powell LLP, Washington counsel to the Obligors and (c) Troutman Sanders

LLP, Virginia counsel to the Obligors, as to such customary matters as the Agent may reasonably request;

(xvi)a certificate of an Authorized Officer of the AGM, for itself and on behalf of the other Obligors, certifying as to the matters set forth in subsections (b) and (c) of this Section 4; and

(xvii)such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

(e)   T. A. C. Ceramic Acquisition.  Concurrently with the making of such Third Additional Term Loan to fund the T. A. C. Ceramic Acquisition, the T. A. C. Ceramic Acquisition shall have been consummated, in all material respects, in accordance with the terms of the T. A. C. Ceramic Acquisition Documents which shall be on terms and conditions reasonably acceptable to Agent.  The Agent shall have received a certificate, in form and substance reasonably satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, concurrently with the making of such Third Additional Term Loan to fund the T. A. C. Ceramic Acquisition, the T. A. C. Ceramic Acquisition shall have been consummated, in all material respects, in accordance with the terms of the T. A. C. Ceramic Acquisition Documents and Lark shall become the owner, free and clear of all Liens (other than Permitted Liens), of the T. A. C. Ceramic Assets.  T. A. C. Ceramic shall have received all consents necessary to permit the effectuation of the transactions contemplated by the T. A. C. Ceramic Acquisition (unless the receipt of such consents has been waived by Lark).  The T. A. C. Ceramic Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the T. A. C. Ceramic Acquisition Documents, each of which shall be certified by a duly authorized officer of Lark as being true, correct and complete.

(f)   Existing T. A. C. Ceramic Loan Facilities.  The Agent shall have received evidence reasonably satisfactory to it of the payment in full of all Debt under the Existing T. A. C. Ceramic Loan Facilities, together with (A) a termination and release agreement with respect to each Existing T. A. C. Ceramic Loan Facility and all related documents, duly executed by the Obligors and each Existing T. A. C. Ceramic Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing T. A. C. Ceramic Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing T. A. C. Ceramic Lender and covering any portion of the Collateral.

(g)   Liens; Priority.  The Agent shall be satisfied that the Agent has been granted, and holds, for the benefit of the Agent and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Fifth Amendment Effective Date.

(h)   Callaway Development, LLC Debt.  The Agent shall have received evidence reasonably satisfactory to it of the payment in full of all Debt owed by T. A. C Ceramic to Callaway Development, LLC.

5.   Continued Effectiveness of the Financing Agreement and Other Loan Documents.

(a)   Each Obligor confirms that all of its Obligations under the Financing Agreement and the Loan Documents (each as amended by this Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment.  Each Obligor hereby ratifies and confirms the Liens and security interests granted under the Financing Agreement and the Loan Documents and further ratifies and agrees that such Liens and security interests secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of the Agent pursuant to the Financing Agreement and the Loan Documents (as now, hereafter or from time to time amended).

(b)   Each Obligor agrees that at any time and from time to time, upon the written request of Agent, such Obligor will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the provisions of this Amendment.

(c)   Upon the effectiveness of this Amendment, each reference in the Financing Agreement to "this Financing Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Financing Agreement as amended hereby.

6.   No Novation.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

7.   No Representations by Agent or Lenders.  Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

8.   Release.  Each Obligor hereby acknowledges and agrees that:  (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, Agent, attorneys or consultants of any of the foregoing) and (b) the Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Obligors, and all of their Subsidiaries and Affiliates.  Notwithstanding the foregoing, the Agent and the Lenders wish (and the Obligors agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, Agent, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Fifth Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Obligor, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral.  Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

9.   Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as any Agent may reasonably request, in order to effect the purposes of this Amendment.

10.   Miscellaneous.

(a)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)   Each Obligor hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement, as and when provided in Section 10.1 of the Financing Agreement, if (i) any representation or warranty made by a Obligor under or in connection with this Amendment shall have been incorrect in any material respect when made, or (ii) a Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)   Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)   The Borrowers hereby affirm their obligation under, and to the extent contemplated by, Section 3.4 of the Financing Agreement to reimburse Agent for all reasonable and documented out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to legal costs and expenses with respect thereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:	Architectural Surfaces Group, LLC
its Sole Member

By: SIC Intermediate, Inc.
its Sole Member

By:    /s/ Kendall R. Hoyd

       Name: Kendall R. Hoyd

       Title: Chief Financial Officer and Secretary

PENTAL GRANITE & MARBLE, LLC

By:	Architectural Granite & Marble, LLC
its Sole Member

By: Architectural Surfaces Group, LLC

its Sole Member

By: SIC Intermediate, Inc.

       its Sole Member

By:    /s/ Kendall R. Hoyd

Name: Kendall R. Hoyd

Title: Chief Financial Officer and Secretary

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:    /s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Senior Vice President

LENDERS:

CERBERUS ASRS FUNDING LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS CAVALIERS LEVERED LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS ICQ OFFSHORE LEVERED LP

By: Cerberus ICQ Offshore GP LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name:  Philip Lindenbaum
Title:  Managing Director

CERBERUS LOAN FUNDING XX L.P.

By: Cerberus LFGP XX, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XXII L.P.

By: Cerberus LFGP XXII, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XXV LP

By: Cerberus LFGP XXV, LLC
Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS N-1 FUNDING LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS ND LEVERED LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS OFFSHORE LEVERED III LP

By: COL III GP Inc.

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS ONSHORE LEVERED III LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS REDWOOD LEVERED A LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS REDWOOD LEVERED B LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS SWC LEVERED II LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS FSBA HOLDINGS LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS LOAN FUNDING XIX L.P.

By: Cerberus LFGP XIX, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS STEPSTONE LEVERED LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

RELIANCE STANDARD LIFE INSURANCE COMPANY

By: CBF-D Manager, LLC

Its: Investment Manager

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS AUS LEVERED II LP

By: CAL II GP LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS AUS LEVERED III LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS ICQ LEVERED LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.

By: Cerberus ICQ Levered Opportunities GP, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XVII LTD.

By: Cerberus ASRS Holdings LLC, its attorney-in-fact

   /s/ Philip Lindenbaum

Duly Authorized Signatory

Name: Philip Lindenbaum
Title: Vice President

CERBERUS LOAN FUNDING XVIII L.P.

By: Cerberus LFGP XVIII, LLC

Its:  General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XXI L.P.

By: Cerberus LFGP XXI, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XXIII L.P.

By: Cerberus LFGP XXIII, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.

By: Cerberus Redwood Levered Opportunities GP B, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS ASRS HOLDINGS LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS KRS LEVERED LOAN

OPPORTUNITIES FUND, L.P.

By: Cerberus KRS Levered Opportunities GP, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LEVERED LOAN OPPORTUNITIES FUND III, L.P.

By: Cerberus Levered Opportunities III GP, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS ND CREDIT HOLDINGS LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.

By: Cerberus NJ Credit Opportunities GP, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS PSERS LEVERED LOAN OPPORTUNITIES FUND, L.P.

By: Cerberus PSERS Levered Opportunities GP, LLC

Its: General Partner

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

CERBERUS STEPSTONE CREDIT HOLDINGS LLC

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Vice President

SAFETY NATIONAL CASUALTY CORPORATION

By: CBF-D Manager, LLC

Its: Investment Manager

By:    /s/ Philip Lindenbaum

Name: Philip Lindenbaum
Title: Managing Director

ANNEX A

Amended Financing Agreement

ANNEX A TO ~~FOURTH~~FIFTH AMENDMENT

FINANCING AGREEMENT

Dated as of February 28, 2017

______________________________________________________________________________

______________________________________________________________________________

ARCHITECTURAL GRANITE & MARBLE, LLC AND EACH OF ITS SUBSIDIARIES LISTED AS A BORROWER ON THE SIGNATURE PAGES HERETO,

as Borrowers,

______________________________________________________________________________

the financial institutions party hereto from time to time as lenders,

______________________________________________________________________________

and

CERBERUS BUSINESS FINANCE, LLC,

as Agent

1.	DEFINITIONS; RULES OF CONSTRUCTION		1
	1.1	Definitions	1
	1.2	Accounting Terms	3~~1~~3
	1.3	Uniform Commercial Code	3~~1~~3
	1.4	Certain Matters of Construction	3~~1~~4
	1.5	Time of Day	3~~2~~4
	1.6	Effectiveness of Borrowers	3~~2~~4
2.	CREDIT FACILITIES		3~~2~~4
	2.1	Term Loan Commitment	3~~2~~4
3.	INTEREST, FEES AND CHARGES		3~~3~~6
	3.1	Interest	3~~3~~6
	3.2	Fees	3~~4~~7
	3.3	Computation of Interest, Fees, Yield Protection	3~~4~~8
	3.4	Reimbursement Obligations	3~~5~~8
	3.5	Illegality	3~~5~~8
	3.6	Inability to Determine Rates	3~~5~~9
	3.7	Increased Costs; Capital Adequacy	3~~6~~9
	3.8	Mitigation Obligations; Replacement of Lenders	~~37~~40
	3.9	Funding Losses	~~38~~41
	3.10	Maximum Interest	~~38~~41
4.	LOAN ADMINISTRATION		~~38~~42
	4.1	Intentionally Omitted	~~38~~42
	4.2	Defaulting Lender	~~38~~42
	4.3	Intentionally Omitted	~~39~~42
	4.4	One Obligation	~~39~~42
	4.5	Effect of Termination	~~39~~42
5.	PAYMENTS		43~~9~~
	5.1	General Payment Provisions	43~~9~~
	5.2	Repayment of Term Loans	43~~9~~
	5.3	Payment of Other Obligations	4~~2~~6
	5.4	Intentionally Omitted	4~~2~~6
	5.5	Marshaling; Payments Set Aside	4~~2~~6
	5.6	Application of Payments	4~~2~~6
	5.7	Account Stated	4~~3~~7
	5.8	Taxes	4~~4~~7
	5.9	Lender Tax Information	4~~5~~9
6.	CONDITIONS PRECEDENT.		~~47~~51
	6.1	Conditions Precedent to Initial Term Loans	~~47~~51
	6.2	Conditions Precedent to All Credit Extensions	~~47~~51

(continued)

	6.3	Conditions Precedent to Additional Term Loans	~~48~~51
	6.4	Conditions Precedent to Second Additional Term Loans	~~48~~51
	6.5	Conditions Precedent to Third Additional Term Loans	52
7.	CERTAIN COLLATERAL/FURTHER ASSURANCES		~~48~~52
	7.1	Real Estate Collateral	~~48~~52
	7.2	Cash Collateral	~~48~~52
	7.3	Extent of Liens	~~49~~52
8.	REPRESENTATIONS AND WARRANTIES		~~49~~52
	8.1	General Representations and Warranties	~~49~~52
	8.2	Complete Disclosure	5~~6~~9
9.	COVENANTS AND CONTINUING AGREEMENTS		5~~6~~9
	9.1	Affirmative Covenants	5~~6~~9
	9.2	Negative Covenants	6~~1~~4
	9.3	Financial Covenants	~~6~~70
10.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT		~~69~~72
	10.1	Events of Default	~~69~~72
	10.2	Remedies upon Default	7~~1~~5
	10.3	License	7~~2~~6
	10.4	Setoff	7~~2~~6
	10.5	Remedies Cumulative; No Waiver	7~~3~~6
11.	AGENT		7~~3~~6
	11.1	Appointment, Authority and Duties of Agent	7~~3~~6
	11.2	Agreements Regarding Collateral and Borrower Materials	7~~4~~8
	11.3	Reliance by Agent	7~~5~~8
	11.4	Action Upon Default	7~~5~~9
	11.5	Ratable Sharing	7~~5~~9
	11.6	Indemnification	7~~6~~9
	11.7	Limitation on Responsibilities of Agent	7~~6~~9
	11.8	Successor Agent and Co-Agents	~~76~~80
	11.9	Due Diligence and Non-Reliance	~~77~~80
	11.10	Remittance of Payments and Collections	~~77~~81
	11.11	Individual Capacities	~~7~~81
	11.12	Titles	~~7~~82
	11.13	No Third-Party Beneficiaries	~~7~~82
12.	BENEFIT OF AGREEMENT; ASSIGNMENTS		~~79~~82
	12.1	Successors and Assigns	~~79~~82
	12.2	Participations	~~79~~82

(continued)

	12.3	Assignments	8~~0~~3
	12.4	Replacement of Certain Lenders	8~~1~~5
13.	MISCELLANEOUS		8~~2~~5
	13.1	Amendments and Waivers	8~~2~~5
	13.2	Power of Attorney	8~~2~~6
	13.3	Indemnity	8~~3~~6
	13.4	Notices and Communications	8~~3~~6
	13.5	Performance of Borrowers' Obligations	8~~4~~7
	13.6	Credit Inquiries	8~~4~~8
	13.7	Severability	8~~5~~8
	13.8	Cumulative Effect; Conflict of Terms	8~~5~~8
	13.9	Counterparts; Execution	8~~5~~8
	13.10	Entire Agreement	8~~5~~8
	13.11	Relationship with Lenders	8~~5~~8
	13.12	No Control; No Advisory or Fiduciary Responsibility	8~~5~~9
	13.13	Confidentiality	8~~6~~9
	13.14	[Reserved]	~~86~~90
	13.15	GOVERNING LAW	~~86~~90
	13.16	Consent to Forum	~~87~~90
	13.17	Waivers by Borrowers	~~87~~91
	13.18	Patriot Act Notice	~~88~~91
	13.19	Intercreditor Agreement	~~88~~91
	13.20	NO ORAL AGREEMENT	~~88~~91

LIST OF SCHEDULES

Schedule 2.1	Term Loan Commitments
Schedule 8.1.4	Names and Capital Structure
Schedule 8.1.10	Brokerage Commission
Schedule 8.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.13	Environmental Matters
Schedule 8.1.14	Restrictive Agreements
Schedule 8.1.15	Litigation
Schedule 8.1.17	Pension Plans
Schedule 8.1.27	Material Contracts
Schedule 9.1.9	Deposit Accounts
Schedule 9.1.10	Business Locations
Schedule 9.2.2	Existing Liens

Schedule 9.2.17Existing Affiliate Transactions

EXHIBITS

Exhibit A-1	Assignment and Acceptance
Exhibit A-2	Assignment Notice
Exhibit B	Form of Compliance Certificate
Exhibit C	Conditions Precedent
Exhibit D	Financial Reporting
Exhibit E	Notice Requirements
Exhibit F	Post Closing
Exhibit G	Form of Joinder Agreement
Exhibit H	Additional Term Loan Conditions Precedent
Exhibit I	Post ~~Fourth~~Fifth Amendment Effective Date Obligations
Exhibit J	Second Additional Term Loan Conditions Precedent
Exhibit K	Third Additional Term Loan Conditions Precedent

FINANCING AGREEMENT

THIS FINANCING AGREEMENT is dated as of February 28, 2017, among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company ("AGM"), as the initial borrower, and immediately upon the consummation of the Pental Acquisition (as defined herein), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of Ultimate Parent (as defined herein) that executes a joinder agreement and becomes a "Borrower" hereunder, each a “Borrower” and collectively, the "Borrowers"), the financial institutions party hereto from time to time as lenders (collectively, the "Lenders") and CERBERUS BUSINESS FINANCE, LLC ("Cerberus"), as agent for the Lenders (in such capacity, the "Agent").

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their business.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS; RULES OF CONSTRUCTION

Definitions

.  As used herein, the following terms have the meanings set forth below:

ABL Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

ABL Priority Collateral Proceeds: the Proceeds of the ABL Priority Collateral.

A&I:  means collectively, Accents & Interiors, Inc., a Washington corporation and A&I Stone, Inc., a Washington corporation.

A&I Acquisition:  the consummation of the acquisition by Lark of the A&I Acquisition Assets pursuant to the terms of the A&I Acquisition Agreement and the transactions in connection therewith.

A&I Acquisition Agreement: that certain Asset Purchase Agreement between Lark, A&I, and the equityholders of A&I party thereto, together with all exhibits, schedules and annexes thereto.

A&I Acquisition Assets: shall have the meaning of “ Purchased Assets” as set forth in the A&I Acquisition Agreement.

A&I Acquisition Documents:  the A&I Acquisition Agreement, together with all other material agreements, instruments and other documents entered into or delivered in connection with the A&I Acquisition.

A&I Collateral Assignment: the Collateral Assignment of A&I Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by Lark in favor of the Agent.

Additional Term Loan: a loan made pursuant to Section 2.1.2.

Additional Term Loan Commitment:  for any Lender, the obligation of such Lender to make an Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Additional Term Loan Commitment Expiry Date: January 31, 2018.

Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Additional Term Loan Funding Date: has the meaning specified therefor in Section 3.2(c).

Adjusted Working Capital: means the remainder of (a) the consolidated current assets of the Obligors minus the amount of cash and cash equivalents included in such consolidated current assets, minus (b) the consolidated current liabilities of the Obligors minus the amount of consolidated short-term Debt (including current maturities of long-term Debt) of the Obligors included in such consolidated current liabilities.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  "Control" means either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) having ordinary voting power for the election of directors or managers or for material transactions or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have correlative meanings.  Notwithstanding anything herein to the contrary, unless expressly stated otherwise, in no event shall any portfolio company of any Sponsor (other than the Obligors and their respective Subsidiaries and any direct or indirect parent company of any such Obligor or Subsidiary) be considered an "Affiliate" of any Obligor.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained Agent.

AGM:  has the meaning specified therefor in the preamble hereto.

Agreement: this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and legally binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law principles, as well as provisions of constitutions, treaties, statutes, rules, code, regulations, ordinances, orders and decrees of Governmental Authorities.

Applicable Margin:  (a) 7.25% per annum, with respect to LIBOR Loans, and (b) 5.25% per annum, with respect to Base Rate Loans.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

Artisan Company Agreement: the Company Agreement of Artisan SG, LLC d/b/a The Artisan Group, LLC, a Texas limited liability company, dated as of September 30, 2007, as the same may be amended, restated, supplemented or modified from time to time in accordance with this Agreement.

ASG Intercreditor Agreement: that certain Intercreditor Agreement, dated as of February 28, 2017 by and among Agent, in its capacity as agent for the Term Creditors (as defined therein), Bank of America, N.A., and acknowledged by the Obligors, as amended from time to time in accordance with the terms thereof.

ASG Revolver Debt:  all Borrowed Money owed to the ABL Creditors (as defined in the ASG Intercreditor Agreement) pursuant to the ASG Revolver Debt Documents.

ASG Revolver Debt Documents:  (i) the ASG Revolver Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the ASG Revolver Debt, all as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

ASG Revolver Loan Agreement: that certain Amended and Restated Loan, Security and Guaranty Agreement, dated as of June 28, 2018, by and among Ultimate Parent, AGM, Pental, Lark, Greencraft Holdings, LLC, Greencraft Interiors, LLC, Casa Verde Services, LLC, Greencraft Stone and Tile LLC, Architectural Surfaces Group, LLC, Residential Design Services, LLC, SPV, SIC Intermediate, Inc. and Bank of America, N.A. as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

Assignment and Acceptance:  an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A-1 or otherwise satisfactory to Agent.

Availability: has the meaning assigned thereto in the Revolver Loan Agreement.

Bank Product: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bank Product Debt: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate:  on any day, the greater of (i) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base commercial lending rate or prime rate and (ii) 3.50% per annum.  The reference rate, base commercial lending rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers.  Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

Base Rate Loan: any portion of the Term Loan that bears interest based on the Base Rate.

Bedrock: means Elegant Home Design, LLC, a Kansas limited liability company.

Bedrock Acquisition: the consummation of the acquisition by AGM of the Bedrock Acquisition Assets pursuant to the terms of the Bedrock Acquisition Agreement and the transactions in connection therewith.

Bedrock Acquisition Agreement: that certain Asset Purchase Agreement between AGM, Elegant Home Design, LLC and the holders of Elegant Home Design, LLC, together with all exhibits, schedules and annexes thereto.

Bedrock Acquisition Documents:  the Bedrock Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Bedrock Acquisition.

Bedrock Acquisition Assets: shall have the meaning of “Assets” as set forth in the Bedrock Acquisition Agreement.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor; (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.    For purposes of clarification, the Revolver Debt shall constitute Borrowed Money.

Borrowers:  has the meaning specified therefor in the preamble hereto.

Borrower Materials:  Compliance Certificates and other information, reports, financial statements and other materials prepared and delivered by any Borrower or its representatives hereunder, as well as other Reports and information prepared and delivered by any Borrower or its representatives and provided by Agent to Lenders.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base Certificate: has the meaning assigned thereto in the Revolver Loan Agreement.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York and Texas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred or expenditures made by Borrowers or their Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Casa Verde: Casa Verde Services, LLC, a Delaware limited liability company.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by an Obligor at Bank of America, N.A. or such other financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of any inchoate or other contingent Obligations, in an amount equal to 103% of the amount due or to become due, including fees, expenses and indemnification hereunder.  "Cash Collateralization" has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers' acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody's at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CECAFE: CECAFE SERVICOS ADMINISTRATIVOS LTDA. ME.

Cerberus: has the meaning specified therefor in the preamble hereto.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that "Change in Law" shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Parent; (b) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in RDS Parent; (c) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in AGM; (d) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Pental (other than a merger of Pental with and into AGM in accordance with Section 9.2.9), (e) RDS Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Lark; (f) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in SPV; (g) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (as amended), or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934 (as amended), or any successor provision), other than any of the Sponsors, acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), more than 35% of the total voting power of the voting Equity Interests of Ultimate Parent or any direct or indirect parent of Ultimate Parent; or (h) the sale or transfer of all or substantially all assets an Obligor.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys' fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Loan Documents, Borrower Materials or the use thereof or transactions relating thereto; (b) any action taken or omitted in connection with any Loan Documents; (c) the existence or perfection of any Liens, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Applicable Law; or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Closing Date Dividend: means one or more dividend payments or distributions paid in cash by AGM to Parent and by Parent to Trive Capital Fund I LP, Trive Affiliated Coinvestors I LP and Trive Capital Fund II (Offshore) Subsidiary, LP on or within two (2) days of the Closing Date in an aggregate amount not to exceed $12,226,398.50, the proceeds of which shall be used to repay the Existing Bridge Equity.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment:  for any Lender, the amount of such Lender's Term Loan Commitment.

Commitments: means the aggregate amount of all Term Loan Commitments.

Commodity Exchange Act:  the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate substantially in the form of Exhibit B, and satisfactory to Agent in all respects, by which Ultimate Parent certifies compliance with Sections 9.3.1 and 9.3.2.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated Net Debt:  as of any date of determination, the Borrowed Money of Ultimate Parent and its Subsidiaries as of such date less the amount of Qualified Cash of Ultimate Parent and its Subsidiaries as of such date.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of another obligor ("primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co‑making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Controlled Investment Affiliate: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.  For purposes of this definition, "Control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Cost Savings Cap: has the meaning specified therefor in the definition of “Pro Forma Cost Savings”.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrowers, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venture, unless expressly made non-recourse to such Person and only to the extent of the direct payment liability of such Person.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Defaulting Lender:  any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority's ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender's agreements.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% per annum plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreement: a control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent's Lien on such account.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

EBITDA: determined for any period, on a consolidated basis for Ultimate Parent and its Subsidiaries, the sum of, without duplication, (a) net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up or write-down of assets, and any extraordinary gains or losses (in each case, to the extent included in determining net income), (b) any cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” so long as the amounts added back pursuant to this clause (b) do not exceed the Cost Savings Cap, (c) expenses for such period that are covered by insurance or have been reimbursed to an Obligor in cash by a third party who is not an Affiliate of an Obligor to the extent such reimbursement is not already reflected in the calculation of net income; (d) amounts reimbursed pursuant to an Obligor’s business interruption insurance policies; and (e) non-cash compensation consisting of Equity Interests to the extent expensed under GAAP it being agreed that for purposes of calculating any financial ratio or test under the Loan Documents, EBITDA shall be calculated, without duplication, giving effect to the trailing twelve (12) month pro forma results for acquisitions and Investments permitted hereunder (including the commencement of activities constituting such business) and dispositions permitted hereunder (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition, and operational changes permitted hereunder, and any financial ratio or test shall, without duplication, give effect to the trailing twelve (12) month results for any permitted retirement, extinguishment or repayment of Debt and any Debt incurred or assumed by Ultimate Parent or any of its Subsidiaries in connection with such pro forma transaction (and all Debt so incurred or assumed shall be deemed to have borne interest (x) in the case of fixed rate Debt, at the rate applicable thereto or (y) in the case of floating rate Debt, at the rates which were or would have been applicable thereto during the period when such Debt was or was deemed to be outstanding), in each case, as if any such transaction occurred at the beginning of the applicable period.

Eligible Assignee:  a Person that is (a) a Lender or an Affiliate or Related Fund of a Lender; (b) an Approved Fund approved by Agent and AGM (which approval shall not be unreasonably withheld (it being acknowledged that the withholding of consent by AGM with respect to an Approved Fund that is a vulture fund or distressed debt purchaser shall not be considered unreasonable) or delayed, and shall be deemed given if no objection is made within ten Business Days after notice of the proposed assignment); and (c) during an Event of Default, any Person.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor's Insolvency Proceeding or otherwise).

Environmental Laws:  Applicable Laws (including administrative orders, licenses, authorizations and permits of any Governmental Authority) relating to public health (other than occupational safety and health regulated under OSHA, or public health and safety regulated by the U.S. Food and Drug Administration) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release,  including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment.

Equity Cure Contributions:  as defined in Section 9.3.3.

Equity Cure Period:  as defined in Section 9.3.3.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA:  Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the

Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) failure by an Obligor to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

Event of Default: as defined in Section 10.

Excess Cash Flow: with respect to any Person for any period and determined on a consolidated basis for any Fiscal Year (or the portion thereof following the Closing Date), (a) EBITDA of Ultimate Parent and its Subsidiaries for such period, minus (b) the sum of, without duplication, (for such Fiscal Year) (i) cash interest expense, the Loan Servicing Fee, amendment fees paid in cash during such period, and cash taxes paid; (ii) Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans); (iii) scheduled and mandatory principal (and premium) payments made on Borrowed Money, Subordinated Debt and Capital Leases by Borrowers and their Subsidiaries (including (x) optional repayments of the Revolver Debt that are accompanied by a permanent reduction of the Revolver Debt facility but excluding (y) any prepayment of the Loan made (A) with Equity Cure Contributions pursuant to Section 9.3 or (B) pursuant to Section 5.2.2(a)); (iv) Distributions made in cash (to the extent permitted hereunder) by Borrowers and their Subsidiaries, (v) any increase (or plus the decrease) in Adjusted Working Capital so as long as any working capital payments and receipts are consistent with normal business practices; (vi) any earnouts paid by Borrowers or their Subsidiaries in connection with Permitted Acquisitions and the Pental Acquisition; (vii) the aggregate amount of cash payments for management fees and expenses made during such Fiscal Year to the extent added back in the determination of EBITDA; (viii) one-time documented expenses incurred before March 31, 2017 in connection with the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Debt Documents to the extent added back in the determination of EBITDA; (ix) one-time documented third-party costs and expenses of Borrowers in connection with the implementation of operational changes related to the Pental Acquisition to the extent added back in the determination of EBITDA; (x) costs with respect to the addition of two Greenfield branch locations to the extent added back in the determination of EBITDA; (xi) costs or expenses reimbursed by a third party or insurance; and (xii) the proceeds of business interruption insurance to the extent added back in the determination of EBITDA.  For purposes of calculating Excess Cash Flow for any Excess Cash Flow period, (x) the EBITDA of a target of any Permitted Acquisition shall be included and (y) any payments made by the target of any Permitted Acquisition shall be excluded, in such calculation, in each case, only from and after the date of the consummation of such Permitted Acquisition.

Excluded Account: (i) a deposit account used exclusively used for payroll, payroll taxes or employee benefits, or (ii) a petty cash account containing not more than $150,000 individually at any time or $400,000 in the aggregate for all such petty cash accounts.

Excluded Tax: means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by a Recipient's net income (however denominated), franchise Taxes and branch profit Taxes in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its Lending Office located in, the jurisdiction imposing such Tax (or political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which; (i) such Lender acquires such interest in the Loan or Commitment (except pursuant to an assignment request by AGM or Agent under Section 3.8 or 12.4); or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.9, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its Lender Office ; (c) Taxes attributable to Recipient's failure to comply with Section 5.9.7 and (d) any withholding Taxes imposed pursuant to FATCA.

Existing A&I Lender: means Columbia Bank.

Existing A&I Loan Facility: that certain Promissory Note, dated as of August 1, 2018 (as amended, restated, supplemented or otherwise modified from time to time), by and among A&I and the Existing A&I Lender, together with all other documents and instruments relating thereto.

Existing Bridge Equity: means the equity contribution made by the Sponsors to AGM on or about July 21, 2016 in connection with the consideration to be paid pursuant to that certain Asset Purchase Agreement dated as of July 21, 2016 among AGM, Bermuda Import-Export, Inc., Osep Tokat and Vahe Akpulat.

Existing Intown Design Lender: means JPMorgan Chase Bank.

Existing Intown Design Loan Facility: that certain Promissory Note, dated as of September 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time), by and among Intown Design and the Existing Intown Design Lender, together with all other documents and instruments relating thereto.

Existing Pental Lender: means JPMorgan Chase Bank, N.A.

Existing Pental Loan Facility: that certain Credit Agreement, dated as of June 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among Pental and the Existing Pental Lender, together with all other documents and instruments relating thereto.

Existing T. A. C. Ceramic Lender: means The Fauquier Bank.

Existing T. A. C. Ceramic Loan Facilities: collectively, (i) that certain Credit Agreement, dated as of February 2016 (as amended, restated, supplemented or otherwise modified from time to time), by and among T. A. C. Ceramic and the Existing T. A. C. Ceramic Lender, together with all other documents and instruments relating thereto, (ii) that certain Second Credit Agreement, dated as of February 2016 (as amended, restated, supplemented or otherwise modified from time to time), by and among T. A. C. Ceramic and the Existing T. A. C. Ceramic Lender, together with all other documents and instruments relating thereto and (iii) that certain Revolving Demand Commercial Note, dated as of May 29, 2002 (as amended, restated, supplemented or otherwise modified from time to time), by and among T. A. C. Ceramic and the Existing T. A. C. Ceramic Lender, together with all other documents and instruments relating thereto.

Existing Term Loan Agent: Monroe Capital Management Advisors, LLC.

Existing Term Loan Facility: that certain Loan Agreement and Security Agreement, dated as of June 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time), by and among AGM, the Existing Term Loan Lenders and the Existing Term Loan Agent, together with all other documents and instruments relating thereto.

Existing Term Loan Lenders: the lenders party to the Existing Term Loan Facility.

Expansion Capital Expenditures: Capital Expenditures in connection with the expansion of the Borrowers' business for the purpose of building the two Greenfield branch locations in an amount not to exceed $1,000,000 per branch and $2,000,000 in the aggregate.

Extraordinary Expenses: all out-of-pocket costs, expenses or advances that Agent and each Lender may incur during the continuance of an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent's Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent and each Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations.  Such out-of-pocket costs, expenses and advances include transfer fees, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees (limited to fees of one outside counsel for the Agent and one outside counsel for the Lenders, taken as a whole, and one local counsel to the Agent and one local counsel to the Lenders, taken as a whole, in any material jurisdiction), appraisal fees, brokers' and auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses (but excluding any and all Taxes); provided, however, that fees of third party professionals shall be limited to one professional or firm for the Agent and  one professional or firm for the Lenders, taken as a whole.

Extraordinary Receipts:  any cash received by or paid to or for the account of any Obligor not in the ordinary course of business, including without limitation amounts received in respect of foreign, United States, state or local tax refunds and pension plan reversions and excluding amounts received in respect of business interruption insurance; provided, that Extraordinary Receipt shall exclude working capital adjustments in connection with the Pental Acquisition and any Permitted Acquisition.

FATCA:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Federal Funds Rate:  for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.  Agent's determination of such rate shall be binding and conclusive absent manifest error.

Financial Statements: (a) the audited consolidated balance sheet of Parent and its Subsidiaries for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, (b) the reviewed consolidated balance sheet of Pental for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (c) the unaudited consolidated balance sheet of Parent and its Subsidiaries for the twelve (12) months ended December 31, 2016, and the related consolidated statement of operations, shareholder's equity and cash flows for the twelve (12) months then ended.

Fifth Amendment:  means that certain Fifth Amendment to Financing Agreement, dated as of December 31, 2018, by and among the parties to this Agreement.

Fifth Amendment Effective Date:  has the meaning set forth in the Fifth Amendment.

Fifth Amendment Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property and assets acquired pursuant to the T. A. C. Ceramic Acquisition.

First Amendment:  means that certain First Amendment to Financing Agreement, dated as of November 22, 2017, by and among the parties to this Agreement.

First Amendment Effective Date:  the meaning set forth in the First Amendment.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio:  the ratio, determined as of any date of determination and determined on a consolidated basis for Ultimate Parent and its Subsidiaries, of (a) EBITDA for the trailing twelve-month period then ending minus  unfinanced Capital Expenditures, minus cash taxes paid or payable during such period, to (b) Fixed Charges, in each case, during the same period.  In determining the Fixed Charge Coverage Ratio for a particular period (1) pro forma effect will be given to:  (x) the incurrence, repayment or retirement of any Debt by Ultimate Parent and its Subsidiaries since the first day of such period as if such Debt were incurred, repaid or retired on the first day of such period and (y) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by Ultimate Parent and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (2) in calculating interest expense in respect of any Debt included on a pro forma basis (x) interest on Debt bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period (y) if such Debt bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate and (z) the amount of Debt under a revolving credit facility will be based upon the amount of such Debt at the end of the applicable fiscal month; and (3) the calculation of the tax liabilities of Ultimate Parent and its Subsidiaries described in clause (a) above shall be made without giving effect to any tax refunds, net operating losses or other net tax benefits that were received during such period on account of any prior periods (but only to the extent such tax refunds, net operating losses or other net tax benefits, or a portion thereof, were not previously accounted for or reasonably expected to be applicable in such period by Ultimate Parent and its Subsidiaries).

Fixed Charges:  with respect to any period, the sum of (a) cash interest, plus (b) regularly scheduled principal payments made on Borrowed Money (excluding (i) Excess Cash Flow payments and (ii) mandatory and voluntary payments permitted under the Intercreditor Agreement, plus Distributions (other than Tax Distributions) made during such period.

Flow of Funds Agreement:  a Flow of Funds Agreement, in form and substance reasonably satisfactory to the Agent, by and among the Obligors, the Agent, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the consummation of the Pental Acquisition and the transactions contemplated by this Agreement.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is (a) not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: (a) a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, (a “CFC”) (b) a Subsidiary of a CFC and (c) any Subsidiary (including a Subsidiary that is a U.S. Person) substantially all of the assets of which consist of Equity Interests in a CFC.

Fourth Amendment:  means that certain Fourth Amendment to Financing Agreement, dated as of August 31, 2018, by and among the parties to this Agreement.

Fourth Amendment Effective Date:  has the meaning set forth in the Fourth Amendment.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are inchoate or contingent in nature, Cash Collateralization thereof.

GAAP:  generally accepted accounting principles in effect in the United States from time to time consistent with those used in the preparation of the Financial Statements.

Greencraft Holdings: Greencraft Holdings, LLC, an Arizona limited liability company.

Greencraft Interiors: Greencraft Interiors, LLC, an Arizona limited liability company.

Greencraft Stone: Greencraft Stone and Tile LLC, a Delaware limited liability company.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority, any supra-national bodies such as the European Union or European Central Bank).

Guarantors: Ultimate Parent, Parent, RDS Parent, Lark, SPV, Greencraft Holdings, Greencraft Interiors, Greencraft Stone, Casa Verde, Intermediate Hold~~o~~co and each other Person that guarantees payment or performance of Obligations; provided, that no Foreign Subsidiary shall be a Guarantor.

Guaranty and Collateral Agreement:  the Guarantee and Collateral Agreement dated as of the Closing Date by each Obligor signatory thereto in favor of Agent and Lenders.

Hazardous Material: any pollutant, contaminant, chemical or substance defined as or included in the definition of "hazardous wastes," "hazardous materials," "acutely hazardous wastes," "hazardous substances ," "extremely hazardous substances," "toxic substances," "toxic chemicals," "toxic pollutants," or words of similar import under any Environmental Law, including, without limitation, (i) any petroleum, petroleum products, or fractions or derivatives thereof, (ii) natural or synthetic gas, (iii) any asbestos and asbestos containing material, polychlorinated biphenyls or radon gas, and (iv) any radioactive materials, substances or waste.

Hedging Agreement: any "swap agreement" as defined in Section 101(53B)(A) of the Bankruptcy Code.

Identified Acquisitions: collectively, the A&I Acquisition, the T. A. C. Ceramic Acquisition and the Intown Design Acquisition.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees:  Agent Indemnities and Lender Indemnitees.

Initial Term Loan: a loan made pursuant to Section 2.1.1.

Initial Term Loan Commitment:  for any Lender, the obligation of such Lender to make a Initial Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Initial Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: as defined in the Guaranty and Collateral Agreement.

Intellectual Property Claim:  any claim or assertion (whether in writing, by suit or otherwise) that a Borrower's or Subsidiary's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person's Intellectual Property.

Intercompany Subordination Agreement: an Intercompany Subordination Agreement made by the Ultimate Parent and its Subsidiaries in favor of the Agent for the benefit of the Agent.

Intercreditor Agreement: means the ASG Intercreditor Agreement.

Interest Period: as to any LIBOR Loan, a period of 30, 60, or 90 days commencing on the date such Loan is borrowed and thereafter commencing on the day on which the immediately preceding period expires; provided that, (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Term Loan Maturity Date.

Intermediate Holdco: SIC Intermediate, Inc., a Delaware corporation.

Intown Design:  collectively, Intown Design, Inc., a Georgia corporation, Intown Granite of Charlotte, Inc., a Georgia corporation and Granitec, LLC, a North Carolina limited liability company.

Intown Design Acquisition:  the consummation of the acquisition by Lark of the Intown Design Assets pursuant to the terms of the Intown Design Acquisition Agreement and the transactions in connection therewith.

Intown Design Acquisition Assets: shall have the meaning of “Purchase Assets” as set forth in the Intown Design Acquisition Agreement.

Intown Design Acquisition Agreement: that certain Asset Purchase Agreement between Lark, Intown Design, and the equityholders of Intown Design party thereto, together with all exhibits, schedules and annexes thereto.

Intown Design Acquisition Documents:  the Intown Design Acquisition Agreement, together with all other material agreements, instruments and other documents entered into or delivered in connection with the Intown Design Acquisition.

Intown Design Collateral Assignment: the Collateral Assignment of Intown Design Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by Lark in favor of the Agent.

Investment:

(a) a transaction or series of transactions resulting in (i) acquisition of a business division or substantially all assets of a Person; (ii) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (iii) merger, consolidation or combination of an Obligor or Subsidiary with another Person;

(b) an acquisition of record or beneficial ownership of any Equity Interests of a Person; or

(c) an advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for the Obligations.

IRG: means Integrated Resources Group, Inc., a California Corporation.

IRG Acquisition: the consummation of the acquisition by AGM of the IRG Acquisition Assets pursuant to the terms of the IRG Acquisition Agreement and the transactions in connection therewith.

IRG Acquisition Agreement: that certain Asset Purchase Agreement among AGM, IRG and the shareholders of IRG, together with all exhibits, schedules and annexes thereto.

IRG Acquisition Documents:  the IRG Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the IRG Acquisition.

IRG Acquisition Assets: shall have the meaning of “Assets” as set forth in the IRG Acquisition Agreement.

IRS: the United States Internal Revenue Service.

Joinder Agreement:  a Joinder Agreement, substantially in the form of Exhibit G, duly executed by a Subsidiary of an Obligor made a party hereto pursuant to Section 9.1.11.

Lark: means L.A.R.K. Industries, Inc, a California corporation.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrowers.

Leverage Ratio:  with respect to any Person and its Subsidiaries for any period, the ratio of (a) Consolidated Net Debt of such Person and its Subsidiaries as of the end of such period, to (b) EBITDA of such Person and its Subsidiaries for such period.

LIBOR: for any Interest Period, with respect to any Loan, a rate per annum equal to (a) (i) the London Interbank Offered Rate with a term equivalent to such Interest Period as reported in The Wall Street Journal (or other authoritative source selected by Agent in its sole discretion) as of the first day of such Interest Period for such Loan, divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or (b) if the rate described in clause (a) is unavailable for any reason, as LIBOR is otherwise determined by Agent in its reasonable discretion consistent with treatment of other borrowers.  Notwithstanding anything contained in this Agreement to the contrary, LIBOR shall not be less than 0.75% per annum.  Agent's determination of the LIBOR shall be conclusive, absent demonstrable error.

LIBOR Loan: each portion of a Term Loan having a common length and commencement of Interest Period that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any lien, security interest, pledge, hypothecation, assignment, easement, right-of-way, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on such Collateral, agrees to hold any Documents in its possession relating to such Collateral as agent for Agent, and agrees to deliver such Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent's Lien, waives or subordinates any Lien it may have on such Collateral, and agrees to deliver such Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor's Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent's Liens with respect to such Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Term Loan.

Loan Documents: collectively, as may be amended, modified or supplemented from time to time, this Agreement, the Other Agreements and the Security Documents.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, material Properties, or financial condition of the Obligors, taken as a whole, or on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent's Liens on any material portion of the Collateral; (b) impairs the ability of the Obligors, taken as a whole, to perform their material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon a  material portion of the Collateral.

Material Contract: with respect to any Person, (a) the Revolver Debt Documents, (b) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

Moody's: Moody's Investors Service, Inc., and its successors.

Mortgage: any mortgage, deed of trust or similar instrument in which any Obligor grants a Lien on its Real Estate  to Agent, for the benefit of the Secured Parties, as security for any Obligations.

Multiemployer Plan:  any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan that has two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Net Proceeds: with respect to any disposition of Property, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or its Subsidiary in cash from such disposition, net of (a) reasonable costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent's Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, income tax, and such other customary reserves, until such reserves are no longer needed.

Obligations: collectively, all (a) principal of and premium, if any, on the Loans; (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents; and (c) other Debt, obligations and liabilities of any kind owing by any Obligor to Agent or any Lender under any Loan Document; in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower and each Guarantor.

OFAC:  Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of Borrowers or their Subsidiaries, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreements: collectively, the ASG Intercreditor Agreement, the Compliance Certificate, the Flow of Funds Agreement, any Perfection Certificate, the Intercompany Subordination Agreement, any Joinder Agreement, any Guaranties, or any other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Agent or any Lender in connection with any transactions relating hereto.

Other Connection Taxes:  Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or other security interest or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.8 or Section 12.4).

Participant: as defined in Section 12.2.1.

Participant Register:  as defined in Section 12.2.3.

Parent:  TCFI G&M LLC, a Delaware limited liability company.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: as defined in the Revolver Loan Agreement on the date hereof.

Payment Item: each check, draft or other item of payment payable to Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Pental:  has the meaning specified therefor in the preamble hereto.

Pental Acquisition:  the consummation of the acquisition of membership interests of Pental by AGM pursuant to the terms of the Pental Acquisition Agreement and the transactions in connection therewith.

Pental Acquisition Agreement: that certain Securities Purchase Agreement, dated as of February 28, 2017, among AGM, as purchaser, PGM, Aquarius Seller, Inc., a Washington corporation (the "Seller") and Parminder Pental and Ravinder Pental (together with Parminder

Pental, the "Pentals" and together with the Seller, the "Selling Parties"), together with all exhibits, schedules and annexes thereto.

Pental Acquisition Documents:  the Pental Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Pental Acquisition.

Pental Collateral Assignment: the Collateral Assignment of Pental Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by the AGM in favor of the Agent.

Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each Obligor.

Permitted Acquisition: the Specified Acquisitions, the Identified Acquisitions and an Investment by a Borrower of the type described in clauses (a) and (b) of such definition so long as

(i)	no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition;
(ii)

such acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Ultimate Parent or any of its Subsidiaries or an Affiliate thereof;

(iii)	the assets, business or Person being acquired is useful or engaged in the business of Obligors and is located or organized within the United States;
(iv)	no Debt or Liens are assumed or incurred, except as permitted by Sections 9.2.1 and 9.2.2;
(v)

the Payment Conditions are satisfied at the time of such Investment (and a Senior Officer of a Borrower shall certify to Agent, not less than five days prior to the date of such Investment, that all Payment Conditions have been satisfied);

(vi)

after giving effect to such Investment and the incurrence of any Loans, other Debt or Contingent Obligations in connection therewith, the Obligors shall be in compliance on a pro forma basis with the covenants set forth in Sections 9.3.1 and 9.3.2 each recomputed for the most recently ended month of the Obligors for which information regarding the business being acquired is available with adjustments calculated by Borrowers and approved by Agent;

(vii)

the assets being acquired or the Person or Persons whose Equity Interests are being acquired (the "Target") did not, on a consolidated basis have EBITDA less than -$1,000,000 during the 12 consecutive month period most recently concluded prior to the date of the proposed acquisition, and such Target must be a Subsidiary upon the consummation of such acquisition;

(viii)

any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 9.1.11 on or prior to the date of the consummation of such acquisition; and

(ix)

the purchase price payable in respect of (i) any single acquisition or series of related acquisitions shall not exceed $5,000,000 in the aggregate and (ii) all acquisitions (including the proposed acquisition in such Permitted Acquisition) shall not exceed $10,000,000 in the aggregate, in each case during any Fiscal Year.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured lender providing for a secured facility of the type set forth herein and based on the applicable circumstances as of the applicable date of determination).

Permitted Distributions: with respect to any Obligor, so long as no Event of Default exists or would result from the making of such distribution,

(a) the payment of dividends or any other distributions on an Obligor's Equity Interests to another Obligor (other than Ultimate Parent) or the payment of any indebtedness owed to an Obligor (other than Ultimate Parent),

(b) the making of any loans or advances to an Obligor (other than Ultimate Parent),

(c) the transfer of any property or assets to an Obligor (other than Ultimate Parent),

(d) payments to enable Obligors to repurchase any Equity Interest issued by such Obligor or warrants, options or other similar rights granted by such Obligor, from any officer, director or employee, not to exceed $1,000,000 in the aggregate during any Fiscal Year,

(e) to the extent Ultimate Parent or Borrower, as applicable is treated as a partnership or disregarded entity for U.S. federal income tax purposes or Borrower is part of an affiliated group filing consolidated income tax returns, Tax Distributions,

(f) Borrowers may make distributions to Parent (and Parent may make any subsequent Distributions to Ultimate Parent) for the purpose of allowing Ultimate Parent to (x) pay management fees to the Sponsors or their Affiliates in accordance with the Management Agreement in an aggregate amount not to exceed $400,000 in any Fiscal Year provided such management fees are permitted to be paid pursuant to Section 9.2.22, (y) to reimburse Sponsors or their Affiliates for reasonable costs and expenses related to monitoring Sponsors’ investment in Ultimate Parent, including, reasonable costs and expenses for travel by officers and agents of Sponsors or their Affiliates, and (z) pay reasonable expenses incurred in connection with the maintenance of its existence as a holding company, and

(g)the Closing Date Dividend.

Permitted Investments:

(a)an Investment by an Obligor in (i) payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business, (ii) consideration received in connection with any sale, lease, transfer or other disposition permitted under this Agreement, (iii) deposit accounts,

(b)Investments made by an Obligor in the nature of immaterial pledges or deposits with respect to leases or utilities provided to third parties in the Ordinary Course of Business,

(c)Permitted Acquisitions;

(d)the RDS Intercompany Loan; and

(e)the Summit Acquisition.

Permitted Lien: as defined in Section 9.2.2.

Permitted Refinancing: with respect to any Debt, the extension of maturity, refinancing or modification of the terms thereof; provided, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Obligors and the Lenders in any material respect (taken as a whole) than the terms of the Debt being extended, refinanced or modified, (ii) after giving effect to such extension, refinancing or modification, the amount of such Debt (or accreted value, if applicable) is not greater than the amount of Debt (plus accrued interest and premiums thereon (including tender premiums) and underwriting discounts, defeasance costs and all fees and expenses incurred for such refinancing, extension or modification) outstanding immediately prior to such extension, refinancing or modification, and (iii) no Obligor or Subsidiary of a Obligor that was not liable with respect to the Debt prior to its refinancing or modification shall be liable with respect to such Debt after giving effect to its refinancing or modification.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform: as defined in Section 13.4.3.

Projections: financial projections of the Parent and its Subsidiaries delivered pursuant to Section 8.1.7, as updated from time to time pursuant to clause (e) of Exhibit D.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor's liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Pro Forma Cost Savings: an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Ultimate Parent or its Subsidiaries within 18 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable, reasonably identifiable and determined in good faith (as certified in a reasonable level of detail reasonably acceptable to Agent by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Borrower) and are reasonably anticipated to be realized within 18 months after the date of such pro forma calculation and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that (i) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall not exceed with respect to any four quarter period 10% of EBITDA for such period (such limitation, the “Cost Savings Cap”) and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 18 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

Pro Rata:  with respect to any Lender, a percentage (rounded to the ninth decimal place) determined  by dividing the amount of such Lender's Term Loan by the aggregate outstanding Term Loans or, if all Loans have been paid in full, by dividing such Lender's and its Affiliates' remaining Obligations by the aggregate remaining Obligations.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 Business Days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified Cash: as of any day, the aggregate amount of unrestricted cash and Cash Equivalents of Ultimate Parent or any other Subsidiary that is held in any Deposit Account subject to a Deposit Account Control Agreement in favor of the Agent, for the benefit of the Lenders.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

RDS Intercompany Loan: means an Investment by an Obligor consisting of loans made by AGM to Lark as evidenced by the RDS Note.

RDS Note: that certain Subordinated Promissory Note issued by AGM in favor of Lark. in the aggregate principal amount of $13,500,000, in form and substance reasonably satisfactory to the Agent (no provision of which shall be amended or otherwise modified or waived in a manner that is adverse to the Lenders' interests without the prior written consent of the Agent).

RDS Parent: Residential Design Services, LLC (f/k/a TCFI LARK LLC),  a Delaware limited liability company.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient:  Agent, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Reference Bank: JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Borrowers from time to time.

Register: as defined in Section 12.3.4.

Related Fund: with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

Related Real Estate Documents:  with respect to any Real Estate subject to a Mortgage, the following, all in form and substance reasonably satisfactory to Agent:  (a) a mortgagee title policy (or binder therefor) covering Agent's interest under the Mortgage, by an insurer reasonably acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may reasonably require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Agent; (d) a life-of-loan flood hazard determination and, if the Real Estate is located in a special flood hazard area, an acknowledged notice to borrower and flood insurance by an insurer acceptable to Agent; and (e) such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Report:  as defined in Section 11.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders:  Secured Parties holding more than 50% of the aggregate outstanding Term Loans or, if all Term Loans have been paid in full, the aggregate remaining Obligations;

provided, however, that Term Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation.

Restricted Investment: any Investment by any Obligor or its Subsidiaries, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent's Lien and control, pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Section 9.2.7, and (d) Permitted Investments.

Restrictive Agreement: an agreement (other than a Loan Document or an agreement executed in connection with the Revolver Debt, Subordinated Debt or Borrowed Money otherwise permitted pursuant to the Loan Documents) that conditions or restricts the right of a Borrower, any Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Debt:  means the ASG Revolver Debt.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successors thereto.

Sanction: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority.

Second Additional Term Loan: a loan made pursuant to Section 2.1.3.

Second Additional Term Loan Commitment:  for any Lender, the obligation of such Lender to make a Second Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Second Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Second Amendment:  means that certain Second Amendment to Financing Agreement, dated as of December 29, 2017, by and among the parties to this Agreement.

Second Amendment Effective Date:  the meaning set forth in the Second Amendment.

Secured Parties: Agent and Lenders.

Security Documents: collectively, the Guaranty and Collateral Agreement, IP Assignments, Mortgages, Deposit Account Control Agreements, the Pental Collateral Assignment, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Select Interior Proceeds:  means the proceeds of the sale of Equity Interests of Ultimate Parent pursuant to that certain Purchase/Placement Agreement, to be dated on or about November 15, 2017, by and among Ultimate Parent and B. Riley FBR, Inc.

Select Interior Transactions:  means (a) the amendment and restatement of the operating agreement of Parent in the form attached to the officer's certificate of Parent delivered to Agent pursuant to the First Amendment, (b) all holders of the Parent's Equity Interests will transfer such Equity Interests to Ultimate Parent resulting in Parent being a wholly-owned Subsidiary of Ultimate Parent, (c) the Sponsors ceasing to own and control at least 51% of the voting and economic Equity Interests of Parent, (d) the prepayment of not less than $30,300,000.00 of the Term Loans to the extent funded solely with the Select Interior Proceeds and (e) the amendment of the Revolving Loan Agreement pursuant to an amendment in the form attached to the officer's certificate of Parent delivered to Agent pursuant to the First Amendment.

Select Interior Transaction Documents:  means the agreements and documents pursuant to which the Select Interior Transactions are to be consummated.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  "Fair salable value" means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Acquisition: collectively, the IRG Acquisition, the Tutto Marmo Acquisition and the Bedrock Acquisition.

Specified Transaction: collectively, a Specified Acquisition and the RDS Intercompany Loan.

Sponsors: collectively, Trive Capital Fund I LP, Trive Capital Fund I (Offshore) LP, and Trive Affiliated Coinvestors I LP.

SPV: means AG Holdco (SPV) LLC, a Delaware limited liability company.

Subordinated Debt: all Debt incurred by Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which the Borrowers directly or indirectly own 50% of the voting securities or Equity Interests).

Summit: means Summit Stonework, LLC, a Texas limited liability company.

Summit Acquisition: the consummation of the acquisition by AGM of the Summit Acquisition Assets pursuant to the terms of the Summit Acquisition Agreement and the transactions in connection therewith.

Summit Acquisition Agreement: that certain Asset Purchase Agreement between AGM and Summit, together with all exhibits, schedules and annexes thereto.

Summit Acquisition Documents:  the Summit Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Summit Acquisition.

Summit Acquisition Assets: shall have the meaning of “Assets” as set forth in the Summit Acquisition Agreement.

T. A. C. Ceramic:  means T. A. C. Ceramic Tile Co., a Virginia corporation.

T. A. C. Ceramic Acquisition:  the consummation of the acquisition by Lark of the equity interests of T. A. C. Ceramic pursuant to the terms of the T. A. C. Ceramic Acquisition Agreement and the transactions in connection therewith.

T. A. C. Ceramic Acquisition Agreement: that certain Stock Purchase Agreement, dated as of December 31, 2018, between Lark, T. A. C. Ceramic, Callaway Distributors, Inc. and the equityholders of T. A. C. Ceramic party thereto, together with all exhibits, schedules and annexes thereto.

T. A. C. Ceramic Acquisition Documents:  the T. A. C Ceramic Acquisition Agreement, together with all other material agreements, instruments and other documents entered into or delivered in connection with the T. A. C Ceramic Acquisition.

T. A. C Ceramic Collateral Assignment: the Collateral Assignment of T. A. C. Ceramic Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by Lark in favor of the Agent.

Tax Distributions: so long as Parent or a Borrower, as applicable, is treated as a partnership or disregarded entity for United States federal income tax purposes or part of an affiliated group filing U.S. consolidated income tax returns, quarterly tax distributions on April 10, June 10,

September 10 and December 10 of each Fiscal Year by Parent or such Borrower, as applicable, to its members with respect to each Fiscal Year, which, in the aggregate, are in an amount equal to the amount necessary to pay such members' estimated state and United States federal income tax liabilities in respect of the income earned by Parent or such Borrower, as applicable (which taxable income will include the taxable income of subsidiaries of Parent or such Borrower, as applicable, that are similarly classified as partnerships or disregarded entities for U.S. federal income tax purposes or otherwise treated as part of an affiliated group filing U.S. consolidated income tax returns), calculated as an amount equal to the product of (A) the net taxable income of the Parent or such Borrower, as applicable, minus any previous net taxable loss of the Parent or such Borrower, as applicable, that is usable by the members of the Parent or such Borrower, as applicable, to offset net taxable income of the Parent or such Borrower, as applicable, and taking into account the characterization of the income of Parent or such Borrower, as applicable, as ordinary income or capital gains and the deductibility of state and local income taxes for federal purposes, as appropriate, and (B) the highest marginal federal income tax rate applicable to any member of Parent or such Borrower, as applicable, (including under Section 1411 of the Code) and a 15% assumed state and local tax rate; provided however, that to the extent the actual tax liability of members in respect of Parent or such Borrower, as applicable, for a taxable year is less than the sum of the estimated payments described above for the year, then the excess will be deducted from the next quarterly tax distribution.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup witholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan: means, collectively, the Initial Term Loan, any Additional Term Loan ~~and~~, the Second Additional Term Loan and any Third Additional Term Loan.

Term Loan Commitment:  for any Lender, the Initial Term Loan Commitment and/or the Additional Term Loan Commitment and/or the Second Additional Term Loan Commitment and/or the Third Additional Term Loan Commitment.

Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Term Loan Maturity Date: the earlier to occur of (a) February 28, 202~~2~~3, or (b) such other date on which the Obligations become due and payable pursuant to Section 10.

Term Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

Term Priority Collateral Proceeds: the Proceeds of the Term   Priority Collateral.

Third Additional Term Loans: one or more term loans made from time to time pursuant to Section 2.1.4.

Third Additional Term Loan Commitment:  for any Lender, the obligation of such Lender to make a Third Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Third Additional Term Loan Commitment Expiry Date: February 28, 2019.

Third Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Third Additional Term Loan Funding Date: has the meaning specified therefor in Section 3.2(e).

Third Amendment:  means that certain Third Amendment to Financing Agreement, dated as of June  28, 2018, by and among the parties to this Agreement.

Third Amendment Effective Date:  the meaning set forth in the Third Amendment.

Third Amendment Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each of Ultimate Parent, RDS Parent and Lark.

Tutto Marmo:  means Tutto Marmo, Inc., a California corporation.

Tutto Marmo Acquisition:  the consummation of the acquisition by AGM the Tutto Marmo Acquisition Assets pursuant to the terms of the Tutto Marmo Acquisition Agreement and the transactions in connection therewith.

Tutto Marmo Acquisition Agreement: that certain Asset Purchase Agreement among AGM, Tutto Marmo and the shareholders of Tutto Marmo.

Tutto Marmo Acquisition Assets: shall have the meaning of “Assets” as set forth in the Tutto Marmo Acquisition Agreement.

Tutto Marmo Acquisition Documents:  the Tutto Marmo Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Tutto Marmo Acquisition.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Ultimate Parent:  means Select Interior Concepts, Inc., a Delaware corporation.

Unfunded Pension Liability: the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

U.S. Person:  "United States Person" as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate:  as defined in Section 5.9.2(b)(iii).

Value:  has the meaning assigned thereto in the Revolver Loan Agreement.

Accounting Terms

.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all applicable financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with those used in preparing the Financial Statements and using the same inventory valuation method as used in the Financial Statements, except for any change required or permitted by GAAP if Borrowers' certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner reasonably satisfactory to Required Lenders to take into account the effects of the change.  All financial statements delivered hereunder shall be prepared without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.  Notwithstanding anything in this Agreement to the contrary, any change in GAAP or the application or interpretation thereof that would require operating leases to be treated similarly as a capital lease shall not be given effect for purposes of the provisions hereof.

Uniform Commercial Code

.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: "Account", "Account Debtor," "Chattel Paper," "Commercial Tort Claim," "Deposit Account," "Document," "Electronic Chattel Paper," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instrument," "Inventory," "Investment Property," "Letter-of-Credit Right" and "Supporting Obligation."

Certain Matters of Construction

.  The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, "from" means "from and including," and "to" and "until" each mean "to but excluding."  The terms "including" and "include" shall mean "including, without limitation" and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement includes any modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means the time of day at Agent's notice address under Section 13.4.1; or (g) discretion of Agent mean its sole and absolute discretion unless expressly provided otherwise.  All references to Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Reference to a Borrower's "knowledge" or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

Time of Day

.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Effectiveness of Borrowers

.

1.6.1AGM shall be the initial Borrower.  Immediately upon the consummation of the Pental Acquisition, the execution and delivery of the signature pages of Pental and each of its Subsidiaries listed on the signature pages hereto pursuant to this Agreement shall become effective and Pental and each of its Subsidiaries listed on the signature pages hereto shall become a Borrower, and party to this Agreement.

2.	CREDIT FACILITIES

Term Loan Commitment

.

2.1.1Initial Term Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Initial Term Loan Commitment, on the terms set forth herein, to make its portion of the Initial Term Loan to the Borrowers.  The Initial Term Loan shall be funded by Lenders on the Closing Date.  The Initial Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Initial Term Loan on the Closing Date.  Once repaid, whether such repayment is voluntary or required, Initial Term Loans may not be reborrowed.

2.1.2Additional Term Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(a)the Borrowers may, from time to time by written notice to the Agent, no later than three (3) Business Days prior to the consummation of any Specified Transaction (unless otherwise agreed by the Lenders), request to borrow an Additional Term Loan.

(b)each Lender agrees, severally on a Pro Rata basis up to its Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Additional Term Loan to the Borrowers.

(c)each Additional Term Loan shall be funded by the Lenders at any time on or after the Second Amendment Effective Date and prior to the Additional Term Loan Commitment Expiry Date or until the reduction of its Additional Term Loan Commitment to zero in accordance with the terms hereof.  Once repaid, whether such repayment is voluntary or required, the Additional Term Loan may not be reborrowed.

(d)each Additional Term Loan shall be in an amount not to exceed (i) in the case of a Specified Acquisition, 50% of the purchase price of any single Specified Acquisition or (ii) in the case of the RDS Intercompany Loan, $13,500,000; provided that the original aggregate principal amount of the Additional Term Loans shall not exceed the Additional Term Loan Commitments.

2.1.3Second Additional Term Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Second Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Second Additional Term Loan to the Borrowers.  The Second Additional

Term Loan shall be funded by the Lenders on the Fourth Amendment Effective Date.  The Second Additional Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Second Additional Term Loan on the Fourth Amendment Effective Date.  Once repaid, whether such repayment is voluntary or required, Second Additional Term Loans may not be reborrowed.

2.1.4Third Additional Term Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(a)the Borrowers may, from time to time by written notice to the Agent, no later than three (3) Business Days prior to the consummation of any Identified Acquisition (unless otherwise agreed by the Lenders), request to borrow a Third Additional Term Loan.

(b)each Lender agrees, severally on a Pro Rata basis up to its Third Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Third Additional Term Loan to the Borrowers.

(c)each Third Additional Term Loan shall be funded by the Lenders at any time on or after the Fifth Amendment Effective Date and prior to the Third Additional Term Loan Commitment Expiry Date or until the reduction of its Third Additional Term Loan Commitment to zero in accordance with the terms hereof.  Once repaid, whether such repayment is voluntary or required, the Additional Term Loan may not be reborrowed.

2.1.5the original aggregate principal amount of the Third Additional Term Loans shall not exceed the Third Additional Term Loan Commitments.

2.1.6~~2.1.4~~ Term Loan Records.  The Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.

2.1.7~~2.1.5~~ Use of Proceeds.

(a)The proceeds of the Initial Term Loan made on the Closing Date shall be used by the Borrowers solely (a) to refinance existing Debt of AGM under the Existing Term Loan Facility; (b) to refinance existing Debt of Pental under the Existing Pental Loan Facility; (c) to fund the Closing Date Dividend; (d) to repay existing Revolver Debt of AGM under the Revolver Loan Agreement in an amount equal to $11,000,000; (e) to pay a portion of the purchase price under the Pental Acquisition Agreement; (f) to pay fees and expenses in connection with the transactions contemplated by this Agreement; and (g) for working capital and general corporate purposes of the Borrowers.

(b)The proceeds of the Additional Term Loan shall be used by the Borrowers solely (a) to pay a portion of the purchase price with respect to a Specified Acquisition; (b) to repay existing Debt of any entity or asset acquired under a Specified Acquisition; (c) to fund a portion of the RDS Intercompany Loan; and (d) to pay fees and expenses in connection with the transactions contemplated by the Second Amendment.

(c)The proceeds of the Second Additional Term Loan made on the Fourth Amendment Effective Date shall be used by the Borrowers solely (a) to pay a portion of the purchase price under the Summit Acquisition Agreement; and (b) to pay fees and expenses in connection with the transactions contemplated by the Fourth Amendment.

(d) The proceeds of the Third Additional Term Loans shall be used by the Borrowers solely (a) to pay a portion of the purchase price with respect to an Identified  Acquisition; (b) to repay existing Debt of any entity or asset acquired under an Identified Acquisition; and (c) to pay fees and expenses in connection with the transactions contemplated by the Fifth Amendment and any of the Identified Acquisitions.

3.	INTEREST, FEES AND CHARGES

Interest

.

3.1.1Rates and Payment of Interest.

(a)The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the LIBOR in effect from time to time, plus the Applicable Margin for LIBOR Loans.

(b)During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Borrowers acknowledge that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers.  Interest accrued on the Loans shall be due and payable in arrears, (i) on the first Business Day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Term Loan Maturity Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

Fees

.

(a)Closing Fee.  On or prior to the Closing Date, the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non‑refundable closing fee (the "Closing Fee") equal to $2,100,000, which shall be deemed fully earned when paid.

(b)Loan Servicing Fee.  From and after the Closing Date and until the Term Loan Maturity Date, the Borrowers shall pay to the Agent for the account of the Agent, a non‑refundable loan servicing fee (the "Loan Servicing Fee") equal to an aggregate amount of $6,000 each month, which shall be deemed fully earned when paid and which shall be pro rated for any partial month and payable monthly in arrears on the first day of each calendar month, commencing on April 1, 2017.

(c)Additional Term Loan Funding Fee.  On or prior to date of any funding of an Additional Term Loan pursuant to the terms of this Agreement (each, an "Additional Term Loan Funding Date"), the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non‑refundable fee equal to 0.50% of the principal amount of the Additional Term Loan funded on such Additional Term Loan Funding Date, which shall be deemed fully earned on the Additional Term Loan Funding Date to which it relates.

(d)Second Additional Term Loan Funding Fee.  On or prior to the Fourth Amendment Effective Date, the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non‑refundable fee equal to 0.50 % of the principal amount of the Second Additional Term Loan funded on the Fourth Amendment Effective Date, which shall be deemed fully earned on the Fourth Amendment Effective Date.

(e)Third Additional Term Loan Funding Fee.  On or prior to the date of any funding of a Third Additional Term Loan pursuant to the terms of this Agreement (each, a "Third Additional Term Loan Funding Date"), the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non‑refundable fee equal to 1.00% of the principal amount of the Third Additional Term Loan funded on such Third Additional Term Loan Funding Date, which shall be deemed fully earned on the Third Additional Term Loan Funding Date to which it relates.

Computation of Interest, Fees, Yield Protection

.  All interest, fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrowers by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 30 days following receipt of such certificate.

Reimbursement Obligations

.  Borrowers shall pay all Extraordinary Expenses promptly upon request.  Borrowers also shall reimburse Agent for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 9.1.1(b), each examination, inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent's personnel or a third party.  All legal, accounting and consulting fees shall be charged to Borrowers by Agent Professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction.  Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel's overall relationship with Agent, including fees paid hereunder.  All amounts payable by Borrowers under this Section shall be due on demand.

Illegality

.  If any Lender determines that any change in Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrowers, any obligation of such Lender to make or continue LIBOR Loans shall be suspended until such Lender notifies Borrowers that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrowers shall convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain LIBOR Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Inability to Determine Rates

.  Agent will promptly notify Borrowers and Lenders if in connection with any Loan (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period or (ii) adequate and reasonable means do not exist for determining LIBOR for the applicable Interest Period, or (c) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan.  Thereafter, Lenders' obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) revokes the notice.  Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

Increased Costs; Capital Adequacy

.

3.7.1Increased Costs Generally.  If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR);

(b)subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on any Lender or any interbank market any other condition, cost or expense (other than Taxes) affecting any Loan, Commitment or Loan Document;

and the result in clause (a), (b) or (c) above shall be to increase the cost to any Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.  Notwithstanding anything contrary in this Agreement or any of the Loan Documents, Borrower shall not be required to compensate or pay additional or increased amounts pursuant to Section 3.5 or this Section 3.7 that arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of any Lender or any company or Person controlling any such Lender and any participant of any such Lender’s rights hereunder or any successors or assignees thereof.

3.7.2Capital Requirements.  If a Lender determines that a Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's, or holding company's capital as a consequence of this Agreement, or such Lender's Commitments or Loans to a level below that which such Lender or such holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3LIBOR Loan Reserves.  If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive).  The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then the additional interest shall be payable 10 days after Borrowers' receipt of the notice.

3.7.4Compensation.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate such Lender for any increased costs or reductions suffered more than six months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender notifies Borrowers of the applicable Change in Law and of such Lender's intention to claim compensation therefor.

Mitigation Obligations; Replacement of Lenders

.

3.8.1Designation of a Different Lending Office. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrowers, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or

Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or eliminate or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful.  Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.8.2Replacement of Lenders. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7 or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.8.1, then Borrower may, at its sole expense and effort, upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.1.1, all of its interests, rights (other than its existing rights to payments pursuant to Section 3.5, Section 3.7 or Section 5.9) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(b)in the case of any such assignment resulting from a claim for compensation under Section 3.7 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter; and

(c)such assignment does not conflict with Applicable Law.

Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

Funding Losses

.  If for any reason (a) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (b) Borrowers fail to repay a LIBOR Loan when required hereunder, or (c) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss, expense or fee arising from redeployment of funds or termination of match fundings (but excluding any and all Taxes).  For purposes of calculating amounts payable under this Section, each Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.

Maximum Interest

.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law ("maximum rate").  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

4.	LOAN ADMINISTRATION

Intentionally Omitted

.

Defaulting Lender

.  Notwithstanding anything herein to the contrary.

4.2.1Reallocation of Pro Rata Share; Amendments.  For purposes of determining Lenders' obligations or rights to fund, participate in or receive collections with respect to Loans, Agent may in its discretion reallocate Pro Rata shares by excluding the Commitments and Loans of a Defaulting Lender from the calculation of such shares.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 13.1.1(c).

4.2.2Payments; Fees.  Agent may, in its Permitted Discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full in cash.  Agent may use such amounts to cover the Defaulting Lender's defaulted obligations or to readvance the amounts to Borrowers.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender.

4.2.3Status; Cure.  Agent may determine in its Permitted Discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error.  Borrowers and Agent may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender's Commitments and Loans among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrowers and Agent, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.

Intentionally Omitted

.

One Obligation

.  The Loans and other Obligations shall constitute one general obligation of Borrowers and are secured by Agent's Lien on all Collateral.

Effect of Termination

.  Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents.  Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations.  Sections 3.4, 3.6, 3.7, 3.9, 5.5, 5.7, 5.8, 5.9, 11, 13.3, this Section, and each indemnity or waiver given by an Obligor in any Loan Document, shall survive Full Payment of the Obligations.

5.	PAYMENTS

General Payment Provisions

.  Subject to Section 5.9, all payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

Repayment of Term Loans

.

5.2.1Payment of Principal.  The principal amount of the Term Loan shall be repayable in consecutive quarterly installments, equal to $262,500 per quarter, each such installment to be due and payable, in arrears, on the first day of the following Fiscal Quarter, with the first such payment payable on July 1, 2017.  On the Term Loan Maturity Date, all unpaid principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full.  Each installment shall be paid to Agent for the Pro Rata benefit of Lenders.  Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

5.2.2Mandatory Prepayments.

(a)Within five days after delivery to Agent of Borrowers' audited annual financial statements pursuant to Section 9.1.2 (the "ECF Payment Date"), commencing with the delivery to Agent of the audited annual financial statements for the Fiscal Year ending December 31, 2017, Borrowers shall (i) deliver to Agent a written calculation of Excess Cash Flow for such Fiscal Year, certified by a Senior Officer of the Ultimate Parent, and (ii) (A) if the Leverage Ratio is greater than 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 75% of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year, or (B) if the Leverage Ratio is less than or equal to 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 50% of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year (the "Excess Cash Flow Payment Amount"); provided, that if the Payment Conditions are not satisfied at the time such payment is due, Borrowers shall pay such portion of the Excess Cash Flow Payment Amount permitted to be paid on such date, if any, and shall on the first day of each month thereafter, pay such portion of the unpaid amount of the Excess Cash Flow Payment Amount permitted to be paid such that the Payment Conditions are satisfied until such time as the entire Excess Cash Flow Payment Amount has been paid in full;

(b)Concurrently with any disposition of assets of an Obligor in excess of $750,000 in any Fiscal Year (excluding the sale or other transfer of Inventory and Accounts in the Ordinary Course of Business), Borrowers shall prepay the Term Loan in an amount equal to the Net Proceeds of such disposition; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such Net Proceeds may reinvest such Net Proceeds within (i) 180 days of such disposition in replacement assets performing the same or similar functions; or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i) provided that, (A) to the extent such disposition relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such disposition relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the  Revolver Debt until paid in full;

(c)Concurrently with the receipt by any Obligor of any proceeds of any insurance or condemnation award in excess of $2,500,000, the recipient of such proceeds shall prepay the Term Loan in an amount equal to such proceeds; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such proceeds may reinvest such proceeds (only to the extent that the aggregate amount of such proceeds from any single casualty or condemnation award do not exceed $7,000,000) within (i) 180 days of such disposition in replacement assets performing the same or similar functions or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i); provided that, (A) to the extent such proceeds of insurance or condemnation award relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such proceeds of insurance or condemnation award relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the  Revolver Debt until paid in full;

(d)Concurrently with any issuance of Equity Interests (including issuances of Equity Interests constituting Equity Cure Contributions, but excluding issuances of Equity Interests constituting "Equity Cure Contributions" (as defined in the Revolver Loan Agreement)) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(e)Concurrently with any issuance of Debt (other than Debt permitted by Section 9.2.1) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(f)[reserved];

(g)Concurrently with the receipt of any Extraordinary Receipts by any Obligor, Borrowers shall prepay Term Loans in an amount equal to such proceeds; provided that to the extent such proceeds relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full.

5.2.3Optional Prepayments.  Borrowers may, at their option, upon two Business Days prior written notice to Agent, from time to time, prepay the Term Loans, which prepayment must be at least $250,000, plus any increment of $100,000 in excess thereof.  Borrowers shall give written notice to Agent of an intended prepayment of Term Loans, which notice shall specify the amount of the prepayment, shall be irrevocable once given.

5.2.4Premium; Interest; Application of Prepayments.  (a) (i) Any optional prepayment of the Term Loans pursuant to Section 5.2.3 (other than a prepayment arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers), shall, be accompanied by a prepayment premium equal to:  (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 3.00% of the principal amount of the Term Loan so prepaid, (B) with respect to any such prepayments made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid and (C) thereafter, zero; and (ii) any prepayment of the Term Loans arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers shall, in each case, be accompanied by a prepayment premium equal to: (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid, and (B) thereafter, zero.  Each prepayment of Term Loans pursuant to Section 5.2 shall be accompanied by all interest accrued thereon and any amounts payable under Section 3.9, and shall be applied to principal in inverse order of maturity.

(b)In the event of the termination of this Agreement and repayment of the Term Loans at any time prior to the second anniversary of the Closing Date as a result of (i) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (ii) foreclosure and sale of all of the Collateral, (iii) sale of the Collateral in any Insolvency Proceeding, or (iv) restructuring, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructuring, or arrangement in any Insolvency Proceeding, then the Borrowers shall pay to the Agent, for the account of the Lenders, the prepayment premium specified in Section 5.2.4(a), if any, measured as of the date of such repayment.

Payment of Other Obligations

.  Obligations other than Loans, including Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

Intentionally Omitted

.

Marshaling; Payments Set Aside

.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrowers is made to Agent or any Lender, or if Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

Application of Payments

.

5.6.1Application.  Payments made by Borrowers hereunder shall be applied:  (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion.

5.6.2Post-Default Allocation.  Subject to the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Agent or the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral as follows:

(a)except to the extent provided in clause (b) below, (A) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agent until paid in full; (B) second, ratably to pay the Obligations in respect of any fees (excluding any fees or premiums owed pursuant to Section 5.2.4 hereunder), expense reimbursements and indemnities then due and payable to the Lenders until paid in full; (C) third, ratably to pay interest then due and payable in respect of the Term Loan until paid in full; (D) fourth, ratably to pay principal of the Term Loan until paid in full; (E) fifth, ratably to pay any fees or premiums owed pursuant to Section 5.2.4 hereunder then due and payable until paid in full; (F) sixth, to the ratable payment of all other Obligations then due and payable until paid in full; and

(b)with respect to the Proceeds of any disposition of all or substantially all of the assets or Equity Interests of any Person or any insurance, which disposition or proceeds of insurance includes both (x) ABL Priority Collateral and (y) Term Priority Collateral, such Proceeds and payments using such Proceeds shall be applied in a manner mutually determined by the Agent and the Revolver Agent acting reasonably and in good faith.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories.  If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category.  The allocations set forth in clauses (a) and (b) above in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor.  Clauses (a) and (b) above in this Section are not for the benefit of or enforceable by any Obligor, and each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

Account Stated

.  Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder.  Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Entries made in a loan account shall constitute presumptive evidence of the information contained therein.  If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

Taxes

.

5.8.1Payments Free of Taxes; Obligation to Withhold; Tax Payment.  Any and all payments by or on account of any Obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of the Obligor) requires the deduction or withholding of any Tax from any such payment by the Obligor, then the Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.8.2Payment of Other Taxes.  Without  limiting the foregoing, Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law or, at Agent's option, timely reimburse Agent for payment of any Other Taxes.

5.8.3Tax Indemnification.

(a)Obligors shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Obligor shall make payment within 10 days after demand for any amount or liability payable under this Section.  A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)Each Lender shall indemnify and hold harmless, on a several basis, Agent against (i) any Indemnified Taxes attributable to such Lender (but only to the extent any Obligor has not already paid or reimbursed Agent therefor and without limiting the Obligors' obligation to do so), (ii) any Taxes attributable to such Lender's maintenance of a Participant Register as required hereunder, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section 5.8.3(b).  A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.8.3(b).

5.8.4Evidence of Payments.  As soon as practicable after any payment of Taxes by an Obligor to a Governmental Authority pursuant to this Section, such Obligor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

5.8.5Treatment of Certain Refunds.  Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender.  If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay the indemnifying Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Obligor agrees, upon request by the Recipient, to repay the amount paid over to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental

Authority.  Notwithstanding anything in this Section 5.8.5 to the contrary, no Recipient shall be required to pay any amount to any Obligor if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  In no event shall Agent or any Recipient be required to make its Tax returns (or any other information relating to its Taxes that it deems confidential) available to any Obligor or other Person.

5.8.6Survival.  Each party's obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.8.7Defined Terms.  For purposes of Section 5.8 and 5.9, references to the term "Applicable Law" include FATCA.

Lender Tax Information

.

5.9.1Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to AGM, at the time or times reasonably requested by AGM such properly completed and executed documentation reasonably requested by AGM as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by AGM, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by AGM as will enable AGM to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

5.9.2Documentation.  Without limiting the generality of the foregoing, if any Borrower is a U.S. Person,

(a)Any Lender that is a U.S. Person shall deliver to Borrower and Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 (or applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form),  establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI (or applicable successor form);

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code ("U.S. Tax Compliance Certificate"), and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form); or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or applicable successor form), a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9 (or applicable successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)if payment of an Obligation made to a Lender would be subject to U.S. Tax or a penalty imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and at such times or times reasonably requested by Borrowers or other Obligors or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers, Obligors or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the date hereof.

5.9.3Redelivery of Documentation.  If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

6.	CONDITIONS PRECEDENT.

Conditions Precedent to Initial Term Loans

.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Initial Term Loan or otherwise extend credit to Borrowers hereunder, until the date ("Closing Date") that each of the conditions precedent set forth on Exhibit C has been satisfied.

Conditions Precedent to All Credit Extensions

.  Agent and Lenders shall not be required to fund any Loans after the Closing Date  or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)No Default or Event of Default shall have occurred and be continuing on the applicable Additional Term Loan Funding Date or on the Fourth Amendment Effective Date, as applicable, or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(b)The representations and warranties of each Obligor in each Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the applicable Additional Term Loan Funding Date or on the Fourth Amendment Effective Date, as applicable, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the applicable Additional Term Loan Funding Date or on the Fourth Amendment Effective Date, as applicable, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and

(c)No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by Borrowers for funding of an Additional Term Loan or the Second Additional Term Loan shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding.

Conditions Precedent to Additional Term Loans

.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit H has been satisfied.

Conditions Precedent to Second Additional Term Loans

.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund the Second Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit J has been satisfied.

Conditions Precedent to Third Additional Term Loans

.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Third Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit K has been satisfied.

7.	CERTAIN COLLATERAL/FURTHER ASSURANCES

Real Estate Collateral

.

7.1.1Lien on Real Estate.  If any Obligor hereafter acquires any interest in Real Estate with a value in excess of $1,000,000, such Obligor shall, within 60 days (or such later date in Agent's reasonable discretion), execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents.

7.1.2Collateral Assignment of Leases.  To further secure the prompt payment and performance of its Obligations, each Obligor hereby transfers and assigns to Agent all of such Obligor's right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

Cash Collateral

.  Cash Collateral may be invested, at Agent's discretion (and with the prior written consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with Borrowers, and shall have no responsibility for any investment or loss.  As security for their Obligations, Borrowers hereby grant to Agent, for the benefit of Secured Parties, a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise.  Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and neither Borrowers nor any other Person (other than the applicable depository bank) shall have any right to any Cash Collateral, until Full Payment of the Obligations.

Extent of Liens

.  All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties.  Borrowers authorize Agent to file any financing statement that describes the Collateral as "all assets" or "all personal property" of Borrowers, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

8.	REPRESENTATIONS AND WARRANTIES

General Representations and Warranties

.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments and Loans, each Borrower represents and warrants to Agent and Lenders that:

8.1.1Organization and Qualification.  Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization.  Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

8.1.2Power and Authority.  Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform each Loan Document to which it is or will be a party.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower's Property.

8.1.3Enforceability.  This Agreement is, and each other Loan Document to which any Obligor is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

8.1.4Capital Structure.  On the Third Amendment Effective Date, after giving effect to the transactions contemplated hereby to occur on the Third Amendment Effective Date, Schedule 8.1.4 shows, for Ultimate Parent and its Subsidiaries, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests.  Except as disclosed on Schedule 8.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Each Borrower has good title to its Equity Interests in its Subsidiaries (if any), subject only to Agent's Lien and Liens securing the Revolver Debt, and all such Equity Interests are duly issued, fully paid and non-assessable.  Except as set forth on Schedule 8.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Borrowers or their Subsidiaries.

8.1.5Title to Properties; Priority of Liens.  Each of the Borrowers and their Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good title to all of its personal Property reflected in any financial statements delivered to Agent or Lenders except for defects in title that do not materially interfere with its ability to conduct its business, in each case free of Liens except Permitted Liens.  Each the Borrowers and their Subsidiaries has paid and discharged all lawful claims (other than such claims Properly Contested) that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

8.1.6Accounts.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account (as defined in the Revolver Loan Agreement) in a Borrowing Base Certificate, that:  (a) it is genuine and enforceable in accordance with its terms and is not evidenced by a judgment;  (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto; (c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request; (d) it is not subject to any offset, Lien (other than Permitted Liens), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective); (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder and (g) to the best of Borrowers' knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, is not subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor's financial condition, as reasonably determined by the Borrowers in good faith.

8.1.7Financial Statements.

(a)The Financial Statements, copies of which have been delivered to Agent and each Lender, fairly present the consolidated financial condition of the Ultimate Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP.  All material indebtedness and other liabilities (including, without limitation, Debt, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Ultimate Parent and its Subsidiaries are set forth in the Financial Statements.  Since December 31, 2015 no event or development has occurred with respect to Parent and its Subsidiaries (other than Pental) that has had or could reasonably be expected to have a Material Adverse Effect.  Since December 31, 2016 no event or development has occurred with respect to Pental and its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

(b)The Parent has heretofore furnished to Agent (i) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the period from January 1, 2017, through December 31, 2021, and (ii)

projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the Fiscal Years ending in December 31, 2017 through December 31, 2021, which projected financial statements shall be updated from time to time pursuant to clause (e) of Exhibit D.  The forecasted balance sheets, income statements and statements of cash flows of Ultimate Parent and its Subsidiaries delivered pursuant to this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Ultimate Parent's reasonable estimate of its future financial condition and performance (it being understood and agreed that (x) any financial or business projections or forecasts furnished are subject to significant uncertainties and contingencies, which may be beyond the control of any such Obligor, (y) no assurance is given by any such Obligor that the results or forecast in any such projections will be realized and (z) the actual results may differ from the forecast results set forth in such projections and such differences may be material).

8.1.8Surety Obligations.  Neither Borrowers nor their Subsidiaries are obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

8.1.9Taxes.  Borrowers and their Subsidiaries have filed all federal and other material tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of Borrowers and their Subsidiaries is adequate for all years not closed by applicable statutes, and for their current Fiscal Year.

8.1.10Brokers.  Other than as set forth on Schedule 8.1.10, there are no brokerage commissions, finder's fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

8.1.11Intellectual Property.

(a)The Obligors own or have the right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.

(b)There is no pending or, to Borrowers' actual knowledge, threatened Intellectual Property Claim with respect to Borrowers, any Subsidiary or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 8.1.11, neither Borrowers nor their Subsidiaries pay or owe any Royalty or other compensation to any Person with respect to any Intellectual Property.

(c)All Intellectual Property owned or licensed (except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business) by, or otherwise subject to any interests of, Borrowers or their Subsidiaries is shown on Schedule 8.1.11 (as amended from time to time).

(d)Except as set forth in Schedule 8.1.11, and except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business (to the extent constituting a Permitted Lien), none of the Intellectual Property of any Obligor is the subject of any licensing or franchise agreement pursuant to which such Obligor is the licensor or franchisor.

(e)To each Obligor's actual knowledge, no holding, decision or judgment has been rendered by any governmental authority against any Obligor which limits, cancels or questions the validity of, or any Obligor's ownership interest in, any Intellectual Property owned by any Obligor in any material respect.

8.1.12Governmental Approvals.  To each of their actual knowledge, Borrowers and their Subsidiaries have, are in material compliance with, and are in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate all of its material Properties, except where noncompliance (or failure to be in good standing) could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and their Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

8.1.13Compliance with Laws.  To their actual knowledge, except as disclosed on Schedule 8.1.13: (i) Borrowers and their Subsidiaries have duly complied, and their Properties and business operations are in compliance, in all material respects, with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.; (ii) no Inventory has been produced in violation of Applicable Law, including the FLSA; (iii) no Borrower's or Subsidiary's present operations (or to Borrowers' knowledge, past operations), Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release; (iv) no Borrower or Subsidiary has received any Environmental Notice; (v) to Borrowers' knowledge, there are no Environmental Releases or Hazardous Materials on any Real Estate now owned, leased or operated by Borrowers or their Subsidiaries which would result in material liability arising under any Environmental Law.

8.1.14Burdensome Contracts.  Neither Borrowers nor any of their Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 8.1.14.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by Borrowers.

8.1.15Litigation.  Except as shown on Schedule 8.1.15, there are no proceedings or investigations pending or, to the actual knowledge of any Obligor, threatened in writing against any Obligor or any Subsidiary of an Obligor, or any of their businesses, operations, Properties, prospects or conditions, that could reasonably be expected to have a Material Adverse Effect if determined adversely to Ultimate Parent or its Subsidiaries.  Except as shown on Schedule 8.1.15, no Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $4,000,000).  No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

8.1.16No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Borrower is in material default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice could constitute a material default, under any Material Contract other than as is being Properly Contested.

8.1.17ERISA.  Except as disclosed on Schedule 8.1.17:

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the actual knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has met, in all material respects all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)There are no pending or, to the actual knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no non-exempt prohibited transaction or, to the actual knowledge of Borrowers violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)Except as could not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Pension Plan has any Unfunded Pension Liability; (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

8.1.18Ultimate Parent; Parent and SPV.  (a) Ultimate Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents, (b) Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents and (c) SPV has not engaged in any activities other than entering into and performing its obligations under the Revolver Debt Documents and the Artisan Company Agreement and does not hold any assets other than (i) membership interests under the Artisan Company Agreement and (ii) fifty (50) quotas, representing a one percent (1%) equity ownership interest, of CECAFE.

8.1.19Trade Relations.  To the actual knowledge of Borrowers, there exists no actual or threatened termination of any business relationship between Borrowers or any of their Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Borrowers or such Subsidiary.

8.1.20Labor Relations.  Neither Borrowers nor their Subsidiaries are party to or bound by any collective bargaining agreement.  There are no material grievances, disputes or controversies with any union or other organization of Borrowers' or their Subsidiaries' employees, or, to Borrowers' knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

8.1.21Payable Practices.  Borrowers have not made any material change in their historical accounts payable practices that would have an adverse impact on Borrowers from those in effect on the Closing Date.

8.1.22Not a Regulated Entity.  No Borrower is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

8.1.23Margin Stock.  No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds will be used by any Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

8.1.24OFAC.  Neither Borrowers nor, to the actual knowledge of Borrowers, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions.  Borrowers are not located, organized or resident in a Designated Jurisdiction.  No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

8.1.25Deposit Accounts.  Schedule 9.1.9 (as amended from time to time) sets forth all Deposit Accounts (other than Excluded Accounts) maintained by Borrowers, Lark, Ultimate Parent, Parent, Intermediate Holdco, Greencraft Holdings, Greencraft Interiors, Greencraft Stone.

8.1.26Anti-Corruption Laws.  Each Obligor and its respective Subsidiaries has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

8.1.27Material Contracts.  Set forth on Schedule 8.1.27 is a complete and accurate list as of the Closing Date of all Material Contracts of each Obligor, showing the parties and subject matter thereof and amendments and modifications thereto.  Each such Material Contract is in full force and effect and is binding upon and enforceable against each Obligor that is a party thereto and, to the actual knowledge of such Obligor, all other parties thereto in accordance with its terms, except, in each case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

8.1.28Customers and Suppliers.  There exists no actual or threatened (in writing) termination or cancellation of the business relationship between (i) any Obligor, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract, or (ii) any Obligor, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract.

8.1.29Pental Acquisition Documents.  The Parent has delivered to the Agent a complete and correct copy of the Pental Acquisition Documents as of the Closing Date, including all schedules and exhibits thereto.  Each Pental Acquisition Document sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby not delivered to the Agent.  The execution, delivery and performance of the Pental Acquisition Agreement has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of the Borrowers.  Each Pental Acquisition Document is the legal, valid and binding obligation of the Borrowers that are parties thereto, enforceable against such Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

8.1.30Solvency.  After giving effect to the transactions contemplated by this Agreement and the making of the Term Loan, the Obligors on a consolidated basis are Solvent.

Complete Disclosure

.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Lender in writing that could reasonably be expected to have a Material Adverse Effect.

9.	COVENANTS AND CONTINUING AGREEMENTS

Affirmative Covenants

.  So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower  shall, and shall cause each Subsidiary to:

9.1.1Inspections; Appraisals.

(a)Permit Agent no more than two (2) times per Fiscal Year, subject to reasonable notice (except when an Event of Default exists) and during normal business hours, to visit and inspect the Properties of Borrowers or their Subsidiaries, inspect, audit and make extracts from Borrowers' or their Subsidiaries' books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower's or Subsidiary's business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to Borrowers to make any inspection, or to share any results of any inspection, appraisal or report with Borrowers; provided, Borrowers shall provide Agent with copies of the results of any inspection, appraisal or report obtained by Bank of America, N.A. in connection with the Revolver Debt Documents.  Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)Reimburse Agent for its reasonable charges, costs and expenses in connection with (i) examinations of any Obligor's books and records or any other financial or Collateral matters as Agent deems reasonably appropriate, up to one time per Fiscal Year; and (ii) appraisals of Inventory, up to one time per Fiscal Year; provided, that, that if an examination or appraisal is initiated during an Event of Default, all reasonable charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Subject to and without limiting the foregoing, Borrowers agree to pay Agent's then standard charges for examination activities, including the standard charges of Agent's internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

9.1.2Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent all financial statements, reports and other items set forth on Exhibit D no later than the time specified therein.

9.1.3Intentionally Omitted.

9.1.4Notices.  Notify Agent in writing of any of the items set forth on Exhibit E that affects an Obligor no later than the time specified therein.

9.1.5Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws or the United States Foreign Corrupt Practices Act of 1977, as amended) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release from Borrowers' operations requiring reporting under Environmental Law occurs at or on any Properties of Borrowers or any of their Subsidiaries, it shall report such Environmental Release to Agent and act promptly and diligently to investigate and report to all Governmental Authorities the extent of  such Environmental Release as required by Applicable Law, and to make appropriate remedial action to investigate and remediate, such Environmental Release to the extent required under Environmental Law to be performed by Borrowers.

9.1.6Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.  If an Account of Obligor includes a charge for any Taxes, Agent is authorized, in its discretion and subject to Section 4.1.1(b), to pay the amount thereof to the proper taxing authority for the account of Obligor and to charge Obligor therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligor or with respect to any Collateral.

9.1.7Insurance.

(a)Maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) satisfactory to Agent.  All proceeds under each policy shall be payable to an account at the Agent.  From time to time upon the reasonable request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender's loss payee; (ii) requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If Borrowers fail to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Borrowers agree to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies.  While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to an account at the Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)Without limiting clause (a) above, maintain insurance with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) reasonably satisfactory to Agent, with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers' compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

9.1.8Licenses.  Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect and pay all Royalties when due, except to the extent such License is replaced by a License that is comparable or more favorable to Borrowers or such License matures or expires in accordance with the terms of such License.

9.1.9Deposit Accounts; Depository Bank.  Take all actions necessary to establish Agent's control of each Deposit Account maintained by an Obligor (other than Excluded Accounts).  The applicable Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent and Bank of America, N.A., as lender under the Revolver Loan Agreement) to have control over a Deposit Account or any Property deposited therein.  Borrowers shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 9.1.9 to reflect same.  Borrowers hereby authorize the financial institutions at which Borrowers or any other Obligor maintain a deposit account to provide the Agent with such information with respect to such deposit account as the Agent may from time to time reasonably request, and Borrowers hereby consent to such information being provided to the Agent.

9.1.10Other Collateral Covenants.  Comply with the following additional covenants related to Collateral:

(a)All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 9.1.10, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 9.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days’ prior written notice to Agent.

(b)All reasonable and documented expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent's actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, except for such loss or damage caused by the negligence or misconduct of the Agent.

(c)Each Obligor shall defend, in accordance with its reasonable business judgment, its title to Collateral and Agent's Liens therein against all Persons, claims and demands, except Permitted Liens.

(d)Upon reasonable written request, each Obligor shall provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all agreements executed after the Closing Date, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral that is currently included on a Borrowing Base Certificate is kept or that otherwise may possess or handle any Collateral that is currently included on a Borrowing Base Certificate.

(e)Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where material Collateral is located.

9.1.11Future Subsidiaries.  Cause:

(a)each Subsidiary of any Obligor not in existence on the Closing Date, to execute and deliver to the Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof, (i) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower, (ii) a supplement to the Guaranty and Collateral Agreement, together with (A) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (B) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (C) such opinions of counsel as the Agent may reasonably request, (iii) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Liens) on such real property and such other Related Real Estate Documents as may be reasonably required by the Agent with respect to each such real property, and (iv) to the extent required under the terms of this Agreement, such other agreements, instruments, approvals or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Guaranty and Collateral Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary (other than Excluded Assets (as defined in the Guaranty and Collateral Agreement)) shall become Collateral for the Obligations.

(b)each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Guaranty and Collateral Agreement), together with (i) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (ii) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (iii) such opinions of counsel as the Agent may reasonably request and (iv) such other agreements, instruments, approvals or other documents reasonably requested by the Agent.

(c)Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become an Obligor (and, as such, shall not be required to deliver the documents required by clause (i) above or become a Guarantor; provided, however, that if the Equity Interests of a Foreign Subsidiary are owned by an Obligor, such Obligor shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary) and certificates described in clause (ii) above to the Agent, and take all commercially reasonable actions reasonably requested by the Agent or otherwise necessary to grant and to perfect a first‑priority Lien (subject to Permitted Liens) in favor of the Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Obligor but in no event shall such Foreign Subsidiary become a Guarantor under this Agreement or any of the other Loan Documents.

9.1.12Anti-Corruption Laws.  Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

9.1.13Further Assurances.  Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (b) to subject to valid and perfected first priority Liens any of the Collateral, (c) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (d) to grant, and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.  In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Obligor (i) authorizes Agent upon the occurrence and during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Obligor's name and to file such agreements, instruments or other documents in any appropriate filing office, all to establish and/or perfect the Agent's interests in the Collateral, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Obligor, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Obligor prior to the date hereof.  Notwithstanding anything else contained herein to the contrary, (w) the foregoing shall not apply to any Excluded Assets (as defined in the Guaranty and Collateral Agreement), (x) any such documents and deliverables shall be governed by laws of the State of New York or such other State of the United States as may be reasonably agreed by the Agent and the Borrowers based upon the type and location of the particular Collateral and for the avoidance of doubt, no foreign-law governed documents shall be required for any Collateral, including with respect to any Intellectual Property registered in any non-U.S. jurisdiction, and (y) no leasehold mortgages, landlord waivers, tenant estoppels, or collateral access letters shall be required to be entered into unless the same are entered into with respect to the Revolver Debt.

9.1.14Post-Closing.  Comply with the requirements on Exhibit F.

9.1.15~~Post-Third~~Post-Fifth Amendment.  Comply with the requirements on Exhibit I.

Negative Covenants

.  So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

9.2.1Permitted Debt.  Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Debt other than:

(a)the Obligations;

(b)Subordinated Debt;

(c)Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $4,000,000 at any time;

(d)Bank Product Debt incurred in the Ordinary Course of Business;

(e)Contingent Obligations (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (ii) arising from Hedging Agreements permitted hereunder; (iii) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (iv) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (v) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; or (vi) arising under the Loan Documents;

(f)the Revolver Debt, subject to the limitations set forth in the Intercreditor Agreement;

(g)Debt acquired or assumed in connection with Permitted Acquisitions in an amount not to exceed $3,000,000 in the aggregate at any time outstanding;

(h)Debt arising as a direct result of judgments, orders, awards or decrees against any Obligor, in each case not constituting an Event of Default; and

(i)Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien (other than  Permitted Lien) and does not exceed $4,000,000 in the aggregate at any time.

9.2.2Permitted Liens.  Create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, file or authorize the filing under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, the following (collectively, "Permitted Liens"):

(a)Liens in favor of Agent;

(b)Liens securing Debt that is permitted under Section 9.2.1(c);

(c)Liens for Taxes not yet due or being Properly Contested;

(d)statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Borrowers or their Subsidiaries;

(e)Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Agent's Liens and are required or provided by law;

(f)Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)Liens arising by virtue of a judgment or judicial order against Borrowers or their Subsidiaries, or any Property of Borrowers or their Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent's Liens;

(h)easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j)carriers', warehousemen's, landlord's, mechanics, materialmen's, repairmen's or other like Liens arising in the Ordinary Course of Business that secure obligations that are not overdue for a period of more than 30 days or are being Properly Contested;

(k)Liens securing the Debt that is permitted under Section 9.2.1(f); provided that such Liens are at all times subject to the terms of the Intercreditor Agreement;

(l)Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods, but only to the extent such Liens secure amounts not yet due;

(m)existing Liens shown on Schedule 9.2.2 and replacement Liens on the property subject to such Liens, but only to the extent that the amount of debt secured thereby, and the property secured thereby, shall not be increased; and

(n)Liens in favor of Borrower in respect of its consignment interests encumbering its Consigned Inventory (as defined in the Revolver Loan Agreement).

9.2.3Capital Expenditures.  Make Capital Expenditures (other than Expansion Capital Expenditures) in excess of $3,300,000 in the aggregate during any Fiscal Year.

9.2.4Distributions; Upstream Payments.  Declare or make any Distributions, except Permitted Distributions when no Event of Default exists, or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Distribution to Borrower, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 8.1.14.

9.2.5Restricted Investments.  Make any Restricted Investment.

9.2.6Disposition of Assets.  Sell, lease, license, consign, transfer or otherwise dispose of any Property of an Obligor or a Subsidiary of an Obligor, whether now owned or hereafter acquired, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, except:

(a)a sale of Inventory in the Ordinary Course of  Business;

(b)as long as no Event of Default exists and all Net Proceeds are in cash and remitted to a Deposit Account of a Borrower subject to a Deposit Account Control Agreement, a disposition of Property of an Obligor that is (i) a disposition of Equipment; or (ii) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business;

(c)replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens;

(d)a transfer of Property by another Obligor to a Borrower;

(e)the use of cash in the ordinary course of its business;

(f)the granting of Liens not prohibited under this Agreement; and

(g)the conveyance of Property (other than Accounts and Goods) not otherwise permitted above; provided that, the aggregate book value of all such Property so conveyed in any Fiscal Year of Parent under this clause (g) shall not exceed $2,000,000.

9.2.7Loans.  Make or commit or agree to make any loans or other advances of money to any Person, except:

(a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business;

(b)any loans or other advances to customers in the Ordinary Course of Business not to exceed $2,500,000 in the aggregate at any time; and

(c)the RDS Intercompany Loan.

9.2.8Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any:

(a)Subordinated Debt, except to the extent expressly permitted under any subordination agreement relating to such Debt (and a Senior Officer of a Borrower shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default);

(b)earnout payments owing pursuant to the Pental Acquisition Agreement, the Summit Acquisition Agreement ~~or~~, the Specified Acquisitions or the Identified Acquisitions unless at the time of such payment, the Payment Conditions are satisfied (and a Senior Officer of a Borrower shall certify to Agent, not less than two Business Days prior to the date of payment, that all Payment Conditions have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default); or

(c)subject to clause (a) above, any Borrowed Money (other than (x) the Obligations, the Revolver Debt, Debt that is permitted under Section 9.2.1(c) or (d) and so long as the Leverage Ratio is greater than 2.00:1.00 after giving pro forma effect to such payment, Debt that is permitted under Sections 9.2.1(g) and (i) or (y) the Permitted Refinancing of any Debt that is permitted under Sections 9.2.1(c), (g) and (i)) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as such due date is amended thereafter with the written consent of Agent).

9.2.9Fundamental Changes.  Change its name or conduct business under any fictitious name; change its tax (unless required by Applicable Law), charter or other organizational identification number; change its form or state of organization; wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person whether in a single transaction or in a series of related transactions, provided, however, that any wholly-owned Subsidiary of any Obligor (other than a Borrower) may be merged into such Obligor or another wholly-owned Subsidiary of such Obligor, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Obligor, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Obligor gives the Agent at least 30 days' prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral (other than Collateral merged out of existence), including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving Subsidiary, if any, if not already an Obligor, is joined as an Obligor hereunder pursuant to a Joinder Agreement and is a party to the Guaranty and Collateral Agreement and the Equity Interests of such Subsidiary is the subject the Guaranty and Collateral Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation.

9.2.10Subsidiaries. Permit any existing Subsidiary to issue any additional Equity Interests except directors' qualifying shares.

9.2.11Organic Documents.  Amend, modify or otherwise change any of its Organic Documents, except (a) with respect to Subsidiaries other than SPV, in connection with a transaction permitted under Section 9.2.9., (b) pursuant to the Select Interior Transaction or (c) in connection with a name change so long as the Agent shall receive (i) three (3) Business Day’s prior written notice of such amendment and (ii) a true and complete copy of the amendment filed by the appropriate official in its jurisdiction of formation within three (3) Business Days of such filing.

9.2.12Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

9.2.13Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

9.2.14Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date and listed on Schedule 8.1.14; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

9.2.15Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

9.2.16Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

9.2.17Affiliate Transactions.  Enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except:

(a) transactions expressly permitted by the Loan Documents;

(b)payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors' and managers' fees and indemnities; and

(c)transactions with Affiliates in the Ordinary Course of Business (including those consummated prior to the Closing Date and shown on Schedule 9.2.17) so long as such transactions are upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate and that are disclosed to the Agent prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $500,000 for any single transaction or series of related transactions.

9.2.18Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than (i) any in existence on the Closing Date or (ii) the non-satisfaction of the liabilities thereunder would not have a Material Adverse Effect.

9.2.19Modifications of Debt.  Amend, modify, supplement or otherwise change (or permit the amendment, modification or other change in any manner of) any provision of any of its Subordinated Debt or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such

Subordinated Debt if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Subordinated Debt, would change the subordination provision of such Subordinated Debt, or would otherwise be adverse to the Lenders or the issuer of such Subordinated Debt in any material respect.

9.2.20Returns of Inventory; Affixed Equipment.  Return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance (as defined in the Revolver Loan Agreement) exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any calendar month exceeds $500,000; and (d) any payment received by Borrowers for a return is promptly remitted to Agent for application to the Obligations.  Borrowers shall not permit any commercially financed Equipment with a  value in excess of $150,000 to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

9.2.21Acquisition, Sale and Maintenance of Inventory.  Acquire or accept any Inventory on consignment or approval, and Borrowers shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.

9.2.22Management Fee.  Pay any management fee, consulting fee, or similar fee to the Sponsors, any of its equity holders, or any Affiliate thereof.

9.2.23Investment Company Act of 1940.  Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

Financial Covenants

.  So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Obligor shall not:

9.3.1Fixed Charge Coverage Ratio.  As of the last day of a Fiscal Quarter, permit the Fixed Charge Coverage Ratio of Ultimate Parent and its Subsidiaries for the trailing twelve month period then ending, to be less than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	1.70:1.00
June 30, 2017	1.45:1.00
September 30, 2017 through and including March 31, 2018	1.30:1.00

June 30, 2018	1.35:1.00
September 30, 2018 through and including December 31, 2018	1.40:1.00
March 31, 2019 through and including September 30, 2019	1.45:1.00
December 31, 2019 through and including September 30, 2020	1.50:1.00
December 31, 2020 and each Fiscal Quarter ending thereafter	1.60:1.00

9.3.2Maximum Total Leverage. As of the last day of a Fiscal Quarter, permit the Leverage Ratio of Ultimate Parent and its Subsidiaries to be greater than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	4.75:1.00
June 30, 2017	5.40:1.00
September 30, 2017	5.60:1.00
December 31, 2017	5.45:1.00
March 31, 2018	5.30:1.00
June 30, 2018	4.65:1.00
September 30, 2018	4.55:1.00
December 31, 2018	4.45:1.00
March 31, 2019	4.40:1.00
June 30, 2019	3.85:1.00
September 30, 2019	3.80:1.00
December 31, 2019 through and including March 31, 2020	3.75:1.00

June 30, 2020 through and including March 31, 2021	3.25:1.00
June 30, 2021 and each Fiscal Quarter ending thereafter	3.00:1.00

9.3.3Obligor's Right to Cure.  Notwithstanding anything to the contrary contained in Section 10.1, in the event of any Event of Default under Section 10.1(c) that results from a breach of Section 9.3.1 or Section 9.3.2, and until the expiration of the tenth (10th) Business Day after the earlier of (x) the date of delivery by the Borrowers of the financial statements required by Exhibit D (clause (b)) or (y) the date by which such financial statements are required to have been delivered (the "Equity Cure Period"), Ultimate Parent or Sponsors may, as applicable, pursuant to written notice to Agent prior to the receipt of such proceeds by Borrowers or Ultimate Parent, as applicable, issue equity interests in Borrowers or Ultimate Parent, as applicable, to its then existing equity investors in return for cash or otherwise receive a cash capital contribution from one or more of such Persons, and Borrowers or Ultimate Parent, as applicable, may apply the amount of the net proceeds therefrom to increase EBITDA with respect to such applicable Fiscal Quarter and in the calculation of EBITDA for any subsequent financial covenant tests including the Fiscal Quarter that includes the date of such contribution (the "Equity Cure Contributions"); provided that (i) any such proceeds received by Ultimate Parent are contributed by Ultimate Parent to Borrowers, (ii) 100% of the net proceeds of such Equity Cure Contribution are applied to prepay outstanding principal under the Loan in accordance with Section 5.2.2(d), provided that for purposes of determining the financial covenants for the fiscal quarter with respect to which the Equity Cure Contribution is being made, the amount of the Loan shall not be reduced by such prepayments but such debt reduction shall be taken into account for purposes of determining compliance with the financial covenants for any period in which such Equity Cure Contribution is included in the calculation of EBITDA starting with the fiscal quarter immediately following the fiscal quarter being cured, (iii) in each four Fiscal Quarter period, no more than two Equity Cure Contributions may be made and Equity Cure Contributions may not be made in consecutive Fiscal Quarters, (iv) not more than four Equity Cure Contributions may be made during the term of this Agreement, (v) the amount of any Equity Cure Contributions made pursuant to this Section 9.3.3 shall not exceed in any Fiscal Quarter the lesser of (x)  the amount required to cause Borrowers to be in compliance with the applicable financial covenants as at the end of such Fiscal Quarter and (y) 2.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter and (vi) the aggregate amount of all Equity Cure Contributions during the term of this Agreement shall not exceed 7.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter.  If, after giving effect to the foregoing pro forma adjustment, Ultimate Parent is in compliance with the financial covenants set forth in Section 9.3.1 and 9.3.2, Ultimate Parent t shall be deemed to have satisfied the requirements of such Sections as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 9.3.1 or 9.3.2 that had occurred shall be deemed cured for purposes of this Agreement. If (a) an Equity Cure Contribution is permitted for any Fiscal Quarter and (b) notice has been delivered to the Agent of an anticipated Equity Cure Contribution, then from the last day of the Fiscal Quarter related to such cure notice until the earlier to occur of the required date for receipt of the Equity Cure Contribution and the date on which the Agent is notified that the Equity Cure Contribution will not be made, no Default or Event of Default shall have occurred under the Loan Documents with respect to any default under Section 9.3 for which such cure notice was delivered. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Sections 9.3.1 and 9.3.2.  Notwithstanding the foregoing, for purposes of calculating Excess Cash Flow, EBITDA shall not include the amount of any Equity Cure Contributions.

10.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT

Events of Default

.  Each of the following shall be an "Event of Default" if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)Borrowers (or any other Obligor, if applicable) fail to pay (i) any principal of any Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest, fee, indemnity or other amount payable under this Agreement or any other Loan Document within 2 Business Days after the date when due;

(b)Any representation or warranty of an Obligor made in any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when made or deemed made;

(c)Borrowers breach or fail to perform any covenant contained in Section 7.2, 7.3, 9.1.1, 9.1.2 (but only as to the covenants described in (a), (b) and (c) of Exhibit D), 9.1.7, 9.1.10, 9.1.11, 9.1.12, 9.1.13, 9.2, 9.3.1 or 9.3.2; provided that, solely with respect to a breach of Section 9.3.1 or 9.3.2, such breach continues after the expiration of the applicable Equity Cure Period;

(d)An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof (less, in the case of Section 9.1.4, the number of days between the date such Senior Officer obtained knowledge of such failure and the date that notice thereof is given pursuant to Section 9.1.4) or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)A Guarantor repudiates, revokes or attempts to revoke its guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent and covering a material portion of the Collateral; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by, or any other action or inaction of, Agent and Lenders);

(f)Any breach, default or the occurrence and continuation of any "Event of Default" (or any comparable term) of an Obligor occurs under (i) one or more Hedging Agreements in an aggregate principal amount exceeding $1,000,000 (the "obligations" of any Obligor in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such Obligor would be required to pay if such Hedge Agreement were terminated at such time); (ii) the Revolver Loan Agreement or any other documentation evidencing or executed in connection with the Revolver Debt or (iii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations or the Revolver Debt) in excess of $2,500,000, in each case, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)Any judgment, order or award (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $2,500,000 (net of insurance coverage therefor that has not been denied by the insurer), and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(h)A loss, theft, damage or destruction occurs with respect to any Inventory if the amount not covered by insurance exceeds $2,500,000;

(i)Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor's business for more than 15 days; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)Any Obligor (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (j);

(k)any proceeding shall be instituted against any Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(l)An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC that could reasonably be expected to result in a

Material Adverse Effect, or an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure could reasonably be expected to result in a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect;

(m)An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could cause or result in a Material Adverse Effect;

(n)A Change of Control occurs; or

(o)SPV breaches or fail to perform any covenant contained in Section 5.11 of the Guarantee and Collateral Agreement and such breach or failure is not cured within 10 Business Days after a Senior Officer of SPV has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by SPV.

Remedies upon Default

.  If an Event of Default described in Section 10.1(j) or (k) occurs, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction from Required Lenders) do any one or more of the following from time to time:

(a)declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)terminate, reduce or condition any Commitment;

(c)require Obligors to Cash Collateralize their Obligations that are contingent or not yet due and payable; and

(d)exercise any and all rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrowers, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Borrowers agree that 10 days' notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable.  Agent may conduct sales on any Obligor's premises, without charge, and any sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

License

.  For the sole purpose of enabling Agent to exercise its rights and remedies as to the Collateral under this Agreement and Applicable Law, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any Intellectual Property of Obligors, computer hardware and software, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  For clarity, this license is effective only while an Event of Default exists and is irrevocable until the termination of this Agreement.  Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

Setoff

.  At any time during the continuance of an Event of Default, Agent, Lenders and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of offset) that such Person may have.

Remedies Cumulative; No Waiver

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10.5.1Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

10.5.2Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  Except as set forth in this Agreement, any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.	AGENT

Appointment, Authority and Duties of Agent

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11.1.1Appointment and Authority.  Each Secured Party appoints and designates Cerberus as Agent under all Loan Documents.  Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents.  Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise.

11.1.2Duties.  The title of "Agent" is used solely as a matter of market custom and the duties of Agent are administrative in nature only.  Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction.  The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

11.1.3Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon and in accordance with, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

11.1.4Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law.  In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action.  Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent.  Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 13.1.1.  In no event shall Agent be required to take any action that it determines in its Permitted Discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

Agreements Regarding Collateral and Borrower Materials

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11.2.1Lien Releases; Care of Collateral.  Secured Parties authorize Agent to release any Lien with respect to any Collateral:  (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that any Borrower certifies in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent's Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 13.1, with the consent of Required Lenders.  Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder.  Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent's Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

11.2.2Possession of Collateral.  Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent's request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent's instructions.

11.2.3Reports.  Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral ("Report").  Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time.  Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers' books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender's internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender's Participants, attorneys and accountants that have been advised of the confidential nature of the Borrower Materials), and to use all Borrower Materials solely for administration of the Obligations.  Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

Reliance by Agent

.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person.  Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

Action Upon Default

.  Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrowers or Required Lenders specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral.

Ratable Sharing

.  If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties  participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.

Indemnification

.  EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT).  In Agent's Permitted Discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties.  If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys' fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

Limitation on Responsibilities of Agent

.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent's gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents.  Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

Successor Agent and Co-Agents

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11.8.1Resignation; Successor Agent.  Agent may resign at any time by giving at least 30 days' written notice thereof to Lenders and Borrowers.  Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers.  If no successor agent is appointed prior to the effective date of Agent's resignation, then Agent may appoint a successor agent that is a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder.  Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act.  On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 11.6 and 13.3, and all rights and protections under this Section 11.  Any successor to Cerberus by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

11.8.2Co-Collateral Agent.  If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document.  Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent.  Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment.  If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

Due Diligence and Non-Reliance

.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors.  Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

Remittance of Payments and Collections

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11.10.1Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 p.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 12:00 p.m., then payment shall be made by 10:00 a.m. on the next Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent's right of offset for any amounts due from such payee under the Loan Documents.

11.10.2Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for LIBOR Loans.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

11.10.3Recovery of Payments.  If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party.  If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party.  If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

Individual Capacities

.  As a Lender, Cerberus shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms "Lenders," "Required Lenders" or any similar term shall include Cerberus in its capacity as a Lender.  In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

Titles

.  Each Lender, other than Cerberus, that is designated (on the cover page of this Agreement or otherwise) by Cerberus as an "Arranger," "Bookrunner" or "Agent" of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

No Third-Party Beneficiaries

.  This Section 11 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations.  This Section 11 does not confer any rights or benefits upon any Obligor or any other Person.  As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties

12.	BENEFIT OF AGREEMENT; ASSIGNMENTS

Successors and Assigns

.  This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; (b) any assignment by a Lender must be made in compliance with Section 12.3 and (c) any participation by Lender must be in accordance with Section 12.2 (any other attempted transfer or assignment by any party hereto shall be null and void).  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 12.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

Participations

.

12.2.1Permitted Participants; Effect.  Subject to Section 12.3.3, any Lender may sell to a financial institution ("Participant") a participating interest in the rights and obligations of such Lender under any Loan Documents; provided that each Lender shall provide Borrowers with prior written notice of any participation and if the proposed Participant is a vulture fund or distressed debt purchaser the consent of Borrowers shall be required for such sale (which consent shall be deemed given if no objection is made by Borrowers within ten Business Days after receipt of notice of the proposed participation) unless an Event of Default has occurred and is continuing in which case the Borrowers' consent shall not be required.  Despite any sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7, 3.9, 5.8 and 5.9 (subject to the requirements and limitations therein, including the requirements under Section 5.9, it being understood that the documentation required under Section 5.9 shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.8 and 12.4 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Section 3.7 or 5.8, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

12.2.2Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Term Loan Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrowers, any Guarantor or substantially all Collateral.

12.2.3Participant Register.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register in which it enters the Participant's name and address and the principal amounts of and stated interest on the Participant's interest in the Commitments and Loans the "Participant Register").  Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the Participant Register as the owner of the applicable participation for all purposes, notwithstanding any notice to the contrary.  No Lender shall have an obligation to disclose any information in the Participant Register except to the extent necessary to establish that a Participant's interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

12.2.4Benefit of Setoff.  Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 11.5 as if such Participant were a Lender

Assignments

.

12.3.1Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender's rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of  (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion), and in each case in integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender's rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

12.3.2Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit A-2 and a processing fee of $3,500 (unless otherwise agreed by Agent in its Permitted Discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 12.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable.  The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent

12.3.3Certain Assignees.  No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender or natural person.  So long as no Default or Event of Default has occurred and is continuing, no assignment or participation may be made to any Person that is a direct commercial competitor of the Obligors.  Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder.  If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

12.3.4Register.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, any notes or other writings issued under the Loan Documents shall be registered as to both principal and any stated interest. Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register (the "Register") for recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time.  Entries in the Register shall be conclusive, absent manifest error, and the Borrowers, Agent and Lenders shall treat each Person recorded in the Register pursuant to the terms hereof as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary.  The Register shall be available for inspection by Borrowers or any Lender, at any reasonable time and from time to time upon reasonable notice.

Replacement of Certain Lenders

.  If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrowers may, upon 10 days' notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s) willing to acquire such rights and obligations, pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

13.	MISCELLANEOUS

Amendments and Waivers

.

13.1.1Amendments and Other Modifications.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that:

(a)without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)Intentionally Omitted.

(c)without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Term Loan Maturity Date applicable to such Lender's Obligations; or (iv) amend this clause (c); and

(d)without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 13.1.1; (ii) amend the definition of Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations.

13.1.2Limitations.  The agreement of any Obligor shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves.  Only the consent of the parties to any agreement relating to fees shall be required for modification of such agreement.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

13.1.3Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

Power of Attorney

.  Borrowers hereby irrevocably constitute and appoint Agent (and all Persons designated by Agent) as Borrowers' true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent's designee, may, without notice and in either its or any Borrower's name, but at the cost and expense of Borrowers:

(a)Endorse any Borrower's name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent's possession or control; and

(b)During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (iv) receive, open and dispose of mail addressed to Borrowers, and notify postal authorities to deliver any such mail to an address designated by Lender; (v) use any Borrower's stationery and sign its name to verifications of Accounts and notices to Account Debtors; (vi) use information contained in any data processing, electronic or information systems relating to Collateral; (vii) make and adjust claims under insurance policies; and (viii) do all other things necessary to carry out the intent and purpose of this Agreement.

Indemnity

.  BORROWERS SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.  This Section 13.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Notices and Communications

.

13.4.1Notice Address.  All notices and other communications by or to a party hereto shall be in writing and shall be given to Borrowers, at AGM's address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 13.4.  Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 5.2.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

13.4.2Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters and distribution of Loan Documents.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

13.4.3Platform.  Borrower Materials shall be delivered by Borrowers pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by it ("Platform").  Borrowers shall notify Agent of each posting of reports or other information on the Platform.  All information shall be deemed received by Agent only upon its receipt of such notice.  Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform, and Obligors and Secured Parties acknowledge that "public" information is not segregated from material non-public information on the Platform.  The Platform is provided "as is" and "as available." Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM.  Secured Parties acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor's securities.  No Agent Indemnitee shall have any liability to Borrowers,  Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the platform or over the internet.

13.4.4Non-Conforming Communications.  Agent and Lenders may rely upon any communications purportedly given by or on behalf of Borrowers even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Borrowers shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of Borrowers.

Performance of Borrowers' Obligations

.  Agent may, in its discretion at any time and from time to time, at Borrowers' expense, pay any amount or do any act required of Borrowers under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent's Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to LIBOR Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

Credit Inquiries

.  Agent may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

Severability

.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

Cumulative Effect; Conflict of Terms

.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

Counterparts; Execution

.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.  Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

Entire Agreement

.  Time is of the essence with respect to all Loan Documents and Obligations.  The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

Relationship with Lenders

.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

No Control; No Advisory or Fiduciary Responsibility

.  Nothing in any Loan Document and no action of Agent or any Lender pursuant to any Loan Document shall be deemed to constitute control of any Obligor by Agent or any Lender.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and all related services by Agent, any Lender or any of the their Affiliates are arm's-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates.  To the fullest extent permitted by Applicable Law, Borrowers hereby waive and release any claims that they may have against Agent, Lender and their Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

Confidentiality

.  Agent and each Lender agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any potential or actual transferee of any interest in a Loan Document or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor's obligations; (g) with the consent of Borrowers; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender or any of their Affiliates on a nonconfidential basis from a source other than Borrowers.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility, and may use Borrowers' logos, trademarks or product photographs in advertising materials.  As used herein, "Information" means all information received from an Obligor or Subsidiary relating to it or its business.  A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information.  Agent and each Lender acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law

[Reserved]

.

GOVERNING LAW

.  UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

Consent to Forum

.

13.16.1Forum.  BORROWERS HEREBY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL CLAIMS, OBJECTIONS AND DEFENSES THAT THEY MAY HAVE REGARDING ANY SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4.1.  A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

13.16.2Other Jurisdictions.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent or any Lender of any judgment or order obtained in any forum or jurisdiction.

13.16.3Judicial Reference.  If any action, litigation or proceeding relating to any Obligations or Loan Documents is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in such case (whether fact or law) and to report a statement of decision.  Nothing in this Section shall limit the right of Agent or any other Secured Party to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference.  The exercise of a remedy does not waive the right of any party to resort to judicial reference.  At Agent's option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

Waivers by Borrowers

.  To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in its dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Patriot Act Notice

.  Agent and lenders hereby notify Borrowers that pursuant to the PATRIOT Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the PATRIOT Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers' management and owners, such as legal name, address, social security number and date of birth.  Borrowers shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under "know your customer," anti-money laundering or other requirements of Applicable Law.

Intercreditor Agreement

.  Notwithstanding anything to the contrary in this Agreement, to the extent the terms of this Agreement and the ASG Intercreditor Agreement conflict, the terms of the ASG Intercreditor Agreement shall control.

NO ORAL AGREEMENT

.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:
c/o Trive Capital 2021 McKinney Avenue, Suite 1200 Dallas, TX 75201
Attn:
Telecopy:

PENTAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:
[__________________________________] [__________________________________] [__________________________________]
Attn:
Telecopy:

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:
Name:
Title:

Address:
875 Third Avenue New York, NY 10022
	Attn:	Daniel Wolf
Telecopy:

~~DOC ID - 28951967.4~~	92

LENDERS:

CERBERUS LEVERED LOAN OPPORTUNITIES FUND III, L.P.

By: Cerberus Levered Opportunities III GP, LLC

Its: General Partner

By: ______________________________

Name:
Title:

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.

By: Cerberus NJ Credit Opportunities GP, LLC

Its: General Partner

By: ______________________________

Name:
Title:

CERBERUS ASRS HOLDINGS LLC

~~DOC ID - 28951967.4~~

By: ______________________________

Name:
Title:

CERBERUS KRS LEVERED LOAN

OPPORTUNITIES FUND, L.P.

By: Cerberus KRS Levered Opportunities GP, LLC

Its: General Partner

By: ______________________________

Name:
Title:

CERBERUS PSERS LEVERED

LOAN OPPORTUNITIES FUND, L.P.

By: Cerberus PSERS Levered Opportunities GP, LLC

Its: General Partner

By: ______________________________

Name:
Title:

CERBERUS FSBA HOLDINGS LLC

By: ______________________________

Name:
Title:

CERBERUS ND CREDIT HOLDINGS LLC

By: ______________________________

Name:
Title:

CERBERUS OFFSHORE LEVERED III LP

By: COL III GP Inc.

Its: General Partner

By: ______________________________

Name:

Title:

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.

By:  Cerberus Redwood Levered Opportunities GP B, LLC

Its:  General Partner

By: ______________________________

      Name:

      Title:

CERBERUS ICQ OFFSHORE LEVERED LP

By: Cerberus ICQ Offshore GP LLC

Its: General Partner

By: ______________________________

Name:

Title:

CERBERUS ONSHORE LEVERED III LLC

By: ______________________________

Name:

Title:

CERBERUS LOAN FUNDING XX L.P.

By: Cerberus LFGP XX, LLC

Its: General Partner

By: ______________________________

Name:

Title:

CERBERUS REDWOOD LEVERED A LLC

By: ______________________________

Name:

Title:

CERBERUS AUS LEVERED II LP

By: CAL II GP, LLC

Its: General Partner

By: ______________________________

Name:

Title:

CERBERUS REDWOOD LEVERED B LLC

By: ______________________________

Name:

Title:

CERBERUS ICQ LEVERED LLC

By: ______________________________

Name:

Title:

CERBERUS LOAN FUNDING XIX L.P.

By: Cerberus LFGP XIX, LLC

Its: General Partner

By: ______________________________

Name:

Title:

CERBERUS ICQ LEVERED LOAN

OPPORTUNITIES FUND, L.P.

By: Cerberus ICQ Levered Opportunities GP, LLC

Its: General Partner

By: ______________________________

Name:

Title:

CERBERUS FSBA LEVERED LLC

By: ______________________________

Name:

Title:

CERBERUS SWC LEVERED II LLC

By: ______________________________

Name:

Title:

CERBERUS LOAN FUNDING XVI LP

By: Cerberus PSERS GP, LLC

Its: General Partner

By: ______________________________

Name:

Title:

CERBERUS LOAN FUNDING XVIII L.P.

By: Cerberus LFGP XVIII, LLC

Its: General Partner

By: ______________________________

Name:

Title:

CERBERUS ASRS FUNDING LLC

By: ______________________________

Name:

Title:

CERBERUS LOAN FUNDING XXI L.P.

By: Cerberus LFGP XXI, LLC

Its: General Partner

By: ______________________________

Name:

Title:

SCHEDULE 2.1
to
Financing Agreement

COMMITMENTS OF LENDERS1

~~Lender~~	~~Initial Term Loan Commitment2~~	~~Additional Term Loan Commitment 3~~	~~Second Additional Term Loan Commitment~~ 	~~Total Term Loan Commitment4~~
~~[__]~~	~~[__]~~	~~[__]~~	~~[__]~~	~~[__]~~
~~[__]~~	~~[__]~~	~~[__]~~	~~[__]~~	~~[__]~~
~~Total~~	~~[__]~~	~~[__]~~	~~[__]~~	~~[__]~~

[1]	~~CBF to provide.~~Updated schedule attached to the Fifth Amendment
~~2 The aggregate principal amount of the Initial Term Loan outstanding as of the Fourth Amendment Effective Date.~~
~~3 The aggregate principal amount of the Additional Term Loan outstanding as of the Fourth Amendment Effective Date.~~

~~4 The sum of (i) the aggregate principal amount of  the Initial Term Loan outstanding as of the Fourth Amendment~~
~~Effective Date, (ii) the aggregate principal amount of the Additional Term Loan outstanding as of the Fourth~~
~~Amendment Effective Date,  and (iii) the Second Additional Term Loan Commitment.~~

1

SCHEDULE 8.1.4
to
Financing Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of Ultimate Parent and its Subsidiaries are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares

2.	The record holders of Equity Interests of Ultimate Parent and its Subsidiaries are as follows:

Name	Class of Stock	Number of Shares	Record Owner

3.	All agreements binding on holders of Equity Interests of Ultimate Parent and its Subsidiaries with respect to such interests are as follows:

~~DOC ID - 28951967.4~~

1

4.

In the five years preceding the Closing Date, neither Ultimate Parent nor any of its Subsidiaries has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

5.

There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Ultimate Parent or any of its Subsidiaries, except:

.

~~DOC ID - 28951967.4~~

SCHEDULE 8.1.10
to
Financing Agreement

BROKERAGE COMMISSION

None

~~DOC ID - 28951967.4~~

1

SCHEDULE 8.1.11
to
Financing Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Borrowers' and Subsidiaries' patents:

Patent	Owner	Status in Patent Office	Federal Registration No.	Registration Date

2.	Borrowers' and Subsidiaries' trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date

~~DOC ID - 28951967.4~~

1

3.	Borrowers' and Subsidiaries' copyrights:

Copyright	Owner	Status in Copyright Office	Federal Registration No.	Registration Date

4.	Borrowers' and Subsidiaries' licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

~~DOC ID - 28951967.4~~

SCHEDULE 8.1.13
to
Financing Agreement

ENVIRONMENTAL MATTERS

~~DOC ID - 28951967.4~~

1

SCHEDULE 8.1.14
to
Financing Agreement

RESTRICTIVE AGREEMENTS

Entity	Agreement	Restrictive Provisions

~~DOC ID - 28951967.4~~

1

SCHEDULE 8.1.15
to
Financing Agreement

LITIGATION

1.Proceedings and investigations pending against Obligors or Subsidiaries:

2.Threatened (in writing) proceedings or investigations of which any Obligor or Subsidiary is aware:

3.Pending Commercial Tort Claim of any Obligor:

~~DOC ID - 28951967.4~~

1

SCHEDULE 8.1.17
to
Financing Agreement

PENSION PLAN DISCLOSURES

~~DOC ID - 28951967.4~~

1

SCHEDULE 8.1.27
to
Financing Agreement

Material contracts

1

SCHEDULE 9.1.9
to
Financing Agreement

DEPOSIT ACCOUNTS

Depository Bank	Type of Account	Account Number

~~DOC ID - 28951967.4~~

1

SCHEDULE 9.1.10
to
Financing Agreement

BUSINESS LOCATIONS

1.	Obligors currently have the following business locations, and no others:

Chief Executive Office:

Other Locations:

2.	In the five years preceding the Closing Date, Obligors have had no office or place of business located in any county other than as set forth above, except:
3.	Each Subsidiary currently has the following business locations, and no others:

Chief Executive Office:

Other Locations:

~~DOC ID - 28951967.4~~

1

4.	The following bailees, warehouseman, similar parties and consignees hold inventory of Borrower or Subsidiary:

Name and Address of Party	Nature of Relationship	Amount of Inventory	Owner of Inventory

~~DOC ID - 28951967.4~~

1500375736v82

SCHEDULE 9.2.2
to
Financing Agreement

EXISTING LIENS

	File Number	Effective Date	Secured Party	Collateral

1.
2.

~~DOC ID - 28951967.4~~

1

SCHEDULE 9.2.17
to
Financing Agreement

EXISTING AFFILIATE TRANSACTIONS

~~DOC ID - 28951967.4~~

1

EXHIBIT A-1

ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Financing Agreement, dated as of February__, 2017 (as amended, restated or otherwise modified from time to time, the "Loan Agreement"), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, ("AGM"),  Pental Granite and Marble, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of AGM  that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), Cerberus Business Finance, LLC, as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

______________________________________ ("Assignor") and ________________  ("Assignee") agree as follows:

1.Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor a principal amount of $________ of Assignor's outstanding Term Loan (the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date ("Effective Date") indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor's obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be

~~DOC ID - 28951967.4~~

A-1-1

payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts accrue on or after the Effective Date.

2.Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, the outstanding balance of its Term Loans is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.  [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

3.Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a "Lender" under the Loan Documents; and (g) represents and warrants that the

~~DOC ID - 28951967.4~~

A-1-2

assignment evidenced hereby will not result in a non-exempt "prohibited transaction" under Section 406 of ERISA.

4.This Agreement shall be governed by the laws of the State of New York.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________

__________________________

__________________________

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

__________________________

__________________________

__________________________

__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

~~DOC ID - 28951967.4~~

A-1-3

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference:  _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference:  _____________________

~~DOC ID - 28951967.4~~

A-1-4

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

_____________________________________

("Assignee")

By___________________________________
Name:
Title:

_____________________________________

("Assignor")

By___________________________________
Name:
Title:

~~DOC ID - 28951967.4~~

A-1-5

EXHIBIT A-2

ASSIGNMENT NOTICE

ASSIGNMENT NOTICE

Reference is made to (1) the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the "Loan Agreement"), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, ("AGM"),  Pental Granite and Marble, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of AGM  that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), Cerberus Business Finance, LLC, as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ ("Assignment Agreement"), between __________________ ("Assignor") and ____________________ ("Assignee").  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor's intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of $________ of Assignor's outstanding Term Loan (the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date ("Effective Date") indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor's obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

~~DOC ID - 28951967.4~~

A-2-1

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

________________________

________________________

________________________

________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment Agreement.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

~~DOC ID - 28951967.4~~

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

_____________________________________

("Assignee")

By___________________________________
Name:
Title:

_____________________________________

("Assignor")

By___________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE: *

ARCHITECTURAL GRANITE & MARBLE, LLC,
as a Borrower

By_______________________________
Name:

Title:

~~DOC ID - 28951967.4~~

A-2-3

* No signature required if Assignee is a Lender, Affiliate of a Lender or if an Event of Default exists.

CERBERUS BUSINESS FINANCE, LLC,
as Agent

By_______________________________
Name:

Title:

~~DOC ID - 28951967.4~~

EXHIBIT B

COMPLIANCE CERTIFICATE

In accordance with the terms of the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the "Loan Agreement"; terms are used herein as defined in the Loan Agreement), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, ("AGM"), Pental Granite and Marble, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of AGM  that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party thereto ("Lenders") and Cerberus Business Finance, LLC, as agent ("Agent") for and such Lenders, I hereby certify that:

1.I am the [President] [Chief Financial Officer] of Ultimate Parent;

2.The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3.No Default or any event which, upon the giving of notice or passing of time or both, would constitute such an Event of Default, has occurred.

4.Borrowers are in compliance with the financial covenants set forth in Sections 9.3.1 and 9.3.2 of the Loan Agreement, as demonstrated by the calculations contained in Schedule I, attached hereto and made a part hereof.

~~DOC ID - 28951967.4~~

ARCHITECTURAL GRANITE & MARBLE, LLC, as Borrower

By:

Name:

Title:

~~DOC ID - 28951967.4~~

SCHEDULE I TO COMPLIANCE CERTIFICATE

[Borrowers to provide detailed calculations of financial covenants]

~~DOC ID - 28951967.4~~

EXHIBIT C

CONDITIONS PRECEDENT

(a)	Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.
(b)	Except as set forth in Exhibit F, Agent shall have made all filings or recordations necessary to perfect its Liens in the Collateral.
(c)

Agent shall have received results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(d)

Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of AGM certifying that, after giving effect to the making of the Term Loans and the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which

~~DOC ID - 28951967.4~~

could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)

Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)	Agent shall have received a written opinion of Haynes & Boone, LLP, as well any local counsel to Borrowers, in form and substance satisfactory to Agent.
(g)

Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(h)	Agent shall have received evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request.

~~DOC ID - 28951967.4~~

(j)

Borrowers shall have paid on or before the Closing Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4.

(k)

Agent shall have received a Borrowing Base Certificate as of January 31, 2017.  Upon giving effect to the making of the Term Loan and the payment by Borrowers of all fees and expenses incurred in connection herewith, Availability shall be at least $4,000,000.  The Borrowers shall deliver to the Agent a certificate of the chief financial officer of AGM certifying as to the matters set forth above and containing the calculation of Availability.

(l)Concurrently with the making of the Term Loan on the Closing Date, the Pental Acquisition shall have been consummated on terms and conditions acceptable to Agent and Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Pental Acquisition.  AGM shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Loan Agreement and Agent shall have received such consents and waivers of such Persons as Agent shall deem necessary in its Permitted Discretion.  The Pental Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Pental Acquisition Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(m)Concurrently with the making of the Term Loan, AGM shall have amended the Revolver Loan Agreement to provide for revolving loans of up to $40,000,000 of which no more than $25,000,000 will be outstanding on the Closing Date, and such agreement shall be in full force and effect and Agent shall have received a fully executed copy of the Revolver Debt Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

~~DOC ID - 28951967.4~~

(n)Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Term Loan Facility, together with (A) a termination and release agreement with respect to the Existing Term Loan Facility and all related documents, duly executed by the Obligors, the Existing Term Loan Agent and the Existing Term Loan Lenders, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Term Loan Agent and/or the Existing Term Loan Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Term Loan Agent and the Existing Term Loan Lenders and covering any portion of the Collateral;

(o)Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Pental Loan Facility, together with (A) a termination and release agreement with respect to the Existing Pental Loan Facility and all related documents, duly executed by the Obligors and the Existing Pental Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Pental Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Pental Lender and covering any portion of the Collateral;

(p)Agent shall have received a quality of earnings report prepared by Sprock Capital Advisory, LLC all of which shall be in form and substance satisfactory to Agent.

(q)Agent shall have received reasonably satisfactory evidence that AGM shall have received, directly or indirectly, no less than $10,000,000 of proceeds in the form of rollover equity from certain management investors of Pental to effect the consummation the Pental Acquisition

~~DOC ID - 28951967.4~~

Agreement.  On or prior to the Closing Date, there shall have been delivered to the Agent true and correct copies of all documents evidencing the contribution described above, as in effect on the Closing Date, and all material terms and provisions of such documents as in effect on the Closing Date shall be in form and substance reasonably satisfactory to the Agent.

(r)Agent shall have received a certificate of a Senior Officer of the Parent (i) setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 9.3.1 and 9.3.2 (as if the covenants applicable to the quarter ending March 31, 2017 applied on the Closing Date), (ii) certifying that all tax returns required to be filed by any Obligor have been filed and all taxes upon the Loan Parties or their properties, assets, and income (including real property taxes and payroll taxes) have been paid, except to the extent contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP and (iii) attaching a copy of the Financial Statements and the Projections described in Section 8.1.7(b) hereof and certifying as to the compliance in all material respects with the representations and warranties set forth in Section 8.1.7(a) and section 8.1.7(b).

(s)Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

~~DOC ID - 28951967.4~~

EXHIBIT D

FINANCIAL REPORTING

As long as any Commitment or Obligations are outstanding, Borrowers shall, and shall cause each Subsidiary to furnish to Agent:

(a)

as soon as available, and in any event within 120 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion with respect to the financial statements, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Ultimate Parent and satisfactory to the Agent (which opinion shall be without (1) a "going concern" or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 9.3), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 9.3 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

~~DOC ID - 28951967.4~~

(b)

as soon as available, and in any event within 30 days (or, with respect to the first 4 months after the Closing Date, 45 days) after the end of each fiscal month of the Ultimate Parent and its Subsidiaries commencing with the first fiscal month of the Ultimate Parent and its Subsidiaries ending after the Closing Date, internally prepared (x) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows as at the end of such fiscal month (y) statements of profit and loss of AGM and Pental, and (z) for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by a Senior Officer of the Ultimate Parent as fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Ultimate Parent and its Subsidiaries, on a consolidated basis, for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(c)

as soon as available and in any event within 45 days after the end of each fiscal quarter of the Ultimate Parent t and its Subsidiaries commencing with the first fiscal quarter of the Ultimate Parent and its Subsidiaries ending after the Closing Date, (w) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such quarter, (x) statements of profit and loss of AGM and Pental, (y) statements of profit and loss of Lark, (z) and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in

~~DOC ID - 28951967.4~~

reasonable detail and certified by Senior Officer of the Ultimate Parent as fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Ultimate Parent and its Subsidiaries, on a consolidated basis, for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Ultimate Parent and its Subsidiaries furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(d)

concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Senior Officer of Ultimate Parent;

(e)

as soon as available and in any event not later than 30 days after the end of each Fiscal Year, a certificate of an Senior Officer of the Ultimate Parent (A) attaching Projections for the Ultimate Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agent, for the immediately succeeding Fiscal Year for the Ultimate Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 8.1.7 are true and correct with respect to the Projections; and

(f)

concurrent with the delivery thereof to the Revolver Agent, a copy of each Borrowing Base Certificate, borrowing base report or similar collateral valuation report so delivered in accordance with the Revolver Loan Agreement.

~~DOC ID - 28951967.4~~

EXHIBIT E

NOTICE REQUIREMENTS

(a)promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(b)promptly upon knowledge of any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that could reasonably be expected to have a Material Adverse Effect;

(c)promptly after the date on which an Obligor commences any proceeding alleging any Commercial Tort Claim alleging damages in excess of $1,000,000, a brief description of such Commercial Tort Claim and grant of a security interest therein to the Collateral Agent in accordance with the Guaranty and Collateral Agreement;

(d)as soon as possible and in any event within 5 Business Days of the occurrence of any ERISA Event;

(e)promptly upon request such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or Borrowers', any of their Subsidiaries' or other Obligor's financial condition or business (provided, however, such reports and information shall not include any board minutes or any board materials or management notes of Borrowers or any other Obligor);

~~DOC ID - 28951967.4~~

E-1

(f)to the extent permitted by Applicable Law, promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any material investigation of any Obligor other than routine inquiries by such Governmental Authority;

(g)as soon as possible, and in any event within 5 Business Days after an Obligor receives knowledge of the occurrence of an Event of Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect or other event or development having a Material Adverse Effect and the action which the affected Obligor proposes to take with respect thereto;

(h)promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Obligor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;

(i)as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material default or termination notices that any Obligor executes or receives in connection with any Material Contract;

(j)promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Obligor as the Agent may from time to time reasonably request; and

(k)promptly upon receipt thereof, copies of any default notices from Bank of America, N.A. in respect of Revolver Debt.

~~DOC ID - 28951967.4~~

E-2

EXHIBIT F

POST CLOSING

(a)

Within 20 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver (i) a lender loss payable endorsement with respect to the Borrowers' property insurance, (ii) an additional insured endorsement with respect to the Borrowers' liability insurance and (iii) an endorsement providing for thirty (30) days' notice of cancellation of all insurance policies, in each case, duly endorsed to Agent and in form and substance reasonably satisfactory to Agent.

(b)

Within 30 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a fully executed Collateral Assignment of Business Interruption Insurance Proceeds, duly executed by each of the parties named therein.

(c)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver evidence, in form and substance reasonably satisfactory to Agent that Borrowers have duly perfected its consignment interest in all Consigned Inventory (as defined in the Revolver Loan Agreement) held by each of the following consignees: (i) Global Granite, Inc. and (ii) GDS Countertops Inc.; provided, failure to delivery such evidence shall not result in an Event of Default.

(d)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account  (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent,

~~DOC ID - 28951967.4~~

the Revolver Agent, the applicable Obligor and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.
(e)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), use commercially reasonable efforts to deliver fully executed Lien Waivers for the following locations:

Obligor	Address	Landlord
AG&M	4200 Kenilwood Drive, Nashville, Davidson County, Tennessee 37204	Chaucer Investments, LLC
AG&M	8861 San Fernando Road, Sun Valley, Los Angeles County, California 91352	8861 San Fernando, Inc.
AG&M	4850 East La Palma Ave., Anaheim, Orange County, California 92801	Ajax LaPalma Investors, LLC
AG&M	5032 Sirona Dr #100, Charlotte, Mecklenburg County, North Carolina 28273	Liberty Property Limited Partnership
Pental Granite and Marble	725 Fidalgo Street and 770 S. Michigan Street, Seattle, Washington, King County 98108	CSDV, Limited Partnership
Pental Granite and Marble	549 B South Dawson Street, Seattle, Washington	CSHV NWCP Seattle, LLC

~~DOC ID - 28951967.4~~

Pental Granite and Marble	3551 NW Yeon, Portland, Multnomah County, Oregon, 97210	CSHV NWCP Portland, LLC
Pental Granite and Marble	3600-D Industry Drive East, Fife, Pierce County, Washington 98424	Prologis Targeted U.S. Logistics Fund, L.P.
Pental Granite and Marble	3900A Industry Drive East, Fife, Pierce County, Washington 98424	AMB Partners II, L.P.
Pental Granite and Marble	7050 Valjean Avenue, Van Nuys, Los Angeles County, California 91406	BPR Investment
Pental Granite and Marble	10000 – 10300 East 40th Avenue, Denver, Denver County, Colorado 80038	United Properties of Colorado LLC
Pental Granite and Marble	4700 South Highland Drive, Suite A, Unit #046, Salt Lake City, Utah	SLC Storage LLC
Pental Granite and Marble	2211 N. Harvard Road, Unit 57, Liberty Lake, Washington	Storage Solutions Liberty Lake, LLC
Pental Granite and Marble	405 N. Gilbert Road, Unit 729, Gilbert Arizona	Gilbert/Heather Self-Storage Investors, LLC d.b.a. Gilbert Road Self Storage
Pental Granite and Marble	6218 W. Sahara Ave., Unit D92, Las Vegas, Nevada	Central Self Storage - Sahara
Pental Granite and Marble	6401 Oak Canyon, Space D1003, Irving, California	Extra Space Management, Inc.

~~DOC ID - 28951967.4~~

EXHIBIT H

ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a)

Borrowers shall have paid on or before the applicable Additional Term Loan Funding Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(b)

the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of such Additional Term Loan are being used for a Specified Transaction and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Agent;

certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the making of the Additional Term Loan and the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(c)certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the making of the Additional Term Loan and the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

~~DOC ID - 28951967.4~~

(d)

the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that such Specifi~~c~~ed Transaction (other than the RDS Intercompany Loan) shall satisfy clauses (i), (ii), (iii), (iv) and (vii) of the definition of Permitted Acquisition;

(e)	solely with respect to the RDS Intercompany Loan, the receipt by Agent of the following documents:

(i)the RDS Note (no provision of which shall have been amended or otherwise modified or waived in a manner that is adverse to the Lenders' interests without the prior written consent of the Agent) as in effect on the Second Amendment Effective Date, certified as a true and correct copy thereof by an Authorized Officer of AGM stating that such agreement remains in full force and effect and that none of the Obligors has breached or defaulted in any of its obligations under such agreements;

(ii)a Pledge Amendment, substantially in the form of Annex III to the Guarantee and Collateral Agreement, duly executed by AGM, together with the original RDS Note required to be pledged thereunder and an allonge in respect thereto; and

(iii) appropriate financing statements on Form UCC‑1, naming L.A.R.K. Industries, Inc. as debtor, AGM as assignor and the Agent, on behalf of the Secured Parties, as secured party/total assignee, duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Guarantee and Collateral Agreement.

(f)    solely with respect to the IRG Acquisition:

~~DOC ID - 28951967.4~~

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the IRG Acqusition, the IRG Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the IRG Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the IRG Acquisition Assets.  IRG shall have received all consents necessary to permit the effectuation of the transactions contemplated by the IRG Acquisition.  The IRG Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the IRG Acquisition Documents, each of which shall be certified by a duly authorized officer of IRG as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing IRG Facility, together with (A) a termination and release agreement with respect to the Existing IRG Facility and all related documents, duly executed by the Obligors and the Existing IRG Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing IRG Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing IRG Lender and covering any portion of the Collateral;

(g)	solely with respect to the Tutto Marmo Acquisition:

(i) a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Tutto Marmo Acquisition, the Tutto Marmo Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate,

~~DOC ID - 28951967.4~~

capital and ownership structures of the Obligors after giving effect to the Tutto Marmo Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Tutto Marmo Acquisitions Assets.  Tutto Marmo shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Tutto Marmo Acquisition.  The Tutto Marmo Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Tutto Marmo Acquisition Documents, each of which shall be certified by a duly authorized officer of Tutto Marmo as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing Tutto Marmo Facility, together with (A) a termination and release agreement with respect to the Existing Tutto Marmo Facility and all related documents, duly executed by the Obligors and the Existing Tutto Marmo Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Tutto Marmo Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Tutto Marmo Lender and covering any portion of the Collateral;

(h)	solely with respect to the Bedrock Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Bedrock Acquisition, the Bedrock Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Bedrock Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted

~~DOC ID - 28951967.4~~

Liens), of all of the Bedrock Acquisitions Assets.  Bedrock shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Bedrock Acquisition.  The Bedrock Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Bedrock Acquisition Documents, each of which shall be certified by a duly authorized officer of Bedrock as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing Bedrock Facility, together with (A) a termination and release agreement with respect to the Existing Bedrock Facility and all related documents, duly executed by the Obligors and the Existing Bedrock Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Bedrock Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Bedrock Lender and covering any portion of the Collateral; and

(i)	Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

~~DOC ID - 28951967.4~~

EXHIBIT I

POST ~~FOURTH~~FIFTH AMENDMENT EFFECTIVE DATE OBLIGATIONS

(a)

Within 20 days following the Fifth Amendment Effective Date (or such later date as the Agent may agree to at its sole option), deliver evidence of the insurance coverage with respect to the business and operations of T. A. C. Ceramic as the Agent may reasonably request.

(b)

Within 30 days following the Fifth Amendment Effective Date (or such later date as the Agent may agree to at its sole option), deliver (i) a lender loss payable endorsement with respect to T. A. C. Ceramic's property insurance, (ii) an additional insured endorsement with respect to the T. A. C. Ceramic's' liability insurance and (iii) an endorsement providing for thirty (30) days' notice of cancellation of all insurance policies, in each case, duly endorsed to Agent and in form and substance reasonably satisfactory to Agent.

(~~a~~c)

Within 60 days following the ~~Fourth~~Fifth Amendment Effective Date (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account  (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent, the Revolver Agent, ~~the applicable Obligor~~T. A. C Ceramic and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.

(e)

Within 60 days following the Fifth Amendment Effective Date (or such later date as the Agent may agree to at its sole option), use commercially reasonable efforts to deliver fully executed Lien Waivers for the following locations:

~~DOC ID - 28951967.4~~

I-1

Obligor	Address	Landlord
T. A. C. Ceramic	11951 TAC Ct, Manassas, VA, 20109
T. A. C. Ceramic	11991 TAC Ct, Manassas, VA, 20109
T. A. C. Ceramic	7397 Washington Blvd., Suites 101, 102, 103, Elkridge, MD 21075
T. A. C. Ceramic	7395 Washington Blvd., Suite 105, Elkridge, MD 21075

~~DOC ID - 28951967.4~~

H-2

EXHIBIT J

SECOND ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a)

Agent shall have received results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(b)

Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents entered into in connection with the Summit Acquisition is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(c)	Agent shall have received a written opinion of Greenberg Traurig, LLP, as well any local counsel to Borrowers, in form and substance satisfactory to Agent.

~~DOC ID - 28951967.4~~

J-1

(d)

Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(e)	Agent shall have received evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request.
(f)

Borrowers shall have paid on or before the Fourth Amendment Effective Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(g)

certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, after giving effect to the making of the Second Additional Term Loan and the transactions contemplated  hereunder, (i) Borrowers Obligors are, on a consolidated basis Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has materially complied with all agreements and conditions to be satisfied by it under the Loan Documents; and

(h)	a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, concurrently with the making of the Second

~~DOC ID - 28951967.4~~

J-2

Additional Term Loan to fund the Summit Acquisition, the Summit Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Summit Acquisition and (y) a Subsidiary of Ultimate Parent shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Summit Acquisitions Assets.  Summit shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Summit Acquisition.  The Summit Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Summit Acquisition Documents, each of which shall be certified by a duly authorized officer of Summit as being true, correct and complete.

~~DOC ID - 28951967.4~~

J-3

EXHIBIT K

THIRD ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a)

Borrowers shall have paid on or before the applicable Third Additional Term Loan Funding Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(b)

Agent shall have received a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of such Third Additional Term Loan are being used for an Identified Acquisition and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Agent;

Agent shall have received a written opinion of Alston & Bird, LLP, as well as local counsel to Borrowers, in form and substance reasonably satisfactory to Agent.

(c)Agent shall have received a written opinion of Alston & Bird, LLP, as well as local counsel to Borrowers, in form and substance reasonably satisfactory to Agent.

Agent shall have received certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, after giving effect to the making of such Third Additional Term Loan and the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(d)Agent shall have received certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, after giving effect to the making of such Third Additional Term Loan and the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(e)

Agent shall have received of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that such Identified Acquisition shall satisfy clauses (i), (ii), (iii), (iv) and (vii) of the definition of Permitted Acquisition;

(f)	solely with respect to the Intown Design Acquisition:
(i) Concurrently with the making of such Third Additional Term Loan to fund the Intown Design Acquisition, the Intown Design Acquisition shall have been consummated, in all material respects, in accordance with the terms of the Intown Design Acquisition Documents which shall be on terms and conditions reasonably acceptable to Agent.  The Agent shall have received a certificate, in form and substance reasonably satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, concurrently with the making of such Third Additional Term Loan to fund the Intown Design Acquisition, the Intown Design Acquisition shall have been consummated, in all material respects, in accordance with the terms of the Intown Design Acquisition Documents and Lark shall become the owner, free and clear of all Liens (other than Permitted Liens), of Intown Design Assets.  Intown Design shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Intown Design Acquisition (unless the receipt of such consents has been waived by Lark).  The Intown Design Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Intown Design Acquisition Documents, each of which shall be certified by a duly authorized officer of Intown Design as being true, correct and complete;

(ii)Agent shall have received the Intown Design Collateral Assignment, duly executed by the parties thereto; and
(iii)

Agent shall have received evidence reasonably satisfactory to it of the payment in full of all Debt under the Existing Intown Design Loan Facility, together with (A) a termination and release agreement with respect to the Existing Intown Design Loan Facility and all related documents, duly executed by the Obligors and the Existing Intown Design Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Intown Design Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Intown Design Lender and covering any portion of the Collateral.

(g)	solely with respect to the A&I Acquisition:

(i)Concurrently with the making of such Third Additional Term Loan to fund the A&I Acquisition, the A&I Acquisition shall have been consummated, in all material respects, in accordance with the terms of the A&I Acquisition Documents which shall be on terms and conditions reasonably acceptable to Agent.  The Agent shall have received a certificate, in form and substance reasonably satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, concurrently with the making of such Third Additional Term Loan to fund the A&I Acquisition, the A&I Acquisition shall have been consummated, in all material respects, in accordance with the terms of the A&I Acquisition Documents and Lark shall become the owner, free and clear of all Liens (other than Permitted Liens), of the T. A. C. Ceramic Assets.  T. A. C. Ceramic shall have received all consents necessary to permit the effectuation of the transactions contemplated by the T. A. C. Ceramic Acquisition (unless the receipt of such consents has been waived by Lark).  The T. A. C. Ceramic Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the T. A. C. Ceramic Acquisition Documents, each of which shall be certified by a duly authorized officer of Lark as being true, correct and complete.

(ii)Agent shall have received the A&I Collateral Assignment, duly executed by the parties thereto; and

(iii)Agent shall have received evidence reasonably satisfactory to it of the payment in full of all Debt under the Existing A&I Loan Facility, together with (A) a termination and release agreement with respect to the Existing A&I Loan Facility and all related documents, duly executed by the Obligors and the Existing A&I Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing A&I Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing A&I Lender and covering any portion of the Collateral; and

(h)	Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

ANNEX B

SCHEDULE 2.1
to
Financing Agreement

COMMITMENTS OF LENDERS

Lender	Initial Term Loan Commitment[5]	Additional Term Loan Commitment[6]	Second Additional Term Loan Commitment[7]	Third Additional Term Loan Commitment	Total Term Loan Commitment[8]
Cerberus ASRS Funding LLC	$7,301,977.75	$3,187,246.20	$2,507,840.80	--	$12,997,064.75
Cerberus AUS Levered II LP	$605,329.64	--	--	--	$605,329.64
Cerberus AUS Levered III LLC	$968,527.41	--	--	--	$968,527.41
Cerberus Cavaliers Levered, LLC	--	$331,613.17	--	--	$331,613.17
Cerberus ICQ Levered LLC	$2,783,341.64	--	--	--	$2,783,341.64
Cerberus ICQ Levered Loan Opportunities Fund, L.P.	$3,393,813.90	--	--	--	$3,393,813.90
Cerberus ICQ Offshore Levered LP	$1,080,488.74	$572,890.88	--	--	$1,653,379.62
Cerberus Loan Funding XIX, L.P	$2,872,777.36	--	$205,791.84	--	$3,078,569.20
Cerberus Loan Funding XVII LP	$6,456,492.00	--	--	--	$6,456,492.00

[2]	The aggregate principal amount of the Initial Term Loan outstanding as of the Fifth Amendment Effective Date.
[3]	The aggregate principal amount of the Additional Term Loan outstanding as of the Fifth Amendment Effective Date.
[4]	The aggregate principal amount of the Second Additional Term Loan outstanding as of the Fifth Amendment Effective Date.
[5]

The sum of (i) the aggregate principal amount of  the Initial Term Loan outstanding as of the Fifth Amendment Effective Date, (ii) the aggregate principal amount of the Additional Term Loan outstanding as of the Fifth Amendment Effective Date, (iii) the aggregate principal amount of the Second Additional Term Loan outstanding as of the Fifth Amendment Effective Date and (iv) the Third Additional Term Loan Commitment.

Cerberus Loan Funding XVIII L.P.	$12,587,142.86	--	--	--	$12,587,142.86
Cerberus Loan Funding XX LP	$1,230,652.54	$358,664.53	$250,636.32	--	$1,839,953.39
Cerberus Loan Funding XXII L.P.	$3,934,587.34	$849,167.62	--	--	$4,783,754.96
Cerberus Loan Funding XXIII L.P.	$1,183,277.04	--	$1,693,862.10	--	$2,877,139.14
Cerberus Loan Funding XXV L.P.	$5,258,589.19	$1,413,506.80	$572,917.62	--	$7,245,013.61
Cerberus Offshore Levered III LP	$158,365.56	$3,776,996.34	--	--	$3,935,361.90
Cerberus Loan Funding XXI L.P.	$15,675,830.82	--	--	--	$15,675,830.82
Cerberus Redwood Levered Loan Opportunities Fund B	$385,253.45	--	--	--	$385,253.45
Cerberus Redwood Levered A LLC	$1,518,705.01	$1,516,565.04	--	--	$3,035,270.05
Cerberus Redwood Levered B LLC	$1,892,803.44	$2,277,287.87	--	--	$4,170,091.31
Cerberus SWC Levered II LLC	$4,137,044.31	$679,977.63	--	--	$4,817,021.94
Cerberus N-1 Funding LLC	--	$1,082,141.46	$281,596.56	--	$1,363,738.02
Cerberus ND Levered LLC	--	$855,302.36	$295,540.53	--	$1,150,842.89
Cerberus Onshore Levered III LLC	--	$2,848,640.11	--	--	$2,848,640.11
Cerberus Levered Loan Opportunities Fund III, L.P.	--	--	--	$14,074,666.53	$14,074,666.53
Cerberus NJ Credit Opportunities Fund, L.P.	--	--	--	$6,181,631.68	$6,181,631.68
Cerberus ASRS Holdings LLC	--	--	--	$23,813,920.19	$23,813,920.19
Cerberus KRS Levered Loan Opportunities Fund, L.P.	--	--	--	$2,405,485.91	$2,405,485.91
Cerberus PSERS Levered Loan Opportunities Fund, L.P.	--	--	--	$8,388,402.91	$8,388,402.91
Cerberus FSBA Holdings LLC	--	--	$455,453.95	$3,991,327.43	$4,446,781.38
Cerberus ND Credit Holdings LLC	--	--	--	$2,351,794.58	$2,351,794.58
Cerberus StepStone Credit Holdings LLC	--	--	--	$4,997,686.49	$4,997,686.49

Reliance Standard Life Insurance Company	--	--	--	$3,397,542.14	$3,397,542.14
Safety National Casualty Corporation	--	--	--	$3,397,542.14	$3,397,542.14
Total	$73,425,000.00	$19,750,000.00	$8,000,000.00	$73,000,000.00	$174,175,000.00

ANNEX C

SCHEDULE 9.1.9
to
Financing Agreement

DEPOSIT ACCOUNTS

Exhibit 99.1

SELECT INTERIOR CONCEPTS ENTERS THE MID-ATLANTIC WITH ACQUISITION OF T.A.C. CERAMIC TILE CO.

Anaheim, California –January 3, 2019 – Select Interior Concepts, Inc. (NASDAQ: SIC), a diversified building products and services company focused on home interior products, today announced the acquisition of T.A.C. Ceramic Tile Co. (“T.A.C.”), an installer of residential and light commercial flooring with annualized sales of approximately $70 million.

Founded in 1985, T.A.C. specializes in design center selections and installation of all types of interior flooring surfaces, including tile, hardwood and carpet. T.A.C. primarily serves national, regional and local builders, along with retail clients in Virginia, Maryland and West Virginia through two design centers located in the Metro D.C. area. The acquisition increases the footprint of the Company’s Residential Design Services (“RDS”) segment to 31 locations, including 21 design centers across the United States.

Tyrone Johnson, Chief Executive Officer of Select Interior Concepts, stated, “This acquisition significantly expands the scale of our RDS segment while advancing our objective to diversify across geography, channel and product line. We have gained exposure to highly attractive markets in the Mid-Atlantic region, where T.A.C. has an established presence for designing and installing high-quality flooring systems. We look forward to building on that success and introducing a range of additional products to customers, including countertops and cabinets. With our scalable platform, we expect to continue expanding and solidifying the premier market positions of our above-industry margin business.”

Tom Callaway, owner of T.A.C., said, “For more than 30 years, we have built a strong reputation based on commitment to customers, high-quality services and deep product knowledge. Select Interior Concepts shares our passion for excellence and provides an excellent match for the next chapter of growth for T.A.C.”

Payment at closing to owners of T.A.C including transaction costs was approximately $43 million cash.  Owners of T.A.C also have the ability to earn future additional payments, subject to achieving certain performance metrics in 2019.

About Select Interior Concepts

Select Interior Concepts is a diversified building products and services company focused on interior products.  It has two operating subsidiaries and segments doing business as Residential Design Services and Architectural Surfaces Group, with an overall focus of offering a broad range of design-oriented products including flooring, countertops, cabinets, and other highly desirable and customizable high-end interior products.  For more information, visit: http://www.selectinteriorconcepts.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements, which include statements about the anticipated benefits of the T.A.C. acquisition, are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors that may cause the Company’s actual results, level of activity, performance, or achievement or benefits from the T.A.C. acquisition to be materially different from the results or plans expressed or implied by such forward-looking statements. Such risks, uncertainties and other

Exhibit 99.1

factors may include those discussed and described in the Company’s final prospectus filed pursuant to Rule 424(b)(3) under the Securities Act, as amended, filed with the U.S. Securities and Exchange Commission on August 16, 2018 (Registration No. 333-226101) under the captions “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in the other reports filed subsequently by the Company with the SEC. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Media Inquiries

Janelle Joseph

(646) 818-1115

Pro-select@prosek.com

Investor Relations:

Rodny Nacier

(470) 548-7370

IR@selectinteriorconcepts.com